UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

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MOLSON COORS BEVERAGE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Wednesday, May 6, 2026

HIGH LIFE
KEYSTONE LIGHT
CARLING
ORIGINAL LAGER
OŽUJSKO
MADRÍ
EXCEPCIONAL
Molson
CANADIAN
Coors
BEER
Lite
Coors
LIGHT
PERONI
NASTRO AZZURRO
BLUE MOON
BELGIAN WHITE
FEVER-TREE
GINGER BEER
Simply
SPIKED
Lemonade
HARD SELTZER

We are pleased to invite you to the 2026 Annual Meeting of Stockholders (Annual Meeting), which will be held on Wednesday, May 6, 2026, at 8:00 a.m., Mountain Daylight Time, at our Golden Brewery, 300 12th Street, Golden, Colorado 80401 United States. Molson Coors Beverage Company (Molson Coors, Company, MCBC, we, us or our) traditionally alternates its annual meetings between its principal executive offices in Montréal, Québec, and Golden, Colorado.

The attached 2026 Notice of Annual Meeting and Proxy Statement explains our voting procedures, describes the business we will conduct at the Annual Meeting, and provides information about our Company to consider when you vote your shares.

2025 – A Year of Discipline and Cash Generation(1)

2025 was a year of decisive action for Molson Coors. Against a challenging macroeconomic backdrop, we took deliberate steps to sharpen our focus and strengthen our foundation for long-term, profitable growth.

We protected and delivered on our revised full-year bottom-line expectations while narrowly missing our top-line guidance. We also remained disciplined in how we managed the business and allocated capital. At year-end 2025, our underlying free cash flow totaled $1.141 billion, and our net debt to underlying EBITDA ratio was below our target of 2.5 times, underscoring the highly cash-generative nature of our business alongside the strength of our balance sheet, even in a challenging operating environment.

David S. Coors Chair	Geoffrey E. Molson Vice Chair

We believe our strong brands, geographic reach and cash-generative business model give us the flexibility to continue investing in the business, supporting our people and communities, and delivering long-term value to stockholders. These factors give us confidence in our ability to achieve our medium-term growth algorithm under our new strategic roadmap, Horizon 2030.

In 2025, we increased our dividend by 6.8%, marking another year of dividend growth. We also continued to execute our share repurchase program, repurchasing approximately 12.9 million shares during the year, reflecting our confidence in the long-term outlook of the business and our commitment to returning cash to shareholders.

Operationally, 2025 marked an important chapter for Molson Coors. Across our footprint, we continued to prioritize our core power brands and premium offerings, while taking actions to reduce complexity and exit lower-margin activities. This included a sharper focus on fewer, higher-return priorities across the portfolio, allowing us to deploy resources where we believe they can drive sustainable value over time and the creation of a new structure and operating model in our Americas Business unit, designed to move with pace and put resources closer to the customer and consumer.

We also continued to invest in our capabilities. Capital expenditures in 2025 were directed toward modernization, productivity improvements, and efficiency initiatives designed to support long-term competitiveness. We completed the G150 modernization at our largest brewery in Golden, Colorado, delivering early reductions in water and energy use.

(1)	Please refer to our Annual Report on Form 10-K filed on February 18, 2026 for more information regarding our performance and financial results for the year ended December 31, 2025 and comparisons to prior periods. This letter refers to certain non-generally accepted accounting principles (GAAP) financial measures, including underlying free cash flow and net debt to underlying earnings before interest, taxes, depreciation, and amortization (underlying EBITDA). See Annex A for definitions of these non-GAAP financial measures and reconciliations to the applicable most directly comparable GAAP measures.

Positioning Molson Coors for the Future

We believe the actions we took throughout 2025 better position Molson Coors for the future, including the appointment of Rahul Goyal to the role of President and CEO. We enter the next phase of our journey with more focus on the biggest brands in our portfolio, a leaner cost structure, and a clear strategic roadmap. We believe our strong brands, geographic reach and cash-generative business model give us the flexibility to continue investing in the business, supporting our people and communities, and delivering long-term value for our stockholders. These factors give us confidence in our ability to achieve our medium-term growth algorithm under our new strategic roadmap, Horizon 2030, which we announced in February 2026.

We appreciate your continued confidence and support as we execute our strategy and work to build the next chapter of scalable, sustainable and repeatable growth for Molson Coors.

Sincerely,

David S. Coors Chair	Geoffrey E. Molson Vice Chair

March 25, 2026

Special Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

Statements that refer to, among other things, projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. In addition, statements that we make in this Proxy Statement that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” “implies,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking and other statements in this Proxy Statement regarding our environmental and sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission (SEC).

Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and those described from time to time in our past and future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Time and Date May 6, 2026 8:00 a.m., Mountain Daylight Time	Place Golden Brewery 300 12th Street Golden, Colorado 80401 United States	Record Date March 13, 2026

The 2026 Annual Meeting of Stockholders (Annual Meeting) of Molson Coors Beverage Company (Company, MCBC, we, us or our) will be held for the following purposes:
Proposals	Items of Business	Board Voting Recommendations
	To elect the 14 director nominees identified in the accompanying Proxy Statement.	Vote each of the Nominees
To approve, in a non-binding advisory vote, the compensation of the named executive officers (NEOs).
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

And to transact such other business as may be brought properly before the Annual Meeting and any and all adjournments or postponements thereof.

Please Note: The Annual Meeting is expected to last less than 30 minutes.

Record Date

Stockholders of record at the close of business on March 13, 2026 (Record Date) are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof.

For a detailed description of our classes of stock and the exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and our wholly owned indirect subsidiary, please refer to the “Questions and Answers” section of this Proxy Statement.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting, upon request, for the 10 days prior to the Annual Meeting at either of our principal executive offices located at P.O. Box 4030, BC555, Golden, Colorado 80401 USA and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, H3C 2M1 Canada.

Notice of Internet Availability of Proxy Materials

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting on or about March 25, 2026. The Notice of Internet Availability will explain how to access our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and how to vote.

Voting Your Shares

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly submit your proxy/voting instructions by telephone or via the internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided, so that your shares will be represented and voted at the Annual Meeting, even if you cannot personally attend.

Thank you for your interest in our Company. We look forward to seeing you at the Annual Meeting.

By order of our Board of Directors, Molson Coors Beverage Company

Dated: March 25, 2026

Natalie Maciolek
Chief Legal, Communications & Government Affairs Officer and Secretary

The Board of Directors (Board) of Molson Coors Beverage Company (Molson Coors, Company, MCBC, we, us or our) is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the 2026 Annual Meeting of Stockholders (Annual Meeting), which will be held on May 6, 2026, at 8:00 a.m., Mountain Daylight Time, at our Golden Brewery, 300 12th Street, Golden, Colorado 80401 United States. The proxies may also be voted at any adjournments or postponements of the Annual Meeting.

We have dual principal executive offices located at P.O. Box 4030, BC555, Golden, Colorado 80401 USA and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, H3C 2M1 Canada (Principal Executive Offices).

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote, on or about March 25, 2026.

Advance Voting Methods

Even if you plan to attend the Annual Meeting, please vote right away using one of the following voting methods (see the “Questions and Answers” section of this Proxy Statement for additional details). Make sure to have your proxy/voting instruction card in hand and follow the instructions.

You can vote in advance in one of the following three ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your proxy/voting instruction card	Call the telephone number listed on your proxy/voting instruction card	Sign, date and return your proxy/voting instruction card in the enclosed envelope

All properly executed proxies delivered by mail, and all properly completed proxies submitted via the Internet or by telephone that are delivered pursuant to this solicitation, will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is properly revoked prior to completion of voting at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2026

The Notice of Annual Meeting, this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (Annual Report) are available at  www.proxyvote.com.

2026 Proxy Statement	| 1

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Overview of Voting Matters and Board Recommendations

Proposals	Items of Business	Recommendation	Page of Proxy
	Election of 14 director nominees (Proposal No. 1)	all director nominees	10
	Advisory approval of named executive officer (NEO) compensation (Proposal No. 2)		47
	Ratification of appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 3)		85

2 |	2026 Proxy Statement

PROXY SUMMARY

Corporate Governance Highlights — Page 23

We are committed to strong corporate governance, sustainability, and the accountability of our Board and our senior management team to our stockholders. Highlights of our corporate governance program include:

Recent Board refreshment efforts, in part as a result of stockholder dialogue, which has resulted in eight new directors since May 2020 (including Peter J. Coors’ previous service on the Board)

Independent director member of the Governance Committee (the Independent Governance Committee Member) chairs regular executive sessions of the independent directors, conducts one-on-one meetings with all directors to gather feedback on the Board’s performance and effectiveness, and reviews and approves Board and committee agendas with the Board’s Chair and Vice Chair

Third party Board effectiveness assessment conducted in 2024-2025, and regular discussions and feedback aimed at enhancing Board and committee effectiveness	Regular Board and committee review of our significant sustainability, corporate citizenship, social responsibility, environmental matters, and public policy issues
Separation of our Chief Executive Officer (CEO) and Board Chair positions	Ongoing review and annual assessment of Board composition and refreshment matters
Active stockholder engagement	Significant director and executive officer stock ownership requirements
Robust director orientation and continuing education programs	Strong anti-pledging policy and prohibition on hedging and short sales
Annual advisory vote by Class A and Class B stockholders, voting together as a single class, to approve the compensation of our named executive officers (NEOs)	Annual election of all directors
Independent Audit, Compensation and Human Resources (Compensation & HR) and Finance committees and Technology Subcommittee	Majority independent Board

2026 Proxy Statement	| 3

PROXY SUMMARY

Director Nominee Highlights — Page 10

2026 Nominees For Class A Directors

NAME	AGE(1)	DIRECTOR SINCE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP(S)(2)	INDEPENDENT

David S. Coors	44	2020	Head of Molson Coors Business Relations	Governance
Peter J. Coors	49	2025(3)	Vice President and Plant Manager – Fort Worth	Governance
Mary Lynn Ferguson-McHugh	66	2015	Former CEO, Family Care and New Business, The Procter & Gamble Company	Compensation & HR (C)
Rahul Goyal	49	2025	President and CEO, Molson Coors	None
Andrew T. Molson	58	2005	Partner and Chairman, AVENIR GLOBAL	Governance
Geoffrey E. Molson	55	2009	General Partner, President and CEO, CH Group Limited Partnership	Governance (C)
Nessa O’Sullivan	61	2020	Former CFO and Executive Director, Brambles Limited	Audit (C); Finance
H. Sanford Riley	74	2005	Former President and CEO, Richardson Financial Group Limited	Compensation & HR
Jill Timm	52	2023	CFO, Kohl’s Corporation	Audit; Technology; Finance
Leroy J. Williams, Jr.	61	2022	CEO, CyberTekIQ, LLC	Audit; Technology (C); Finance
James “Sandy” A. Winnefeld, Jr.	69	2020	National Security and Business Consultant	Audit; Technology; Compensation & HR

4 |	2026 Proxy Statement

PROXY SUMMARY

2026 Nominees For Class B Directors

NAME	AGE(1)	DIRECTOR SINCE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP(S)(2)	INDEPENDENT

Christian “Chris” P. Cocks	52	2025	Chief Executive Officer, Hasbro, Inc.	Audit; Technology; Compensation & HR
Roger G. Eaton	65	2012	Former CEO of KFC, a division of Yum! brands	Audit; Finance (C); Governance (IGCM)
Charles M. Herington	66	2005	Executive Chairman, Zumba Fitness, LLC	Audit; Finance

(1)	Age as of the Record Date (as defined herein).
(2)	(C) refers to the Committee Chair and (IGCM) refers to the Independent Governance Committee Member.
(3)	Peter J. Coors previously served as a Class A Director from 2015 to 2020.

2026 Director Nominee Snapshot

Skills and Experience

13/14	10/14	13/14	13/14	13/14	14/14	10/14
Senior Executive Leadership	Accounting / Financial Reporting	Finance / Capital Allocation	Brand Management / Marketing	Consumer Goods Industry	Innovation	Digital / e-Commerce

9/14	13/14	12/14	13/14	11/14	12/14
Technology	International	Supply Chain / Operations	Strategic Transactions / Mergers & Acquisitions	Human Capital Management	Regulatory and Government Affairs

2026 Proxy Statement	| 5

PROXY SUMMARY

2025 Compensation Highlights – Page 48

Executive Compensation Philosophy

We ask our stockholders annually to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs. We provide our NEOs with short- and long-term compensation opportunities that encourage increasing Company performance to enhance stockholder value while avoiding excessive risk-taking. We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of corporate and individual performance goals over both short- and long-term periods. The Compensation & HR Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. Our Board, primarily through the Compensation & HR Committee, defines and oversees our executive compensation program, which is based on a pay-for-performance philosophy and is designed to accomplish the following goals:

Pay for Performance	Compensation Competitive with the Market	Every Compensation Element Should Serve a Purpose

Executive Compensation Governance Practices

Tie a significant portion of compensation to performance	Design our executive compensation program to encourage excessive risk taking
Use a balance of short- and long-term incentive awards with diverse performance metrics for both	Re-price stock options without stockholder approval
Award incentive compensation subject to clawback policies	Provide excise tax gross ups to executives
Consider peer group and comparable industry data in setting compensation	Allow hedging of Company stock
Establish significant executive and director stock ownership guidelines and evaluate compliance annually	Award excessive perquisites
Retain an independent compensation consultant	Offer excessive change in control or severance benefits
Actively engage with investors regarding executive compensation and governance practices	Pay dividends or dividend equivalents prior to vesting of stock awards
Pay dividends or dividend equivalents on stock options

6 |	2026 Proxy Statement

PROXY SUMMARY

Executive Compensation Performance Measures & Results

Performance Measures

Collectively, the metrics for our short- and long-term incentive programs drive our executive team to focus on earning more, using less, and investing wisely. The performance measures are explained in detail below.

Business Goal	Performance Measures(1),(2)	Drivers

Earn More
●
Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes
●
Underlying Free Cash Flow (FCF)
●
Underlying Net Sales Revenue (NSR) and Cumulative Underlying NSR
●
Relative Total Shareholder Return (TSR)
● Build extraordinary brands ● Strengthen customer excellence ● Drive disruptive growth
Use Less	● Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes ● Underlying FCF ● Cumulative Underlying Earnings Per Share ● Relative TSR	● Drive synergies and cost savings ● Increase productivity ● Increase efficiency of spend

Invest Wisely	● Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes ● Underlying FCF ● Cumulative Underlying Earnings Per Share ● Relative TSR	● Brand-led growth opportunities ● Strengthen balance sheet ● Drive shareholder return

2026 Proxy Statement	| 7

PROXY SUMMARY

Molson Coors Incentive Plan (MCIP) and Performance Share Unit (PSU) Metrics and Highlights

2025 MCIP Metric (Weight)(1),(2)	2025 Highlights
Underlying Income Before Income Taxes (50%)

The Enterprise achieved below threshold level performance on Underlying Income Before Income Taxes

The Americas Business Unit achieved below threshold level performance on Underlying Income Before Income Taxes

The EMEA&APAC Business Unit achieved between threshold and target level performance on Underlying Income Before Income Taxes

Underlying FCF (20%)

The Enterprise achieved between threshold and target level performance on Underlying FCF

The Americas Business Unit achieved between threshold and target level performance on Underlying FCF

The EMEA&APAC Business Unit achieved below threshold level performance on Underlying FCF

Underlying NSR (30%)

The Enterprise achieved below threshold level performance on Underlying NSR

The Americas Business Unit achieved below threshold level performance on Underlying NSR

The EMEA&APAC Business Unit achieved below threshold level performance on Underlying NSR

2023 to 2025 PSU Metric(1),(3)	2023 to 2025 Highlights
Relative TSR

Relative TSR over the three-year performance period was at the 60th percentile compared to the companies in the S&P 500 Consumer Staples Index at the end of the performance period, which permitted payout at target level performance.

Cumulative Underlying Income Before Income Taxes	We achieved maximum level performance on 2023-2025 Cumulative Underlying Income Before Income Taxes.
Cumulative Underlying NSR	We achieved above target level performance on 2023-2025 Cumulative Underlying NSR.

(1)	Performance measures, with the exception of Relative TSR, are non-GAAP financial measures. See “2025 MCIP Performance Metrics” and “Long-Term Incentive (LTIP) Results” in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement for definitions of these non-GAAP financial measures.
(2)	See “Annual Incentives” and “Long-Term Incentives” sections of this Proxy Statement for further information about our MCIP, LTIP and actual performance.
(3)	These PSUs were granted in 2023 for the 2023-2025 performance period. Each of our NEOs other than Ms. Maciolek (who joined the Company in 2023) received these awards.

8 |	2026 Proxy Statement

PROXY SUMMARY

Named Executive Officers (NEOs) for 2025

Rahul Goyal	Tracey I. Joubert	Natalie Maciolek	Darrin Vohs	Philip Whitehead
President and CEO(1)	CFO	Chief Legal, Communications, & Government Affairs Officer and Secretary	Chief Information Officer	President and CEO of Molson Coors EMEA&APAC(2)

Gavin D.K. Hattersley	Michelle St. Jacques
Former President and CEO(3)	Former Chief Commercial Officer(4)

(1)	Mr. Goyal became President and CEO effective October 1, 2025.
(2)	Mr. Whitehead became President and CEO of Molson Coors EMEA&APAC effective January 1, 2025.
(3)	Mr. Hattersley served as President and CEO until September 30, 2025.
(4)	Ms. St. Jacques departed the Company effective November 14, 2025.

MCIP and PSU Performance Results

	Incentive Plan
	2025 Enterprise MCIP	2025 Americas MCIP	2025 EMEA&APAC MCIP	2023 to 2025 PSUs

Affected NEOs	Hattersley, Goyal(1), Joubert, Maciolek	Goyal(1), St. Jacques, Vohs	Whitehead	Hattersley, Goyal, Joubert, St. Jacques, Whitehead, Vohs
Performance Result	6%	16%	19%	126%

(1)	Mr. Goyal became President and CEO effective October 1, 2025 at which point he moved from the Americas MCIP plan to the Enterprise MCIP plan.

2026 Proxy Statement	| 9

At the Annual Meeting, the holders of the Class A common stock and the Special Class A voting stock (as instructed by the holders of Class A exchangeable shares) (collectively, the Class A Holders) may not cast votes for a greater number of director nominees than the 11 Class A nominees named in this Proxy Statement, and the holders of the Class B common stock and the Special Class B voting stock (as instructed by the holders of the Class B exchangeable shares) (collectively, the Class B Holders) may not cast votes for a greater number of director nominees than the three Class B nominees named in this Proxy Statement. Each of the director nominees has consented to serve if elected. If any nominee becomes unavailable to serve as a director, a substitute nominee may be designated. In that case, the individuals named as proxies will vote for the substitute nominees designated.

When determining the appropriate size of the Board, one objective is to fix a size that facilitates substantive discussions by the whole Board in which each director can participate meaningfully. Our Board has currently set the number of directors at 15, consisting of 12 Class A directors and three Class B directors. However, only 14 directors are being nominated for election at the Annual Meeting, leaving one Class A director vacancy, which must be held by a member of management according to our Restated Certificate of Incorporation, as amended to date (Restated Certificate of Incorporation). Our Board does not currently plan to fill this Class A director vacancy.

As previously disclosed, on April 12, 2025, Gavin D.K. Hattersley notified the Board of his intent to retire as the Company’s President and CEO and a Class A Director of the Company, in each case, by December 31, 2025. On September 19, 2025, the Board appointed Rahul Goyal as the Company’s President and CEO and a Class A Director of the Company, effective, in each case, as of October 1, 2025, following the retirement of Gavin D.K. Hattersley from those same positions immediately prior to such appointments.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended and restated to date (Bylaws) allow for our Board to change its size by resolution which must be approved by at least two-thirds of the authorized number of directors (including vacancies). However, any decrease in the number of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A voting stock, voting together as a class. In addition, any increase in the number of directors must be divisible by three, with one-third of such new directorships to be filled by the Governance Committee, one-third of such directorships to be filled by the Class A-C Nominating Subcommittee, and one-third of such directorships to be filled by the Class A-M Nominating Subcommittee.

The following summaries set forth certain biographical information regarding each director nominee, including the particular knowledge, qualifications or areas of expertise considered for nomination to our Board. For more information on how the nominees are selected, please refer to the “Nomination Process” section of this Proxy Statement.

10 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Board Skills & Experience Matrix

This table provides a summary view of the qualifications and experience of each director nominee.

Skills & Experience	Christian “Chris” P. Cocks	David S. Coors	Peter J. Coors	Roger G. Eaton	Mary Lynn Ferguson-McHugh	Rahul Goyal	Charles M. Herington	Andrew T. Molson	Geoffrey E. Molson	Nessa O’Sullivan	H. Sanford Riley	Jill Timm	Leroy J. Williams, Jr.	James “Sandy” A. Winnefeld, Jr.
Senior Executive Leadership	●	●		●	●	●	●	●	●	●	●	●	●	●
Accounting / Financial Reporting	●			●	●	●	●			●	●	●	●	●
Finance / Capital Allocation	●	●		●	●	●	●	●	●	●	●	●	●	●
Brand Management / Marketing	●	●	●	●	●	●	●	●	●	●	●	●		●
Consumer Goods Industry	●	●	●	●	●	●	●	●	●	●	●	●		●
Innovation	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Digital / e-Commerce	●			●	●	●	●	●	●	●		●	●
Technology	●				●	●	●	●		●		●	●	●
International	●	●	●	●	●	●	●	●	●	●	●		●	●
Supply Chain / Operations	●		●	●	●	●	●	●	●	●		●	●	●
Strategic Transactions / Mergers & Acquisitions	●	●	●	●	●	●	●	●	●	●	●		●	●
Human Capital Management	●			●	●	●	●	●	●	●	●	●		●
Regulatory and Government Affairs	●	●		●	●	●		●	●	●	●	●	●	●

2026 Proxy Statement	| 11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Skills & Experience Description

Senior Executive Leadership	Accounting / Financial Reporting	Finance / Capital Allocation	Brand Management / Marketing	Consumer Goods Industry

Directors who hold or have held current or former C-suite executive positions, or similar leadership roles, possess an understanding of management’s perspective, provide effective oversight of management, and offer a practical understanding of complex organizations like Molson Coors.

Directors with experience in accounting and financial reporting are important to ensure oversight of the integrity of our financial reporting, appropriate evaluation of our financial statements, compliance with legal and regulatory requirements, and the effectiveness of our internal controls.

Directors with experience in capital allocation and financial oversight at large, complex enterprises contribute disciplined judgment regarding capital deployment, cost structure, financial performance, and short and long-term strategic planning, supporting sustainable value creation for stockholders.

Directors with brand and marketing expertise provide strategic insight into strengthening brand equity, growing market share, and enhancing enterprise reputation, including helping the Board oversee marketing effectiveness, consumer engagement strategies, evolving go to market strategies, and demand generation across channels and occasions.

Directors with consumer goods experience bring valuable perspective on consumer behavior, competitive dynamics, and retail and channel trends, enabling informed oversight of product strategy, pricing, innovation, and demand driven growth initiatives.

Innovation	Digital / e-Commerce	Technology	International	Supply Chain / Operations

Directors with innovation and product development experience support Board oversight of growth initiatives by evaluating opportunities to develop, commercialize, and extend products, ensuring innovation efforts align with consumer needs, market trends, and long-term strategic objectives.

Directors with digital, e-commerce, and new media expertise provide critical oversight of digital transformation initiatives, including online and omnichannel strategies, digital marketing effectiveness, and technology enabled operational efficiency and productivity.

Directors with information technology and cybersecurity experience strengthen Board oversight of technology strategy, digital infrastructure, and cybersecurity risk, helping ensure appropriate governance structures, controls, and investments are in place to support operational resilience and long-term competitiveness.

Directors with global business experience contribute insight into international markets, regulatory environments, and cultural considerations, supporting oversight of global growth strategies, risk management, and cross border operations and investments.

Directors with supply chain and operational leadership experience provide oversight of procurement, logistics, manufacturing, and demand planning, supporting the Board’s evaluation of operational efficiency, resiliency, cost management, and risk mitigation across the Company’s global footprint.

Human Capital Management	Strategic Transactions / Mergers & Acquisitions	Regulatory / Government

Directors with experience leading large, global organizations offer valuable perspective on talent strategy, executive leadership development, culture, employee engagement, and compensation and benefits, supporting the Board’s oversight of workforce effectiveness and alignment with strategic priorities.

Directors with experience in mergers, acquisitions, divestitures, and integrations enhance Board oversight of strategic transactions by evaluating risks, synergies, integration readiness, and capital allocation decisions in connection with transformational initiatives.

Directors with regulatory, government, or public policy experience provide insight into the evolving regulatory and geopolitical landscape, supporting Board oversight of compliance, public policy risk, and engagement with regulators and other key stakeholders.

12 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

2026 Nominees for Class A Directors

David S. Coors Age 44	KEY QUALIFICATIONS

David S. Coors, a fifth-generation member of the Coors family, brings to the Board extensive knowledge of the Company's history and culture, the unique perspective of a long-term, highly committed stockholder, and expertise in the beer business, both domestically and internationally. As Chairman of the Board and Head of Business Relations, he is focused on engagement with distributors, industry partners, and key external stakeholders. He previously served in various commercial sales and marketing positions across the portfolio, providing valuable experience and strategic insight as the Company drives our overall business growth strategy.

PROFESSIONAL EXPERIENCE

Molson Coors (2010 – Present)

●
Head of Business Relations (2025 – Present)
●
Executive Chairman, Coors Spirits Co., Molson Coors (2023 – 2025)
●
Vice President, Next Generation Beverages, Molson Coors (2019 – 2023)
●
Senior Director, Global Craft and Retail (2017 – 2018)
●
General Manager, Australasia (2013 – 2016)
●
Various management positions (2010 – 2013)

Director Since: 2020 Board Chair Since: May 2025
Committee(s): Governance Committee	OTHER EXPERIENCE

Other For-Profit Boards:

●
Board of Directors, Adolph Coors Company LLC
●
Director, The Yuengling Company LLC, a joint venture between Molson Coors and a
D.G. Yuengling & Son, Inc. affiliate
●
Director, Coors Brewing Company
●
Director, Blue Run Spirits, Inc.

2026 Proxy Statement	| 13

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Peter J. Coors Age 49	KEY QUALIFICATIONS

Peter J. Coors, a fifth-generation member of the Coors family, brings to the Board extensive knowledge of the Company's history and culture and the unique perspective of a long-term, highly committed stockholder. As a master brewer, he contributes extensive experience in the beer industry, including malting, brewing, and packaging along with a strong perspective, leadership, and expertise in the U.S. beer business and integrated supply chain matters.

PROFESSIONAL EXPERIENCE

Molson Coors (2001 – Present)

●
Vice President and Plant Manager – Fort Worth Brewery (2026 – Present)
●
Director of World Class Supply Chain (WCSC) & Operations (2025)
●
Director of Capital Projects – G150 Project (2020 – 2025)
●
Senior Manager of Quality Assurance (2018 – 2019)
●
Senior Manager of International Craft Development (2016 – 2018)
●
Brewery Manager, MillerCoors LLC (n/k/a Molson Coors Beverage Company USA LLC), our U.S. business (2014 – 2016)
●
Trade and Consumer Quality Manager, MillerCoors LLC (2011 – 2014)
●
Various management positions, Molson Coors, MillerCoors LLC and Coors Brewing Company (2001 – 2011)

Director Since: 2025
Committee(s): Governance Committee

OTHER EXPERIENCE
Former U.S. Public Company Boards: ● Molson Coors Beverage Company (NYSE: TAP) (2015 – 2020) Other For-Profit Boards: ● Board of Directors, Adolph Coors Company LLC

Mary Lynn Ferguson-McHugh Age 66	KEY QUALIFICATIONS

Ms. Ferguson-McHugh brings extensive global operational expertise and deep consumer goods insights from her more than 30-year career at Procter & Gamble. Her background includes significant experience in brand building, consumer research, human capital management, supply-chain operations, international markets, corporate transactions, and innovation. She has led initiatives to expand into new markets and adapt product portfolios to meet the evolving needs of consumers worldwide.

PROFESSIONAL EXPERIENCE

Procter & Gamble Company (NYSE: PG), a global consumer goods company (1986 – 2021)

●
CEO of Family Care and New Business (2019 – 2021)
●
Group President, Global Family Care and P&G Ventures (2015 – 2019)
●
Group President, Western Europe and then as Group President, Europe (2011 – 2014)
●
Various roles of increasing responsibility (1986 – 2010)

Director Since: 2015 Independent Director
Committee(s): Compensation & HR (Chair)	OTHER EXPERIENCE
U.S. Public Company Boards: ● Smurfit Westrock plc (formerly, Smurfit Kappa plc) (NYSE: SW) since 2023 Other For-Profit Boards: ● Director, FJ Management Inc. (2025)

14 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Rahul Goyal Age 49	KEY QUALIFICATIONS

Mr. Goyal brings to the Board significant knowledge and leadership of Molson Coors as our current President and CEO.  His extensive global experience in strategy, finance, technology, and operations, and his long tenured service in senior management roles across the U.S., U.K., and India provide the Board with valuable insight and expertise.  He also brings to our Board a deep understanding of our business, key markets, and long-term growth strategy, informed by his leadership of corporate strategy, M&A, and transformational initiatives. In addition, Mr. Goyal offers a broad strategic perspective and strong relationships throughout our global organization and across the industry.

PROFESSIONAL EXPERIENCE

Molson Coors (2001 – Present)

●
President and CEO (2025 – Present)
●
Chief Strategy Officer (2019 – 2025)
●
Chief Corporate Strategy, M&A and Venturing Officer (2015 – 2019)
●
CFO and Director, Molson Coors India Pvt. Ltd, our former Indian subsidiary (2011 – 2015)
●
Chief Information Officer, Molson Coors Brewing Company (UK), our UK business (2009 – 2011)

Director Since: 2025
Committee(s): None

OTHER EXPERIENCE

Other For-Profit Boards:

●
Director, The Yuengling Company LLC, a joint venture between Molson Coors and a
D.G. Yuengling & Son, Inc. affiliate
●
Director, Zoa Energy, LLC, a joint venture between Molson Coors and other third parties

Andrew T. Molson Age 58	KEY QUALIFICATIONS

As a seventh-generation member of the Molson family, Andrew T. Molson provides the Board with deep knowledge of Molson Coors’ history, culture, and unique perspective of a long – term, highly committed stockholder. He brings significant leadership experience and extensive expertise in public relations and corporate governance, supported by his service on the boards of multiple public and private companies. Additionally, he provides a strong perspective, leadership, and expertise in the Canadian beer business.

PROFESSIONAL EXPERIENCE
AVENIR GLOBAL, a network of strategic communications firms across Canada, the United States, Europe and the Middle East. (1997 – Present) ● Chairman (1997 – Present)
Director Since: 2005	OTHER EXPERIENCE
Committee(s): Governance

Canadian Public Company Boards:

●
Dundee Corporation (TSX: DC.A) since 2015

Former U.S. Public Company Boards:

●
Theratechnologies Inc. (Nasdaq: THTX; TSX: TH) (2020 – 2025)

Other For-Profit Boards:

●
Director, CH Group Limited Partnership
●
Director, Groupe Deschênes Inc.
●
Director, La Maison Simons Inc.

2026 Proxy Statement	| 15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Geoffrey E. Molson Age 55	KEY QUALIFICATIONS

As a seventh-generation member of the Molson family, Geoffrey E. Molson provides the Board with deep knowledge of Molson Coors’ history, culture, and unique perspective of a long – term, highly committed stockholder. He also brings experience in the sports and entertainment industry, which is an important marketing platform for Molson Coors. In addition, Geoffrey E. Molson provides valuable experience in beer sales, marketing, distributor development, and key account management, where he played a strategic role in the development of the Molson Coors’ brand and in forging partnerships with key stakeholders.

PROFESSIONAL EXPERIENCE

CH Group Limited Partnership, a sports and entertainment company and owner of the Montréal Canadiens, the Bell Centre, L’Équipe Spectra and Gestion evenko (2009 – Present)

●
General Partner (2009 – Present)
●
President and CEO (2011 – Present)

Molson Coors (2009 – Present)

●
Ambassador, representing the Molson family in key strategic areas of our business

Molson Inc. (1999 – 2009)

●
Various roles of increasing responsibility, including its former U.S. business (1999 – 2009)

Director Since: 2009 Board Vice Chair Since: May 2025
Committee(s): Governance (Chair)

OTHER EXPERIENCE
Other For-Profit Boards: ● Director, AVENIR GLOBAL ● Director, The Yuengling Company LLC, a joint venture between Molson Coors and a D.G. Yuengling & Son, Inc. affiliate

16 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nessa O’Sullivan Age 61	KEY QUALIFICATIONS

Ms. O’Sullivan brings more than 30 years of financial, accounting, and executive leadership experience to the Board, including service as Chief Financial Officer and Executive Director of a global logistics company. Her background as a senior finance executive at multinational organizations provides the Board with significant expertise in complex financial reporting, risk management, capital allocation, and supply chain and logistics operations, all of which are highly relevant to Molson Coors’ global business.

PROFESSIONAL EXPERIENCE

Brambles Limited (ASX: BXB), a global logistics company (2016 – 2023)

●
Executive Director (2017 – 2023)
●
CFO (2016 – 2023)

Coca-Cola Amatil Limited (ASX: CCL), an Australian bottler of non-alcoholic beverages (2005 – 2015)

●
Group CFO roles (2008 – 2015)
●
Various roles of increasing responsibility (2005 – 2007)

Yum! Brands, Inc. (NYSE: YUM), a quick service food corporation (1993 – 2005)

●
CFO SOPAC Region & VP Finance (2000 – 2005)
●
Various financial and commercial roles (1993 – 2000)

Tyco Grinnell, a fire protection system manufacturer (1990 – 1993)

●
Regional Financial Controller (1990 – 1993)

Price Waterhouse, an accounting firm (1985 – 1990)

●
Auditor/Consultant (1985 – 1990)

Director Since: 2020 Independent Director
Committee(s): Audit (Chair) and Finance

OTHER EXPERIENCE
Former Australian Public Company Boards: ● Brambles Limited (ASX: BXB) 2017 – 2023

2026 Proxy Statement	| 17

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

H. Sanford Riley Age 74	KEY QUALIFICATIONS

Mr. Riley contributes to the Board a deep understanding of the Company, strong institutional knowledge, and valuable perspective gained through his many years of service as a director. His more than a decade of service as the Independent Governance Committee Member has allowed him to build trusted relationships with the Coors and Molson families, independent directors, and management. He additionally brings significant finance and corporate governance expertise through his executive leadership and board experience with several highly regulated global companies.

PROFESSIONAL EXPERIENCE
Former Richardson Financial Group Limited, a specialized financial services company (2003 – 2026) ● President and CEO (2003 – 2026)
Director Since: 2005 Independent Director
Committee(s): Compensation & HR	OTHER EXPERIENCE

U.S. Public Company Boards:

●
Chair of CPI Card Group (Nasdaq: PMTS) since 2023

Former Canadian Public Company Boards:

●
RF Capital Group Inc. (TSX: RCG) (2021 – 2025)
●
The North West Company (TSX: NWC) (2002 – 2022)
●
Canadian Western Bank (TSX: CWB) (2011 – 2022)

Other For-Profit Boards:

●
Director, Loewen Windows
●
Director, Agi3 Ltd.

Jill Timm Age 52	KEY QUALIFICATIONS

With more than two decades of financial leadership experience at a large public company retailer, including her current role as Chief Financial Officer, Ms. Timm brings to the Board extensive financial expertise in strategic planning, risk management, accounting, and financial reporting. She provides valuable insight into effective capital allocation, financial management, and operational efficiency. In addition, she offers a strong understanding of public company stakeholder considerations and significant experience with digital platforms and technology.

PROFESSIONAL EXPERIENCE

Kohl’s Corporation (NYSE: KSS), a leading North American omnichannel retailer (1999 – Present)

●
Chief Financial Officer (2019 – Present)
●
Executive Vice-President, Finance (2017 – 2019)
●
Senior Vice President, Finance (2012 – 2017)
●
Vice President, Finance (2008 – 2012)
●
Various roles of increasing responsibility (1999 – 2008)

Arthur Andersen LLP, an accounting firm (1995 – 1999)

●
Senior Auditor (1995 – 1999)

Director Since: 2023 Independent Director
Committee(s): Audit, Technology, and Finance

18 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Leroy J. Williams, Jr. Age 61	KEY QUALIFICATIONS

Mr. Williams brings to the Board extensive expertise in cybersecurity, digital strategy, and e-commerce, informed by more than two decades of experience as a Global Chief Information Officer and as CEO of an information technology consulting firm. He also contributes valuable knowledge in finance and capital allocation, enterprise risk management, and the application of artificial intelligence and technology in business. In addition, he has significant experience leading large scale, complex transformational initiatives across global organizations.

PROFESSIONAL EXPERIENCE

CyberTekIQ, LLC, an information technology consulting firm (2016 – Present)

●
Founder and CEO (2016 – Present)

Ball Corporation, a global packaging provider (NYSE: BLL) (2005 – 2016)

●
Global Chief Information Officer (2005 – 2016)

State of Colorado (2001 – 2005)

●
Secretary of Technology
●
Statewide Chief Information Officer
●
Acting Executive Director for the Department of Labor & Employment

Qwest Communications and its affiliates, telecommunications companies

●
Various roles of increasing responsibility

Norwest (now Wells Fargo), a financial services company

●
Senior Technical Consultant

United States Army

●
Telecommunications Specialist

Director Since: 2022 Independent Director
Committee(s): Audit, Technology (Chair), and Finance

OTHER EXPERIENCE
U.S. Public Company Boards: ● UMB Financial Corporation (NYSE: UMBF) since 2016 Other For-Profit Boards: ● Director, J.E. Dunn Construction Group

2026 Proxy Statement	| 19

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

James “Sandy” A. Winnefeld, Jr Age 69	KEY QUALIFICATIONS

Admiral Winnefeld has extensive expertise in global regulatory and government affairs from his over 35-year career in the United States Navy.  He brings to the Board extensive leadership, information technology and cybersecurity, and human capital management experience. Additionally, he provides valuable enterprise risk management perspectives and insights into international regions through his government background and experience as a board member and advisor of several public and private companies.

PROFESSIONAL EXPERIENCE

United States Navy (1978 – 2015)

●
Vice Chairman of the Joint Chiefs of Staff (the United States’ number two ranking military officer) (2011 – 2015)
●
Various positions of increasing responsibility, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon, United States Navy (1978 – 2011)

Director Since: 2020 Independent Director
Committee(s): Audit, Technology, and Compensation & HR	OTHER EXPERIENCE

Former U.S. Public Company Boards:

●
RTX Corporation (formerly Raytheon Technologies Corporation) (NYSE: RTX) (2017 – 2026)

Other For-Profit Boards:

●
Chair, Cytec Defense Materials LLC
●
Director, Enterprise Holdings, Inc.
●
Director, HawkEye 360, Inc.

20 |	2026 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

2026 Nominees for Class B Directors

Christian “Chris” P. Cocks Age 52	KEY QUALIFICATIONS

With significant executive leadership experience as Chief Executive Officer of Hasbro, Inc., a global games, IP, and toy company, Mr. Cocks brings to the Board expertise in brand management, digital transformation, enterprise strategy, and consumer engagement. Since 2022, he has led Hasbro’s expansion into new categories and markets, strengthening its position as the top IP licensor in digital gaming and a top global consumer products licensor. He also provides valuable insight into multi-channel consumer engagement, large-scale growth initiatives, talent development, and strategic execution as the architect of Hasbro’s Playing to Win strategy.

PROFESSIONAL EXPERIENCE

Hasbro, Inc., a multinational toy manufacturing and entertainment holding company (Nasdaq: HAS) (2016 – Present)

●
CEO (2022 – Present)
●
President and Chief Operating Officer of Wizards of the Coast and Digital Gaming (2021 – 2022)
●
President of Wizards of the Coast (2016 – 2021)

Microsoft Corporation (Microsoft), a multinational technology conglomerate (Nasdaq: MSFT) (1999 – 2005, 2008 – 2016)

●
Vice President, OEM Engineering (2008 – 2016)
●
Various positions of increasing responsibility (1999 – 2005)

LeapFrog Enterprises, Inc., a provider of electronic learning products (2006 – 2008)

●
Vice President, Educational Games (2006 – 2008)

Director Since: 2025 Independent Director
Committee(s): Audit, Technology, and Compensation & HR

Roger G. Eaton Age 65	KEY QUALIFICATIONS

Mr. Eaton brings to the Board extensive experience in global brand management, operations, and finance. He possesses strong leadership, accounting, and financial expertise, along with substantive international business experience that provides valuable perspective on financial positioning and capital allocation. He also offers significant expertise in corporate strategy, mergers and acquisitions, and international business matters.

PROFESSIONAL EXPERIENCE

Yum! Brands, Inc., a quick service food corporation (NYSE: YUM) (1990 – 1995, 2000 – 2019)

●
CEO, KFC (2015 – 2019)
●
Chief Operations Officer, Yum! Brands, Inc. (2011 – 2015)
●
Operational Excellence Officer, Yum! Brands, Inc. (2011)
●
CEO and President, KFC USA (2008 – 2011)
●
Senior Vice President/Managing Director, YUM! Restaurants International South Pacific (2000 – 2008)
●
Various regional CEO and CFO responsibilities (1990 – 1995)

Hoyts Corporation, an entertainment company and cinema owner and operator (1995 – 2000)

●
Chief Operating Officer, Hoyts Cinema Australia Limited (1998 – 2000)
●
President, Hoyts USA Limited (1995 – 1998)

Director Since: 2012 Independent Director
Committee (s): Audit, Finance (Chair), and Governance (Independent Governance Committee Member)

OTHER EXPERIENCE
Other For-Profit Boards: ● Director, Arnott’s Biscuits Holdings Pty Limited

2026 Proxy Statement	| 21

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Charles M. Herington Age 66	KEY QUALIFICATIONS

Mr. Herington brings to the Board more than 40 years of experience in marketing, brand building, and consumer insights. He also offers deep knowledge of international markets and significant leadership experience in global operations, particularly in Latin America. In addition, he contributes substantial risk management and strategic expertise through his service on the boards of multiple public and private companies.

PROFESSIONAL EXPERIENCE

Zumba Fitness LLC, a worldwide provider of dance fitness classes (2012 – Present)

●
Executive Chairman (2012 – Present)
●
Chief Operating Officer, Vice-Chairman and President of Global Operations (2012 – 2025)

Avon Products Inc., a multinational cosmetics, skin care, fragrance and personal care company (2006 – 2012)

●
Executive Vice-President of Developing and Emerging Markets Group (Office of the Chairman) (2006 – 2012)

America Online, web portal and online service provider (1999 – 2006)

●
President and CEO, America Online (AOLA) Latin America (1999 – 2006)

Revlon, multinational cosmetics, skin care, fragrance and personal care company (1997 – 1999)

●
President, Latin America (1997 – 1999)

PepsiCo, Inc. (Nasdaq: PEP), a multinational food, snack, and beverage corporation (1990 – 1997)

●
Division President, PepsiCo Restaurants Latin America (1990 – 1997)

The Procter & Gamble Company (NYSE: PG), a global consumer goods company (1981 – 1990)

●
Various brand management positions (1981 – 1990)

Director Since: 2005 Independent Director
Committee(s): Audit and Finance

OTHER EXPERIENCE

Former U.S./Canadian Public Company Boards:

●
Gildan Activewear Inc. (NYSE/TSX: GIL) (2018 – 2024)

Other For-Profit Boards:

●
Director, Quirch Foods, LLC
●
Director, HyCite Enterprises, LLC
●
Director, Accupac, LLC

Position of Director Emeritus

Eric H. Molson has served as a Director Emeritus since May 2009. Peter H. Coors has served as a Director Emeritus since May 2025. Under our Bylaws, a Director Emeritus shall provide consulting and advisory services to the Board as requested from time to time by the Board and may be invited to attend meetings of the Board on a non-voting basis.

Family Relationship Disclosure

Peter J. Coors and David S. Coors are brothers, and Peter H. Coors is their father. Andrew T. Molson and Geoffrey E. Molson are brothers, and Eric H. Molson is their father.

22 |	2026 Proxy Statement

Board of Directors and Corporate Governance

We are committed to strong corporate governance, corporate responsibility, and the accountability of our Board and our senior management team to our stockholders. Our Board is elected annually by stockholders to oversee their interests in the long-term success of our Company and its stakeholders.

KEY CORPORATE GOVERNANCE DOCUMENTS Please visit our website at www.molsoncoors.com (under “About Us—Governance and Ethics”) to view the following documents:
Restated Certificate of Incorporation
Bylaws
Code of Business Conduct
Board of Directors Charter & Corporate Governance Guidelines (Governance Guidelines)
Charters for the Audit Committee (and its Technology Subcommittee), Compensation & HR Committee, Finance Committee, and Governance Committee

Please note, the information provided on our website (or any other website referred to in this Proxy Statement) is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Responsibility

Sustainability

We believe in producing beverages we can be proud of, which is why our Putting People First & Preserving Our Planet initiatives are fundamental to how Molson Coors operates. Our Imprint strategy reflects these focus areas and is underpinned by a foundation of strong corporate governance and ethics. These focus areas include safety and wellbeing, culture and engagement, environmental stewardship, sustainable sourcing, and alcohol responsibility, as well as investing in our people and communities. We have established quantitative goals in the following areas:

People	Water	Climate	Packaging & Waste
Focusing on safety and wellbeing and fostering a strong and highly engaged culture	Using water prudently and supporting improving watershed resiliency where we operate	Reducing energy consumption and greenhouse gas emissions across our value chain	Increasing circularity and recycling system health for our packaging materials and in our operations

2026 Proxy Statement	| 23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Oversight

●
Oversee and monitor the Company’s overall sustainability program (with specific areas of oversight delegated to the Audit, Compensation & Human Resources, Finance and Governance Committees)
●
Review certain corporate citizenship, responsibility and public policy issues of significance to the Company, including the Company’s own policies and programs, and public disclosures related to sustainability matters
●
Review of regular reports from the committees on sustainability matters

●
Receive regular reports from the Company on certain of its sustainability programs, policies and practices, and related performance
●
Oversee the Company’s Our Imprint Report, data assurance, and controls related disclosure matters
●
Oversee and monitor the Company’s risk management efforts, including regarding sustainability matters
●
Review the Company’s ethics and compliance program and reports of significant matters and the Company’s responses and follow-up

●
Monitor best practices, trends, developments and issues relating to corporate governance practices and policies of the Company
●
Oversee and assess the composition of the Board
●
Oversee the Company’s corporate and political action committee political contributions, and receive annual reports overviewing the Company’s political activities

●
Oversee and monitor the Company’s risks, policies and strategies relating to building a highly engaged culture, including:
o
safety;
o
employee talent, development, and performance; and
o
employee wellbeing policies and programs
● Oversee and monitor the Company’s renewable energy procurement and related risk management

Executive Leadership Team	Sustainability Team

24 |	2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Progress

As one of the world’s largest global beverage companies, we have a long history of using resources efficiently, and we are committed to driving long-lasting, meaningful change by incorporating sustainability into our long-term business strategy. In 2017, we launched Our Imprint strategy, which included a set of ambitious end of 2025 environmental sustainability goals. Informed by a materiality assessment and with the United Nations Sustainable Development Goals in mind, we focused our efforts where we believe we can have the most positive impact on our Planet: Climate, Water and Packaging. Highlights for 2025 include: finalizing agreements for large-scale on-site solar projects in Colorado and Ohio; successful grant application to support installation of heat pumps in the U.K., and installation of additional water reclaim and reuse assets at two of our U.S. breweries.

We believe that people are the heart of our Company and strive to create a culture where people are encouraged to and feel comfortable to bring their unique perspectives and experiences to drive our business forward. To be first choice for our employees, we deploy programs, policies and initiatives to foster a culture of engagement where employees have the opportunity to learn and grow, develop both professionally and personally, and have embedded a strong focus on safety and wellbeing in our workforce.

As a global beverage company, deeply rooted in the beer business, Molson Coors is a charter member of the International Alliance for Responsible Drinking (IARD). This collaborative industry body represents the 13 leading beer, wine and spirits companies, and partners with public sector, civil society and private stakeholders to address the global public health issue of harmful drinking. IARD works with governments globally to support the World Health Organization’s Noncommunicable Diseases Global Monitoring Framework targeting the reduction of the harmful use of alcohol.

More information about our strategy and progress can be found in the Molson Coors Our Imprint Report, available at https://www.molsoncoors.com/goals-and-reporting. The information provided on our website (or any other website referred to in this statement) is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Governance Guidelines

Our full Board, the majority of which is independent, oversees the corporate governance of our Company. Our Board has adopted Governance Guidelines to promote effective corporate governance and the proper functioning of the Board and its committees. The Governance Guidelines set forth a common set of expectations as to how our Board should function, including with respect to the composition of our Board, the criteria to be used in selecting director nominees, Board and Committee oversight of the Company’s sustainability strategy and initiatives, expectations of our directors, and evaluation of the performance of our Board and its committees. Our Board and the Governance Committee regularly review developments in corporate governance and consider stockholder feedback to respond to new developments as necessary and appropriate.

Code of Business Conduct

All our directors and employees, including our CEO, CFO and other executive and senior officers, are bound by our Code of Business Conduct which complies with the requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC) to confirm that our business is conducted in a legal and ethical manner. The Code of Business Conduct covers areas of professional conduct, including employment policies, conflicts of interest, fair dealing and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on our website at www.molsoncoors.com within four business days following the date of such amendment or waiver.

2026 Proxy Statement	| 25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board and Committee Governance

Board Leadership Structure

David S. Coors Chair	Geoffrey E. Molson Vice Chair	Roger G. Eaton Independent Governance Committee Member

Our Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors, including with respect to risk oversight, as discussed below. We separate the roles of Chair and CEO.

Chair and Vice Chair. According to our Bylaws, the Chair is appointed by the Class A-C Nominating Subcommittee or the Class A-M Nominating Subcommittee, alternating on a biennial basis. The Vice Chair is appointed by the Class Nominating Subcommittee that does not appoint the Chair. David S. Coors was appointed Chair by the Class A-C Nominating Subcommittee effective May 2025, and he will serve in this position until the 2027 Annual Meeting of Stockholders. Geoffrey E. Molson was appointed Vice Chair by the Class A-M Nominating Subcommittee effective May 2025, and he will serve in this position until the 2027 Annual Meeting of Stockholders.

Independent Governance Committee Member. The Independent Governance Committee Member plays a crucial role in acting as an intermediary between the Coors and Molson families, the independent directors, and members of management. The Independent Governance Committee Member also has additional governance responsibilities pursuant to the Governance Guidelines and Restated Certificate of Incorporation, including (1) reviewing and approving Board and committee agendas, together with the Chair and Vice Chair, (2) convening, reviewing and approving agendas for, and chairing executive sessions that typically occur during each regular Board meeting of the independent directors without non-independent directors or members of management present, (3) reporting to the Board, Chair or management, as appropriate, on any issues, requests or concerns identified during the independent director executive sessions, (4) overseeing, with the support of the Company Secretary, the annual Board and committee evaluation process, and (5) periodically conducting one-on-one meetings with each member of the Board to receive feedback regarding director performance, Board and committee composition and effectiveness, and potential areas of improvement. Mr. Eaton has served as the Independent Governance Committee Member since 2025.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing our enterprise risk management program (ERM Program) to confirm it is appropriately designed to identify and manage the principal short, medium, and longer-term risks of our business. Our Board recognizes that achievement of our strategic objectives necessarily involves internal and external risks, and that as our business evolves, risks applicable to our business change. The ERM Program is a proactive and ongoing process, led by our legal and risk professionals and senior management, to identify and assess risks, and to build out and track mitigation and reduction efforts. The ERM Program is designed to enable us to appropriately manage, prioritize and mitigate risks, while fostering a culture of integrity, risk awareness and compliance within our Company. As shown below, our Board has tasked its committees with certain risk management responsibilities, and these committees regularly report to the Board regarding the matters within their area of responsibility. These discussions help to inform strategic decisions with transparency into the accompanying opportunities and challenges relevant to our business.

26 |	2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

●
Oversee, monitor and annually review our ERM Program
●
Adopt a strategic planning process and annually approve a strategic financial and corporate plan for the Company that takes into account, among other things, the opportunities and risks of our business
●
Confirm the dedication of resources and implementation of appropriate systems to manage the principal risks of our business
●
Oversee related party transactions (shared with the Audit Committee)
●
Review regular reports from management on material risks, the degree of exposure to those risks, and plans to address such risks
●
Review reports on risk assessment from the Board committees

Audit Committee

●
Oversee, review and discuss with the independent auditors, financial and senior management, the internal auditors, the ethics and compliance managers and the Board, the Company’s policies and procedures with respect to risk assessment and risk management
●
Oversee, review and discuss with management, internal audit and the independent auditors, the Company’s ERM program, policies and procedures with respect to the assessment and management of principal and emerging risks facing the Company and the steps management has taken to monitor and control such risks
●
Approve and oversee the Company’s anti-pledging policy in order to protect the Company against potential risks resulting from any pledging of the Company’s stock
●
Oversee related party transactions (shared with our Board)
●
Oversee our internal controls and internal audit function
●
Oversee and review emerging cybersecurity, technology, and information security developments and threats, and the Company’s strategy to mitigate cybersecurity, technology, and information security risks (shared with the Technology Subcommittee)

Technology Subcommittee

●
Oversee and review the Company’s technology, information security, and cybersecurity programs, policies, and practices, including the review of emerging trends, risks, developments, and threats, and opportunities, such as artificial intelligence (AI)
●
Oversee and review the Company’s efforts to address (and mitigate, as necessary) technology, information security, and cybersecurity risks and opportunities, and assess the impact of such risks and opportunities on the Company’s business, operations, and reputation

Compensation & HR Committee

●
Evaluate risks related to the Company’s incentive compensation programs
●
Oversee and monitor the Company’s risks, policies and strategies relating to building a highly engaged culture, including employee talent, development, and performance, and safety and wellbeing policies and programs

Finance Committee

●
Oversee financial risk management strategies, including capital structure, debt portfolio, pension plans, taxes, hedging, currency, interest rates, commodity and other derivatives
●
Monitor interest rate risk relating to the Company’s debt portfolio
●
Oversee risk management efforts related to the Company’s renewable energy procurement activities

Governance Committee

●
Oversee the Company’s corporate and political action committee political contributions and political activities
●
Monitor best practices, trends, developments and issues related to corporate governance practices and policies, in the context of the Company’s shareholder profile and “controlled company” status for NYSE and Toronto Stock Exchange (TSX) purposes
●
Oversee, evaluate and recommend to the Board policies for retirement, resignation and retention of directors

●
Manages the business and the risks associated with the enterprise and reporting regularly to our Board
●
Regulates risk through robust internal processes and control environments, comprehensive internal and external audit processes, the overall ERM Program, a strong ethics and compliance department, and by adhering to the Code of Business Conduct and our other policies
●
Provides oversight of our use of AI technologies through our established technology governance, risk management, and internal control processes

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Management routinely communicates business risks identified through the ERM Program or otherwise to our Board or the appropriate committees and individual directors. Further, the Board’s role in risk oversight of the Company is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with those efforts. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, our quarterly and annual financial results and related disclosures are reviewed by our disclosure committee, comprised of senior management and pertinent members of management, most of whom participate in the risk assessment practices described above. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmark data relevant to our industry. These insights are incorporated into our ERM Program with appropriate mitigation plans and performance indicators as needed. They are regularly reported to the Audit Committee and Board as part of our ongoing ERM Program process.

Board Oversight of Artificial Intelligence

The Board oversees risks and opportunities associated with new and emerging technologies, including AI, through the Technology Subcommittee and the full Audit Committee. As discussed above, the Technology Subcommittee oversees and reviews the Company’s technology, information security, and cybersecurity programs, policies, and practices, including the review of emerging trends, risks, developments, and threats, and opportunities, such as AI. The Technology Subcommittee refers to the Audit Committee any matters that have come to the attention of the subcommittee that fall under the oversight of the Audit Committee, which oversees the Company’s ERM program along with the Board, as previously referenced. The Audit Committee also provides additional oversight of technology-related risks in financial reporting and internal controls.

Further, as referenced above, management's oversight of AI is integrated into our existing technology governance, risk management, and internal control processes. Senior leaders from Information Technology, Information Security, Legal, and other functions review AI-enabled solutions through established intake, risk assessment and third-party due diligence controls, and monitor legal and regulatory developments and emerging risks. As appropriate, significant AI-related matters are escalated to the Audit Committee and the Technology Subcommittee, as applicable.

Please refer to Part I, “Item 1C. Cybersecurity” of our Annual Report for additional information regarding cybersecurity matters.

Specific Risks

To learn more about the risks we face, you can review the risk factors included in Part I, “Item 1A. Risk Factors”, of the Annual Report, and those risks described from time to time in our other reports filed with the SEC.

Board Composition and Refreshment

Our Governance Guidelines require our Board and the Governance Committee to base director nominations on criteria that reflect the best interests of our Company and its stockholders, and the Company’s public and corporate responsibilities. In doing so, the Board is committed to actively seeking director candidates with unique perspectives, knowledge, and experiences for the pool from which director nominees are chosen.

The factors considered when we select a director nominee for the Board include the individual’s:

●	personal and professional background and experience;
●	personal qualities and characteristics, accomplishments and reputation in the business community;
●	experience in our industry or other industries relevant to our business;
●	unique and varied perspectives;
●	ability and willingness to commit adequate time to our Board and committee matters;
●	skills, personality and compatibility with our other directors and potential directors in an effort to build a Board that is effective, collegial and responsive to the Company’s needs; and
●	skills and experience that correspond with the perceived needs of our Company, our Board and its committees at the time.

Although the Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the Governance Committee considers all types of diversity, including skills, experience,

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background, perspective, and personal characteristics, but does not make decisions based on any of these criteria in isolation.

In evaluating candidates, the Board, the Governance Committee, or the relevant subcommittee (as described below) will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If the Board, the Governance Committee, or the relevant subcommittee determines that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, it will conduct interviews with the candidate and may invite other directors or members of management to interview the candidate to assess the candidate’s overall qualifications. The Board, the Governance Committee, or the relevant subcommittee will consider the candidate in the context of the Board’s then-current composition and the needs of the Board and its committees and make a recommendation as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by shareholders.

The Board periodically reviews and assesses its composition and takes into consideration factors that may impact Board turnover and refreshment.

Nomination Process

Potential director nominees may come to our attention through recommendation by management, current members of our Board, our stockholders or third-party search firms hired to identify and/or evaluate potential nominees. The Board retained third-party search firms for a fee to help facilitate the identification, screening, and interview process of potential director nominees, including Leroy J. Williams, Jr. in 2022, Jill Timm in 2023, and Christian “Chris” P. Cocks in 2025. After our Board considers the qualifications outlined above, together with feedback from any third-party search firms hired to evaluate potential nominees, candidates are formally nominated, and vacancies are filled in accordance with the terms of our Restated Certificate of Incorporation as shown below:

Body to Nominate or Fill Vacancy	Director Nominees
Entire Board Majority independent
●
Three director nominees to be elected by holders of Class B common stock and Special Class B voting stock, voting together as a class
●
All nominees must be independent
●
Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)

Governance Committee: Independent Governance Committee Member Class A-C Nominating Subcommittee Class A-M Nominating Subcommittee
●
Two director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class
●
Must include the CEO of our Company (currently Rahul Goyal) and one member of management approved by at least two-thirds of the authorized number of directors (currently vacant)

Class A-C Nominating Subcommittee(1): David S. Coors Peter J. Coors	● Five director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class (Coors Directors) ● A majority of the nominees must be independent
Class A-M Nominating Subcommittee(1): Andrew T. Molson Geoffrey E. Molson	● Five director nominees to be elected by holders of Class A common stock and Special Class A voting stock voting together as a class (Molson Directors) ● A majority of the nominees must be independent

(1)	The Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee each cease to have the power to make nominations and fill vacancies if the Coors Trust and certain Coors family stockholders, in the case of the Class A-C Nominating Subcommittee, or Pentland Securities (1981) Inc. (Pentland) and certain Molson family stockholders, in the case of the Class A-M Nominating Subcommittee, fall below certain ownership thresholds. The required thresholds are all currently satisfied.

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Candidates Recommended by Stockholders

Pursuant to our Governance Guidelines, our Board will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates identified by other sources. Stockholders wishing to recommend a director candidate to serve on our Board may do so by providing advance written notice to us following the procedures set forth in the “Questions and Answers” section of this Proxy Statement. Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our Bylaws.

Director Independence

Although not required due to our “controlled company” status, a majority of the directors on our Board meet the definition of independence under the NYSE Listing Standards. In addition, our Restated Certificate of Incorporation contains provisions intended to ensure that a majority of our directors are independent from management at all times. Specifically, our Restated Certificate of Incorporation defines an independent director as any director who is independent of management and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of our stock) that could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of our Company.

During a meeting held in March 2026, the Board determined that the following director nominees are independent under the NYSE Listing Standards and our Restated Certificate of Incorporation:

Independent Directors

Christian “Chris” P. Cocks	Roger G. Eaton	Mary Lynn Ferguson-McHugh	Charles M. Herington	Nessa O’Sullivan
H. Sanford Riley	Jill Timm	Leroy J. Williams, Jr.	James “Sandy” A. Winnefeld, Jr.

Board Committees

The Board currently has four standing committees: the Audit Committee, the Compensation & HR Committee, the Finance Committee, and the Governance Committee. In addition, the Technology Subcommittee, which is a standing subcommittee of the Audit Committee, was formed in May 2024. Our Board may from time to time establish additional committees.

As discussed above under “Nomination Process,” the Governance Committee, which is referred to as the Nominating Committee in our Restated Certificate of Incorporation, also has two sub committees, which are required under our Restated Certificate of Incorporation.

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The following information identifies the members of each standing committee and subcommittee of our Board as of the Record Date, as well as the primary responsibilities and the number of meetings held by each committee or subcommittee during 2025. As a “controlled company,” we are not required to follow typical director independence requirements for certain of our committees. However, other than certain members of the Governance Committee, which are prescribed by the terms of our Restated Certificate of Incorporation, each member of the Board’s committees meets the definition of an independent director under the NYSE Listing Standards and our Restated Certificate of Incorporation.

Director Name	Audit	Technology	Compensation & HR	Finance	Governance
Christian “Chris” P. Cocks
David S. Coors					(1)
Peter J. Coors					(1)
Roger G. Eaton					(2)
Mary Lynn Ferguson-McHugh
Rahul Goyal
Charles M. Herington
Andrew T. Molson					(3)
Geoffrey E. Molson					(3)
Nessa O’Sullivan
H. Sanford Riley
Jill Timm
Leroy J. Williams, Jr.
James “Sandy” A. Winnefeld, Jr.

Chair	Member
(1) Member of the Class A-C Nominating Subcommittee. (2) Independent Governance Committee Member. (3) Member of the Class A-M Nominating Subcommittee.

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Audit Committee

Primary Responsibilities

Under the terms of its charter, our Audit Committee represents and assists our Board in overseeing, among other things:

●
the conduct and integrity of our financial reporting processes to any governmental or regulatory body, the public or other users thereof, and the completeness and accuracy of our financial statements;
●
our compliance with legal and regulatory requirements and our ethics and compliance program, including our Code of Business Conduct;
●
our systems of internal control over financial reporting and disclosure controls and procedures;
●
our internal audit function;
●
the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit and their engagement for any other lawful purposes or services;
●
certain of our sustainability programs, policies and practices, including those related to alcohol policy, environmental matters and Our Imprint Report, as well as reporting, controls, data assurance, and risks related to such matters; and
●
our cybersecurity, technology, and information security programs and related risks, including through coordination with the Audit Committee’s Technology Subcommittee.

Nessa O’Sullivan Chair
Other Committee Members Christian “Chris” P. Cocks Roger G. Eaton Charles M. Herington Jill Timm Leroy J. Williams, Jr. James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2025 10

Our Audit Committee is also charged with, among other things:

●	providing the Audit Committee Report that is required by the SEC to be included in this Proxy Statement;
●	overseeing, reviewing, and discussing with the independent auditors, financial and senior management, the internal auditors, the ethics and compliance managers and the Board, our policies and procedures with respect to risk assessment and risk management;
●	appointing (subject, if applicable, to stockholder ratification), retaining, compensating, evaluating and terminating the independent auditors, including having sole authority to approve all audit engagement fees and terms;
●	subject to the requirements of our Bylaws, which require full Board approval in the case of transactions between the Company and certain affiliates, reviewing, approving, and overseeing related person transactions in accordance with our Global Related Person Transaction Policy; and
●	periodically reviewing and assessing the adequacy of the Global Related Person Transaction Policy and recommending to the Board any modifications to the Global Related Person Transaction Policy that the Audit Committee considers necessary or appropriate.

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Furthermore, our Audit Committee reviews with management and our independent auditors, among other things:

●	major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; and
●	major issues regarding the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies.

For more information on the Audit Committee’s role in risk oversight see the “Board’s Role in Risk Oversight” section of this Proxy Statement. In addition, the Audit Committee Report is included under its own heading later in this Proxy Statement.

Independence

Each member of the Audit Committee meets the applicable independence requirements of the NYSE Listing Standards, our Restated Certificate of Incorporation and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). Our Board has determined that all the members of the Audit Committee are financially literate pursuant to the NYSE Listing Standards, and that each of Roger G. Eaton, Nessa O’Sullivan and Jill Timm is an “audit committee financial expert” as defined under SEC regulations.

Technology Subcommittee

Primary Responsibilities

Under the terms of its charter, our Technology Subcommittee is responsible for, among other things:

●
reviewing and providing oversight of technology, information security, and cybersecurity matters, as well as the Company’s strategy and actions to leverage the opportunities and mitigate related risks; and
●
reviewing technology and industry trends and evaluating their potential impacts on the Company’s business and financial strategies.

Leroy J. Williams, Jr. Chair
Other Subcommittee Members Christian “Chris” P. Cocks Jill Timm James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2025 4

Our Technology Subcommittee is also charged with, among other things:

●	overseeing and reviewing the Company’s technology, information security, and cybersecurity programs, policies, and practices, including the review of emerging trends, risks, developments, and threats, and opportunities;
●	overseeing and reviewing the Company’s efforts to address (and mitigate, as necessary) technology, information security, and cybersecurity risks and opportunities, and assessing the impact of such risks and opportunities on the Company’s business, operations, and reputation;
●	reviewing the Company’s significant technology planning and strategic initiatives, and the related impacts, including the Company’s use of new technology, such as artificial intelligence, and data analytics capabilities and initiatives, in its business; and
●	overseeing and reviewing significant cybersecurity and data security incidents or breaches, overall incident trends, as well as the Company’s efforts to address them, including the status of lessons learned and proposed actions.

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INDEPENDENCE

Each member of the Technology Subcommittee must be a member of the Audit Committee. See “Independence” under “Audit Committee” for the independence requirements of the Audit Committee.

Compensation & HR Committee

Primary Responsibilities

Under the terms of its charter, our Compensation & HR Committee is responsible for, among other things:

●
establishing and reviewing the overall compensation philosophy of the Company;
●
reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the CEO, and recommending to the full Board for its approval an annual assessment of the CEO’s performance and compensation;
●
reviewing and approving compensation levels for the Company’s executive officers;
●
reviewing and approving incentive compensation programs for certain of the Company’s employees;
●
making and approving equity awards to executive officers, except for the CEO, under the Company’s equity incentive plans;
●
making recommendations to the Board with respect to the compensation of directors;
●
preparing the report on the Company’s executive compensation disclosures required by the rules and regulations of the SEC to be included in this Proxy Statement;
●
overseeing the adoption, amendment and administration of any Company policies concerning the recoupment or “clawback” of compensation; and
●
overseeing the Company’s management of its (a) talent retention and development, including leadership development and succession planning; (b) talent pipeline; (c) programs and systems for performance management; (d) employee culture and engagement; and (e) workplace safety and employee wellbeing.

Mary Lynn Ferguson-McHugh Chair
Other Committee Members Christian “Chris” P. Cocks H. Sanford Riley James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2025 10

Under its charter, the Compensation & HR Committee may also delegate to one or more officers of the Company the authority to make equity awards to eligible individuals. Any officer to whom such authority is delegated must periodically report to the Compensation & HR Committee the grants so made. The Compensation & HR Committee retains the right to change or revoke any delegation at any time.

The details of the processes and procedures used for determining compensation of our executive officers are set forth in the “Compensation Discussion & Analysis (CD&A)” section of this Proxy Statement. In addition, the Compensation & HR Committee Report is included under its own heading later in this Proxy Statement.

Our Compensation & HR Committee retained its independent compensation consultant Meridian Compensation Partners, LLC (Meridian) to provide independent advice and assist in the development and evaluation of the Company’s 2025 executive and director compensation policies and programs. After considering various factors as required by applicable NYSE rules and its charter, our Compensation & HR Committee concluded there were no conflicts of interest with Meridian.

INDEPENDENCE

Each member of the Compensation & HR Committee meets the applicable independence requirements of the NYSE Listing Standards, our Restated Certificate of Incorporation and applicable federal laws and regulations. Each member also qualifies as a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act.

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Finance Committee

Primary Responsibilities

Under the terms of its charter, our Finance Committee assists our Board in overseeing and reviewing the Company’s financial position and policies and approving financing activities.

The Finance Committee’s responsibilities and duties include, among other things:

●
monitoring our financial, hedging and investment policies and strategies, as well as our tax strategies and legal entity structure;
●
monitoring our financial condition and our requirements for funds, including with respect to acquisitions and divestitures;
●
monitoring investment performance and funding of our pension funds;
●
monitoring our debt portfolio, including debt instruments, interest rate risk and expense management, credit facilities, liquidity and banking and cash management arrangements;
●
subject to certain issuances requiring Board approval or delegated to the CEO and CFO, reviewing and approving the amounts, timing, types, issuances, incurrence and terms of: (i) debt facilities, indentures or other arrangements for our indebtedness; and (ii) liability management transactions, including amendments, purchases and repayments prior to maturity related to our then outstanding debt securities;
●
monitoring relationships with credit rating agencies and the ratings given to us;
●
overseeing our financial risk management strategies, including capital structure, debt portfolio, pension plans, taxes, hedging, foreign currency, interest rates, commodity and other derivatives;
●
monitoring and approving our dividend and share repurchase policies and programs provided that certain dividends and share repurchase programs require final approval by our Board;
●
subject to certain agreements requiring Board approval or delegated to the CEO and CFO, reviewing and approving the entry into agreements by us to purchase goods and services in the aggregate amount of greater than USD $250 million (or local currency equivalent) in one year or USD $500 million (or local currency equivalent) over the term of the agreement;
●
overseeing and monitoring the Company’s renewable energy procurement activities and related risk management efforts; and
●
periodically evaluating the execution, the financial performance and integration of certain mergers, acquisitions, divestitures, joint ventures, and partnerships.

Roger G. Eaton Chair
Other Committee Members Charles M. Herington Nessa O’Sullivan Jill Timm Leroy J. Williams, Jr.
Meetings Held in 2025 5

INDEPENDENCE

Each member of the Finance Committee meets the independence requirements of the NYSE Listing Standards and our Restated Certificate of Incorporation.

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Governance Committee

COMPOSITION

Pursuant to our Restated Certificate of Incorporation, our Governance Committee (which is referred to in our Restated Certificate of Incorporation as the Nominating Committee) must be made up of five directors: two directors who make up our Class A-C Nominating Subcommittee; two directors who make up our Class A-M Nominating Subcommittee; and one independent director, referred to as the Independent Governance Committee Member.

Primary Responsibilities

Under the terms of the Governance Committee’s charter and our Restated Certificate of Incorporation, the responsibilities and duties of the Governance Committee and its Nominating Subcommittees include, among other things:

●
recommending to our Board up to three candidates for election by the holders of our Class B common stock and our Special Class B voting stock;
●
nominating, directly or through its sub-committees, up to 12 candidates to stand for election by the holders of our Class A common stock and our Special Class A voting stock as further described under “Nomination Process”;
●
periodically evaluating and recommending criteria for selection of Board members to be adopted by the Governance Committee and our Board;
●
monitoring and overseeing the annual evaluation of our Board;
●
reviewing and preparing for approval by our Board, the annual budget for the activities and operations of our Board;
●
periodically evaluating and recommending for approval by our Board the policies for retirement, resignation and retention of the directors;
●
recommending for approval by our Board memberships and chairs of the Board’s other committees;
●
periodically organizing and coordinating CEO succession planning, and identifying and recommending candidates for CEO of our Company for approval by our Board;
●
assisting the Board in monitoring best practices, trends, developments and issues relating to our corporate governance practices and policies, in the context of our shareholder profile and “controlled company” status for NYSE and TSX purposes;
●
overseeing our corporate and political action committee political contributions and receiving annual reports summarizing our political activities, including an annual review of our Political Contributions Policy & Activity Report; and
●
reviewing and recommending for approval by our Board, changes to our Governance Guidelines.

Geoffrey E. Molson(2) Chair
Other Committee Members David S. Coors(1) Peter J. Coors(1) Roger G. Eaton Andrew T. Molson(2)
Meetings Held in 2025 16

(1) Member of the Class A-C Nominating Subcommittee.

(2) Member of the Class A-M Nominating Subcommittee.

INDEPENDENCE

As a “controlled company,” we are not required to have a nominating/corporate governance committee consisting entirely of directors who meet the independence requirements of the NYSE Listing Standards. H. Sanford Riley, the Independent Governance Committee Member, and Roger G. Eaton, who will become the Independent Governance Committee Member upon the conclusion of the Annual Meeting, are independent under the NYSE Listing Standards and our Restated Certificate of Incorporation.

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Board and Committee Self-Assessments

Pursuant to the Governance Guidelines, our Board and its committees conduct annual self-assessments to evaluate the qualifications, experience, skills and balance of our Board and its committees and to confirm that they are working effectively. The Board may periodically engage an independent third-party advisor experienced in corporate governance matters to facilitate, and bring an outside perspective to, the Board and its committee’s annual self-assessment process. In 2024, the Board engaged such an advisor. During 2024, the advisor conducted 1-on-1, open-ended interviews with certain Board members to provide the director with the opportunity to openly discuss the performance and effectiveness of the Board as a whole and its committees. The interviews also provided the directors with an opportunity to identify areas for improvement. The advisor’s process was developed in consultation with the Independent Governance Committee Member and the Governance Committee, as well as our Chief Legal Officer and Secretary. The advisor gathered and analyzed the data and presented its findings and recommendations to the Governance Committee. After considering the input, the Governance Committee in 2025 initiated updates to Board and committee meeting practices and processes, including refinements to agendas and discussion topics and enhancements to Board and committee succession planning. The Governance Committee plans to address other areas of focus as appropriate.

Meetings and Attendance

Our Board held 16 meetings during 2025. All directors, except Mr. Cocks, Mr. Hattersley, and Ms. Timm, attended at least 75% or more of the aggregate meetings of our Board and the committees of our Board on which they served during 2025, in each case during the periods that he or she served. Mr. Cocks had previous pre-existing commitments prior to joining the Board in May 2025, which prevented him from attending certain Board and committee meetings in 2025. In addition, Mr. Hattersley was recused from seven Board meetings relating to discussions of his succession and successor. He attended all six Board meetings in which he was not recused in 2025. In addition, our directors are encouraged to attend the Annual Meeting. All directors standing for re-election at such time attended the 2025 Annual Meeting of Stockholders, except for two directors.

Our Board and each of its committees generally hold executive sessions of non-employee directors at each regularly scheduled meeting. The Board executive sessions of independent directors are presided over by the Independent Governance Committee Member, as set forth in the Governance Guidelines.

Our Long-Term Family Stakeholders

Molson Coors is the proud combination of two family controlled publicly listed companies that came together in 2005: Molson, Inc. (Molson) and Adolph Coors Company (Coors). Molson traces its roots back to 1786, making it North America’s oldest beer company, and Coors was originally founded in 1873. We believe the long history of the involvement and ownership of the Molson and Coors families is one of our greatest strengths.

Our Company continues to thrive because of having two dedicated family stakeholder bases with a long-term ownership perspective. Generations of Molson and Coors family members have actively served on our Board and been engaged in the business, which demonstrates their families’ interest in and commitment to the long-term success of our Company. Currently, Andrew T. Molson and Geoffrey E. Molson, each sixth generation Molson family members engaged in the business, are active members of our Board. In addition, David S. Coors and Peter J. Coors each sons of Peter H. Coors, and each fifth generation Coors family members, are engaged in the business as active employees and are also active members of our Board.

We strongly believe that the Molson and Coors families’ control and their long-term stewardship have provided, and will continue to provide, a strategic advantage to our Company. Historically, the family ownership structure has helped to maintain stability and mitigate certain short-term pressures typically faced by widely held companies, which has allowed the Board and management to focus on more long-term sustainable growth that generally benefits all stockholders. This strategic advantage is sustained by a careful balancing of the roles of our Board, management, and all our stockholders—including the Molson and Coors families. We also recognize the important role that our independent directors play in our Company. Despite our “controlled company” nature, a majority of our Board is independent and, as discussed further above, our Independent Governance Committee Member plays a crucial role in helping to confirm the interests of all directors are taken into consideration on matters, including through acting as chair of the executive sessions of solely independent directors.

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The family members also play an important role in upholding our corporate culture, which has helped us to attract and retain top talent. In addition, management effectively cultivates its relationship with the Molson and Coors family members through a variety of channels, including regular Board and committee interaction, investing in future growth opportunities and supporting Molson Coors’ vision to unite people and celebrate all life’s moments.

Stockholder Engagement

We believe it is essential to actively engage with our stockholders to discuss and receive feedback regarding matters of importance to them and emerging trends, including, among others, changes to continue to bolster our corporate governance practices, the interplay between Putting People First & Preserving Our Planet and executive compensation, and appropriate frameworks and disclosure metrics. Accordingly, we adhere to the following practices to continue to build and maintain relationships and trust with our stockholders:

conducting year-round engagement with stockholders, proxy advisory firms, and stock analysts; engaging at stockholders’ requests to address questions and concerns regarding the Company;

providing stockholder feedback to the Board and committees on a regular basis; and

considering and reflecting on stockholder feedback in our periodic review and update of policies and practices.

Certain Governance Policies

Hedging, Pledging and Short Sale Policies

Under our Insider Trading Policy, directors, executive officers, and other employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the individual’s securities holdings in our Company.

In addition, the Audit Committee adopted an enhanced anti-pledging policy, set forth in the Insider Trading Policy, that prohibits directors, executive officers, and other employees from purchasing our securities on margin, borrowing against any account in which our securities are held, or otherwise pledging securities as collateral for a loan. The restriction on pledging our securities as collateral for a loan (not including margin debt) may be waived with the prior approval of the CFO and Chief Legal Officer or Legal Designee (as defined under the Insider Trading Policy), except in the case of a proposed pledge by an insider (defined as a director or executive officer who is subject to Section 16 of the Exchange Act or any executive that is a direct report to the CEO). Any proposed pledge by an insider must also be approved in advance by the Audit Committee as part of its risk oversight function.

The enhanced anti-pledging policy sets forth more than a dozen distinct factors that must be considered before a proposed pledging transaction may be approved. Details of outstanding pledges of our securities are included within footnotes in the “Beneficial Ownership” section of this Proxy Statement.

As part of its risk assessment and risk management oversight responsibilities, the Audit Committee has evaluated the outstanding pledges of our securities, both on an individual and an aggregate basis, including the potential impacts to us and our stock price in the event of a forced sale, and does not believe they are reasonably likely to have a material adverse effect on us. In addition, the Audit Committee has reviewed and approved our risk management plans in the event of a forced sale or other potential event of default under these pledging arrangements.

Our directors, executive officers and other employees also are prohibited from engaging in short sales related to our common stock and the exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and our wholly-owned indirect subsidiary (Exchangeco).

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Political Contribution Policy

In February 2021, the Governance Committee adopted an enhanced political contribution policy that outlines the Company’s policies, procedures and philosophy regarding its political contributions and activities. The Political Contribution Policy was adopted in response to feedback received from employees and as part of the Company’s ongoing stockholder engagement. The Political Contribution Policy sets forth the broad criteria that drive decisions regarding political contributions by employee-funded entities (e.g., federal PACs), corporate contributions where allowed by law, and other lobbying and advocacy efforts. It also provides that the Company’s political spending will be aligned to a set of giving criteria that is focused on a pro-Company agenda that generally, but not exclusively, opposes increased beer taxes and restrictions on sales and marketing, and promotes marketplace transparency and industry innovation. The Political Contribution Policy also clarifies that the Company’s political spending will not be influenced by the political preferences of any individual director, officer or employee. The policy vests oversight responsibilities with the Governance Committee and places day-to-day management of the Company’s political activities with the Chief Legal & Government Affairs Officer and Vice President — Government Affairs.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Global Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, our employees, the employees of our subsidiaries, and each covered individual’s immediate family members, other members of a covered person’s household and entities controlled by a covered person, as well as any person doing business on behalf of us or representing us, such as agents, contract employees, temporary employees, consultants, and contractors, and the Company itself. We believe our Global Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Global Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19 to our Annual Report.

Access To Our Directors

Stockholders and other interested parties may communicate directly with members of our Board as described in the “Questions and Answers” section of this Proxy Statement.

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Director Compensation

General

We use a combination of cash and stock-based compensation to ensure we can attract and retain high-caliber individuals to serve on our Board. The Compensation & HR Committee, with assistance from the Compensation Consultant, reviews and makes recommendations to our Board annually with respect to the form and amount of director compensation. In setting director compensation, the Compensation & HR Committee considers the significant amount of time that directors expend in fulfilling their duties to our Company and the skill level required of our Board members, as well as the compensation of directors at our peer companies. Our overall director compensation approach is to target the median of our peer group described in the “Compensation Discussion & Analysis (CD&A)” section of this Proxy Statement for both cash and stock-based elements.

2025 Compensation

Directors received an annual cash retainer and an annual equity grant in the form of restricted stock units (RSUs), as shown below. Amounts paid are prorated according to dates of service.

	Compensation Element

	Cash		Total Annual
	Retainer	RSUs	Retainer
Role	($)	($)	($)
All Directors (base retainer)	115,000	170,000	285,000
Board Chair and Board Vice Chair	205,000	170,000	375,000
Independent Governance Committee Member	135,000	170,000	305,000
Audit Committee Chair	140,000	170,000	310,000
Technology Subcommittee Chair	135,000	170,000	305,000
Compensation & HR Committee Chair	137,500	170,000	307,500
Finance Committee Chair	135,000	170,000	305,000

In addition, directors are reimbursed for any expenses incurred while attending our Board or any committee meetings and in connection with any other Company business. Board members also received tax reporting and filing assistance given the complexities created by having Board meetings across multiple countries and tax jurisdictions.

After a review of our peer group median reference points with the Compensation Consultant, in May 2025 the Compensation & HR Committee recommended and the Board approved a $10,000 increase to the annual cash retainer for all directors, a $5,000 increase to the Annual RSU grant, a $2,500 increase to the Compensation & Human Resources Committee Chair cash retainer, a $5,000 increase to the Finance Committee Chair cash retainer, and a $5,000 increase to the Technology Subcommittee Chair cash retainer, all effective May 2025.

Under our Directors’ Stock Plan, non-Molson and non-Coors family directors may elect to receive 0%, 50% or 100% of their annual cash retainer in the form of either: (i) shares of Class B common stock; or (ii) deferred stock units (DSUs), with the balance in each case being paid in cash. Molson and Coors family directors receive their entire retainer and any Chair or Vice Chair retainer, as applicable, in cash. DSUs represent the right to receive shares of Class B common stock when the director’s service on our Board terminates. Upon departure from the Board, directors who have elected DSUs are paid a cash amount equal to the dividends that would have been paid during the vesting period had each DSU been an actual share of Class B common stock.

Rahul Goyal, our President and CEO, and Gavin D.K. Hattersley, our former President and CEO, do not and did not receive any compensation for their respective service on the Board. See the “Executive Compensation” section of this Proxy Statement for each of Mr. Goyal’s and Mr. Hattersley’s compensation as President and CEO of the Company, as applicable.

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DIRECTOR COMPENSATION

Director Stock Ownership Requirements

In order to further align the interests of directors with the long-term interests of our stockholders, our Board has determined that, by the end of his or her fifth year as a director, each director should own stock or stock equivalents with a value equal to five times the annual retainer. All of our directors currently meet or are on track to meet this requirement. Shares owned directly by the director, as well as the value of DSUs and unvested RSUs, are included in calculating ownership levels.

Director Compensation Table

The table below summarizes the compensation by our Company to directors, except for Mr. Goyal and Mr. Hattersley, for the year ended December 31, 2025. As noted above, Mr. Goyal, as our President and CEO, does not (and Mr. Hattersley, our former President and CEO, did not) receive any compensation for their respective service on the Board.

	Fees Earned or
	Paid in	Stock	All Other
	Cash(1)	Awards	Compensation	Total
Current Directors	($)	($)	($)	($)
Christian “Chris” P. Cocks(2)	72,682	170,000	—	242,682
David S. Coors(3)	201,291	170,000	—	371,291
Peter J. Coors(2,3)	72,637	170,000	—	242,637
Roger G. Eaton	142,129	170,000	—	312,129
Mary Lynn Ferguson-McHugh	132,864	170,000	—	302,864
Charles M. Herington	111,363	170,000	—	281,363
Andrew T. Molson	111,291	170,000	—	281,291
Geoffrey E. Molson(4)	201,291	170,000	89,403	460,694
Nessa O’Sullivan	136,291	170,000	—	306,291
H. Sanford Riley	118,709	170,000	—	288,709
Jill Timm	111,291	170,000	—	281,291
Leroy J. Williams, Jr.(5)	136,325	170,000	—	306,325
James “Sandy” A. Winnefeld, Jr.	111,291	170,000	—	281,291
Former Directors
Julia M. Brown(6)	65,192	—	—	65,192
Peter H. Coors(6)	65,192	—	—	65,192

(1)	As described below in “Fees Earned or Paid in Cash Elections”, certain directors elected to receive a portion of the above fees in the form of DSUs or shares of the Company stock pursuant to our deferred compensation program for directors. In the case of DSUs or shares, the cash equivalent at the time of grant is used and rounded up to the nearest whole share.
(2)	Mr. Cocks and Peter J. Coors were each appointed as a director effective May 14, 2025. The amount above reflects their respective prorated retainers for their service during 2025.
(3)	In addition to his director compensation reflected in the table above, David S. Coors received compensation of approximately $395,295 in 2025 as an employee of our Company, which included salary, bonus and equity awards consisting of PSUs, RSUs, and Stock Options. Assuming maximum-level performance for the PSUs, the aggregate compensation would be increased by $74,393. David S. Coors has also served as Board Chair since May 15, 2025. In addition to his director compensation reflected in the table above, Peter J. Coors received compensation of approximately $259,473 in 2025 as an employee of our Company, which included salary, bonus and equity awards consisting of RSUs and Stock Options.
(4)	In addition to his role on the Board, Geoffrey E. Molson, through an entity controlled by him, received CAD $124,865 in 2025 for consultant services rendered to our Company in an ambassadorial role, shown in the “All Other Compensation” column above. A CAD to USD 2025 YTD exchange rate of 0.716 was used to convert Geoffrey E. Molson’s ambassadorial role fees. Geoffrey E. Molson has also served as Board Vice Chair since May 15, 2025.
(5)	Mr. Williams serves as the Chair of the Technology Subcommittee and the amount above reflects a prorated cash retainer of $10,639 for his service as the Chair of the Technology Subcommittee during 2024.
(6)	Both Ms. Brown and Peter H. Coors served as Directors through May 14, 2025. The amounts reflected above are prorated for their service during 2025 and include unvested shares that accelerated upon retirement from the board, resulting in each receiving $465,894 in RSUs and $28,679 in dividends.

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DIRECTOR COMPENSATION

On May 15, 2025, each director received an annual equity grant of 3,022 RSUs with a grant date fair value of $56.27 per unit and an aggregate grant date fair value of $170,048. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, Compensation-Stock Compensation (FASB Topic 718). The assumptions used to calculate these amounts are described in Note 16 “Share-Based Payments” to our Company’s consolidated financial statements in the Annual Report. The RSUs cliff vest on May 15, 2028, or upon retirement of the director from our Board, whichever comes first. Upon vesting of RSUs, the director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each RSU been an actual share of Class B common stock.

Fees Earned or Paid in Cash Elections

For 2025, the directors made the following elections under our Directors’ Stock Plan:

●	Retainer paid in 100% Cash: David S. Coors, Peter J. Coors, Roger G. Eaton, Mary Lynn Ferguson-McHugh, Andrew T. Molson, Geoffrey E. Molson, Nessa O’Sullivan, H. Sanford Riley, Jill Timm, Leroy J. Williams, Jr. and James “Sandy” A. Winnefeld Jr.
●	Retainer paid in 50% DSUs and 50% Cash: Charles M. Herington
●	Retainer paid in 100% Stock: Christian Cocks

Stock Awards

Outstanding Equity Awards

The table below summarizes each director’s outstanding RSUs and DSUs as of December 31, 2025.

Current Directors	RSUs(1)	DSUs(2)
Christian “Chris” P. Cocks	3,022	—
David S. Coors	8,562	—
Peter J. Coors	3,022	—
Roger G. Eaton	8,562	20,581
Mary Lynn Ferguson-McHugh	8,562	—
Charles M. Herington	8,562	27,646
Andrew T. Molson	8,562	—
Geoffrey E. Molson	8,562	—
Nessa O’Sullivan	8,562	7,320
H. Sanford Riley	8,562	15,668
Jill Timm(3)	6,992	—
Leroy J. Williams, Jr.	8,562	—
James “Sandy” A. Winnefeld, Jr.	8,562	—
Former Directors
Julia M. Brown	—	—
Peter H. Coors	—	—

(1)	Represents the underlying shares of Class B common stock issuable upon vesting, retirement from our Board, death or disability, and settlement, as applicable; Excludes 1,755 outstanding RSUs received by David S. Coors, and 1,407 outstanding RSUs received by Peter J. Coors in conjunction with their service as employees of the Company.
(2)	Represents the underlying shares of Class B common stock issuable within thirty days after termination of service as a member of our Board, and settlement, as applicable.
(3)	Includes a prorated annual equity grant of 1,097 RSUs awarded to Ms. Timm in January 2024 for partial year service in 2023.

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Related Person Transactions

Approval of Related Person Transactions

Our Board has adopted a formal written policy for the review, approval and ratification of “related person” transactions. Under the policy, the Audit Committee is required to approve all related person transactions (except those transactions between us and affiliates or members of the Molson or Coors families, which require full Board approval in accordance with our Bylaws) with an aggregate amount involved that will, or may be expected to, exceed $120,000. Other than salary and benefits to officers and employees in the ordinary course of business, any transaction between us and affiliates or members of the Molson or Coors families, regardless of the amount involved, requires Board approval under our Bylaws pursuant to the requirements set forth therein.

Under the policy, our directors, executive officers and beneficial owners of more than 5% of our Class A common stock, our Class B common stock, the Class A exchangeable shares, and the Class B exchangeable shares issued by Exchangeco, or other voting securities (collectively, 5% beneficial owners) are expected to disclose the material facts of any transaction that could be potentially considered a “related person” transaction to our Company.

In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee will review the relevant facts regarding the transaction including: (a) the extent of the related person’s interest in the transaction; (b) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances; and (c) whether the related person transaction is consistent with the best interests of our Company and stockholders.

Each of the transactions and relationships set forth below were ratified and approved in the manner and to the extent required under our related party transaction policy or Bylaws, as applicable.

Certain Related Person Transactions

Eric H. Molson, the father of Andrew T. Molson and Geoffrey E. Molson, serves as a Director Emeritus. In connection with his role, he received $50,000 in compensation for his services, and he has the ability to recommend up to $325,000 per year in charitable contributions.

We have contractual relationships with the Montréal Canadiens and Gestion evenko. Geoffrey E. Molson, our Vice Chair, and Andrew T. Molson, a member of our Board, are affiliated with the general partner and one of the limited partners of CH Group Limited Partnership, the owner of the Montréal Canadiens, the Bell Centre, L’Équipe Spectra and Gestion evenko. Geoffrey E. Molson is also the President and CEO of CH Group Limited Partnership. In 2025, we made payments totaling approximately CAD $15.7 million to the Montréal Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Montréal Canadiens or its affiliates made payments totaling approximately CAD $9.4 million to us according to the terms of our agreements and purchased our products in the ordinary course of business. In 2025, we made payments totaling approximately CAD $1.8 million to Gestion evenko and its affiliates in marketing, advertising and promotional endeavors in the ordinary course of business. The business relationships have been in place for many years, are reviewed at least annually by the Audit Committee, and our Board has determined they are fair and reasonable and comparable to market conditions for similar business relationships.

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RELATED PERSON TRANSACTIONS

In addition, in connection with the sale by one of our predecessor entities of its ownership interest in the Montréal Canadiens, such predecessor agreed to assume the liability associated with the Montréal Canadiens Deferred Compensation Plan (MCDC) for the benefit of the Montréal Canadiens’ players and coaches. During 2025, we made no pension payments under the MCDC.

We have an ongoing business relationship with AVENIR GLOBAL and its affiliate, NATIONAL Public Relations, for strategic public relations services. Geoffrey E. Molson and Andrew T. Molson are affiliated with AVENIR GLOBAL. Andrew T. Molson is the Chairman of AVENIR GLOBAL, and Geoffrey E. Molson is a member of its board of directors. In 2025, we made payments to NATIONAL Public Relations totaling approximately CAD $481,000 and payments to AVENIR GLOBAL totaling approximately CAD $14,400, each for strategic public relations services. The business relationship has been in place for many years, is reviewed at least annually by the Audit Committee, and our Board has determined it is fair and reasonable and comparable to market conditions for similar business relationships.

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in our Class A shares of our Company. Hiring and placement decisions are made based upon merit and compensation packages that are offered commensurate with policies in place for all employees of Molson Coors. Peter J. Coors (son of Peter H. Coors and brother of David S. Coors) and David S. Coors (son of Peter H. Coors and brother of Peter J. Coors) are employed by the Company. In 2025, David S. Coors received compensation in the ordinary course of business of approximately $395,295, which included salary, bonus and equity awards. In 2025, Peter J. Coors received compensation in the ordinary course of business of approximately $259,473, which included salary, bonus and equity awards. Our policies and procedures for review, approval and ratification of related person transactions did not require review, approval or ratification of David S. Coors’ or Peter J. Coors’ compensation because it was limited to salary and benefits paid to an employee in the ordinary course of business. Please see the “Director Compensation” section of this Proxy Statement for a description of Peter H. Coors’, David S. Coors’, and Peter J. Coors’ compensation in their respective roles as directors of our Company and for further detail regarding each of David S. Coors’ and Peter J. Coors’ compensation as a non-executive employee.

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Management

Executive Officers

The following persons hold the executive officer positions at Molson Coors as further described below as of the Record Date.

Age 49 President and CEO of Molson Coors since October 2025	RAHUL GOYAL
BUSINESS EXPERIENCE: See page 15.

Age 59 CFO of Molson Coors since November 2016	TRACEY I. JOUBERT

BUSINESS EXPERIENCE:

Prior to her current role, Ms. Joubert served as the CFO and Executive Vice President of MillerCoors from 2012 to November 2016. Prior to entering that role in 2012, Ms. Joubert served as Vice President of Finance, Planning & Analysis and Controller since the formation of MillerCoors in 2008. Before joining MillerCoors, she served as Director of Finance and Group Services at Miller Brewing Company. She began her career in beer with SAB Limited, a beer brewer, in Johannesburg, South Africa, where she served as Financial Manager of technical accounting and Financial Manager of finance services. Prior to joining SAB Limited, she was Financial Manager at Barloworld Limited, an industrial brand management company, and articled at KPMG South Africa, a professional services company. Ms. Joubert has served as director of JELD-WEN Holding, Inc. (NYSE: JELD), a publicly-traded global manufacturer and distributor of windows, doors, and other building products, since 2021. She previously served as a director of Cooper Tire & Rubber Company (NYSE: CTB) from 2017 to 2021.

Age 47 Chief Legal, Communications & Government Affairs Officer and Secretary of Molson Coors since September 2023	NATALIE MACIOLEK

BUSINESS EXPERIENCE:

Prior to her current role, Ms. Maciolek served as the Chief Legal & Government Affairs Officer and Secretary since joining Molson Coors in September 2023. Prior to joining Molson Coors, Ms. Maciolek served as senior vice president, general counsel and corporate secretary at Kohler Co., a manufacturing company, from October 2022 to August 2023, and vice president, general counsel and corporate secretary from November 2018 to October 2022. She also served in positions of increasing responsibility at Kohler Co. from August 2013 to November 2018. Prior to joining Kohler Co, she was a partner and associate at Quarles & Brady LLP, a law firm, from 2004 to 2013.

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MANAGEMENT

Age 60 Chief Information Officer of Molson Coors since December 2015	DARRIN VOHS

BUSINESS EXPERIENCE:

Prior to his current role, Mr. Vohs served in a variety of positions with Molson Coors, including regional chief information officer for Molson Coors in Europe and vice president of information technology architecture. With over three decades of experience at the company, Mr. Vohs has led the creation and implementation of Molson Coors’ information technology strategy, including a balanced pursuit of business, information, cyber security and technical solutions. Before joining Molson Coors, Mr. Vohs worked at Electronic Data Systems (EDS).

Age 48 President and CEO of Molson Coors EMEA&APAC since January 2025	PHILIP M. WHITEHEAD

BUSINESS EXPERIENCE:

Prior to his current role, Mr. Whitehead served as Managing Director in Western Europe, from December 2019 to January 2025, and as Managing Director UK & Ireland from September 2016 to December 2019. Prior to 2016, Mr. Whitehead oversaw Molson Coors’ supply chain functions as Chief Supply Chain Officer for 12 European markets from October 2014 until September 2016. He began his career in the beer industry as a Logistics Director with Molson Coors starting in 2008 and was promoted to Commercial Director in January 2011 where he served until October 2014.

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In accordance with Section 14A of the Exchange Act, the Class A Holders and the Class B Holders, voting together as a single class, are entitled to cast a vote to approve the compensation of our NEOs as described in the “Compensation Discussion and Analysis (CD&A)” section and the “Executive Compensation” section of this Proxy Statement. This proposal is also referred to as the say-on-pay vote. We have held a say-on-pay vote at each year’s annual meeting since 2013 and based on the 2023 advisory vote regarding the frequency of say-on-pay votes, our Board has determined to hold an advisory vote on NEO compensation every year.

In deciding how to vote on this proposal, we encourage you to read the “Compensation Discussion and Analysis (CD&A)” and “Executive Compensation” sections of this Proxy Statement. As described in more detail in those sections, we believe our compensation programs emphasize performance and accountability while maintaining alignment with medium- and long-term stockholder interests.

We are asking our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

Because your vote is advisory, it will not be binding upon our Board. However, our Board values our stockholders’ opinions and the Compensation & HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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Introduction

This CD&A describes our executive compensation programs and practices and explains how the Compensation & HR Committee considers performance when making compensation decisions. This discussion focuses on the compensation provided to our NEOs, who for 2025 were:

Rahul Goyal	Tracey I. Joubert	Natalie Maciolek	Darrin Vohs	Philip Whitehead
President and CEO(1)	CFO	Chief Legal, Communications, & Government Affairs Officer and Secretary	Chief Information Officer	President and CEO of Molson Coors EMEA&APAC(2)

Gavin D.K. Hattersley	Michelle St. Jacques
Former President and CEO(3)	Former Chief Commercial Officer(4)

(1)	Mr. Goyal became President and CEO effective October 1, 2025.
(2)	Mr. Whitehead became President and CEO of Molson Coors EMEA&APAC effective January 1, 2025.
(3)	Mr. Hattersley served as President and CEO until September 30, 2025.
(4)	Ms. St. Jacques departed the Company effective November 14, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

Linking Compensation to Strategy

Our overall business strategy drives our compensation philosophy and the choices we make as a business. Our two primary focus areas are (i) our ambition to be first choice for our people, our consumers, and our customers, and (ii) execution against the following pillars:

Our business strategy involves delivering against these pillars and using a balanced focus on both top- and bottom-line performance with a goal of achieving sustainable growth. Our annual incentive program for 2025, the Molson Coors Incentive Plan or MCIP, supports this strategy by incorporating two bottom-line metrics: Underlying Income Before Income Taxes weighted at 50% and Underlying FCF weighted at 20%; and one top-line metric: Underlying NSR weighted at 30%. Our PSUs for the 2025 – 2027 performance period are conditioned on achieving certain levels of Cumulative Underlying Earnings Per Share, with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies. We believe this approach emphasizes the importance of delivering against the Company’s long – term business strategy to focus on delivering value to our shareholders.

Linking Compensation to Performance

In 2025, we achieved the following Enterprise MCIP results on the metrics for our short-term incentive plans:

●	Below target level performance on Underlying Income Before Income Taxes metric was driven by lower financial volume as a result of global macroeconomic factors contributing to beer industry softness, as well as competitive pressures, and lower U.S. share performance. Additionally, cost inflation on commodities contributed to the shortfall partially offset by lower incentive compensation expense
●	Between threshold and target level performance on Underlying FCF metric was driven primarily by favorable working capital partially offsetting the Underlying Income Before Income Taxes performance
●	Below threshold level performance on our Underlying NSR metric was driven by lower financial volume as a result of global macroeconomic factors contributing to beer industry softness, as well as competitive pressures, and lower U.S. share performance

These results combined to produce an overall Enterprise MCIP payout at 6% of target. As discussed below under “Annual Incentives,” certain of our NEOs earn short-term incentive payouts based on the results of particular business units rather than the entire company. Our main business units produced slightly stronger results for the year. The Americas MCIP payout was at 16% of target and the EMEA&APAC MCIP payout was at 19% of target.

The three-year PSUs granted in 2023 paid out at 126% based on the three-year performance period of 2023-2025 driven by slightly above target performance on Cumulative NSR, maximum performance on Cumulative Underlying Income Before Income Taxes, and payout at target level on Relative TSR against S&P 500 Index companies. Although relative TSR performance was achieved above target level, payout was capped at target level because absolute TSR was negative.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Given our CEO transition in October 2025, Mr. Goyal’s realized pay compared to underlying performance for 2025 would not be a reflective comparison of our Pay for Performance approach.

Leadership Transition in 2025

Mr. Hattersley served as President and CEO of the Company until September 30, 2025 and retired from the Company at the end of 2025. Prior to his retirement he worked with the Compensation & HR Committee and the Board on a mutually agreeable transition plan following the appointment of Mr. Goyal. Mr. Hattersley did not receive any new benefits upon retirement. Under the terms of his existing agreements, he received certain benefits upon or after his retirement, such as an annual bonus for 2025 based on actual Company performance and continued vesting of unvested RSUs, PSUs and Stock Option grants.

Pursuant to a thorough succession planning process conducted by the Board, Mr. Goyal was appointed to the role of President and CEO of the Company effective October 1, 2025. His compensation levels for the President and CEO roles were set using the same market data and criteria described later in this section. At the time of Mr. Goyal’s appointment as President and CEO, he received a one-time award of RSUs with a value of $2.0 million that will vest three years from the date of the grant.

Executive Compensation Governance Practices

Tie a significant portion of compensation to performance	Have an executive compensation program that encourages excessive risk taking
Use a balance of short- and long-term incentive awards with diverse performance metrics for both	Re-price stock options without stockholder approval
Award incentive compensation subject to clawback policies	Provide excise tax gross ups to executives
Consider peer group and comparable industry data in setting compensation	Allow hedging of Company stock
Establish significant executive and director stock ownership guidelines and evaluate compliance annually	Award excessive perquisites
Retain an independent compensation consultant	Offer excessive change in control or severance benefits
Actively engage with investors regarding executive compensation and governance practices	Pay dividends or dividend equivalents prior to vesting of stock awards
Pay dividends or dividend equivalents on stock options

Executive Compensation Philosophy

Our objective for our executive compensation programs is to support our business needs while being competitive in an ever-changing marketplace. To that end, our programs follow certain core principles that we believe enable us to attract and retain the leaders who will effectively develop and execute our business strategy. The Compensation & HR Committee regularly reviews these principles to ensure they meet our strategic objectives.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

In designing compensation programs and setting compensation levels, we apply the following principles:

Pay for Performance Compensation Mix

We pay for performance by ensuring that a significant portion of compensation for our executives is “at-risk” and varies based on the performance of the Company. As executives progress in the Company and assume more responsibility, the percentage of at-risk performance-based pay awarded to them increases. Consistent with our pay philosophy and in line with the compensation awarded at companies in our peer group, our NEOs’ annual target total direct compensation (TDC) (consisting of base salary, target annual incentive, and target long-term incentive) is structured so that approximately 89% of the CEO’s compensation and approximately 76% of the other NEOs’ compensation consists of annual and long-term elements that are at-risk and vary with financial and stock performance.

2025 Target Comp Mix

Combined, our short-term and long-term incentives are designed to drive and reward strong performance by the Company and our people. Our mix of fixed and variable compensation motivates both short-term performance on designated financial objectives and longer-term strategic performance, both of which drive value to our stockholders.

Market Competitiveness

We have a consistent philosophy and process for setting base salaries, annual incentive opportunities, and equity grant targets for our NEOs and other top executives. Generally, we set benefits and perquisites to reflect the home country practice and applicable law.

Each year, the Compensation & HR Committee reviews the competitiveness of our compensation program and of the program’s individual elements. For 2025, the Compensation & HR Committee used information regarding a peer group

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

of 20 companies together with survey data from other companies in the consumer products industry to assess the competitive levels for each element of the NEOs’ compensation and, when appropriate, for benefits and perquisites.

The Compensation & HR Committee, in consultation with the independent Compensation Consultant, selected the 2025 peer group so that our annual revenue would fall near the median of the peer group’s annual revenue. This was the same approach that was used in selecting the Company’s 2024 peer group. The Compensation & HR Committee also selected the peer group based on consideration of the following similarities:

Size	Operations	Global Complexity	Competition for Global Talent

General Economic Challenges	Industry; or at a Minimum, Consumer Product Companies	Public Versus Privately Held

Our 2025 peer group consisted of the following companies*:

Brown-Forman Corporation Campbell Soup Company Carlsberg A/S The Clorox Company Coca-Cola Consolidated, Inc. Colgate-Palmolive Company Conagra Brands, Inc. Constellation Brands, Inc. Diageo plc

General Mills, Inc.

Heineken NV

The Hershey Company

Hormel Foods Corporation

The J. M. Smucker Company

Keurig Dr Pepper Inc.

The Kraft Heinz Company

McCormick & Company, Incorporated

Monster Beverage Corporation

Primo Brands Corporation

* For 2025 we removed Kellanova and Coca-Cola European Partners Plc and added Coca-Cola Consolidated Inc. and Primo Brands Corporation to our peer group.

Strategically Chosen Compensation Elements

The table below describes the purpose of each element of our pay program and how target levels for our NEOs typically compare to the peer group. The Compensation & HR Committee does not fix pay solely based on peer group benchmarks. Rather, competitive market data is only one component in the decision-making around executive compensation. The Compensation & HR Committee also considers each individual’s experience and performance, business and industry challenges, and macroeconomic factors.

Element of Compensation	Purpose	Peer Group Reference Point
Base Salary — Fixed Pay	● Fixed dollar amount that provides a competitive level of fixed compensation	● Generally, median of the peer group
Annual Incentive Awards — Pay for Performance	● Provides variable pay opportunities to reward achievement of short-term Company financial and non-financial goals that also drive sustainable long-term value creation	● Generally, target is set at the median of peer group ● Actual payouts are determined by performance
Long-Term Incentive Awards — Pay for Performance	● Provide long-term, stock-based variable pay opportunities to reward achievement of long-term Company goals and stockholder value creation	● Generally, target is set at the median of peer group ● Actual payouts are determined by performance (PSUs), stock price at vesting, or both

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Oversight of Executive Compensation Programs

In an attempt to ensure consistent application of our compensation philosophy, we draw on the perspectives of different groups in setting objectives, reviewing performance, and determining compensation for our executive officers, as set forth in the following table.

Roles And Responsibilities

Board (Majority Independent)
●
Sets annual operating plan and long-range (three-year) plan, including targets for Underlying Income Before Income Taxes and Underlying FCF, as well as Underlying NSR. These plans lay the foundation for our compensation programs.
●
The non-executive members of the Board:
●
review the CEO’s performance measured against the established metrics and assess the manner in which the CEO motivated the team to achieve prescribed performance goals.
●
set the CEO’s base pay, annual incentive target, and LTIP targets after reviewing recommendations from the Compensation & HR Committee.
●
approve ultimate bonus payments and equity awards for the CEO, if any.

Compensation & HR Committee (100% Independent)
●
Sets compensation for the NEOs other than the CEO after reviewing recommendations from the CEO.
●
Reviews data, business objectives and goals, as established in coordination with our Board, and assesses achievement and recommends compensation for the CEO for approval by our Board.
●
After our Board establishes business goals and objectives, sets performance measures and payout ranges for MCIP and LTIP metrics.
●
Certifies Company and business unit performance against the established metrics and reviews the performance of the NEOs (other than the CEO) as presented by the CEO.

Compensation Consultant (Independent)
●
Reports directly to the Compensation & HR Committee.
●
Assists in developing recommendations for executive compensation, including by providing market compensation data for all the NEOs.
●
Based on input and guidance from the Compensation & HR Committee, the CEO and the Chief People and Culture Officer, develops and provides information and recommendations to assist the Compensation & HR Committee in reviewing and adjusting the global compensation program, including:
●
peer group and industry data, with guidance on market and regulatory trends such as clawbacks;
●
assessments of pay competitiveness for executive officers; and
●
methods for implementing compensation elements and relative pay and performance alignment.

CEO
●
Recommends individual performance goals for the other NEOs and guides the achievement of those goals.
●
Evaluates each other NEO’s performance on the basis of personal goals set for the year and a self-assessment completed by the NEO.
●
Reviews trend information and reports prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation & HR Committee.
●
Recommends salaries and MCIP and LTIP awards for the other NEOs, based on his assessments and review of the data.

Chief People and Culture Officer (Americas)
●
Reviews trend information and reports prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the CEO and the Compensation & HR Committee.
●
Recommends adjustments to our executive compensation programs to the CEO and the Compensation & HR Committee.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Components of Executive Compensation and 2025 Executive Pay Outcomes

This section describes the key elements of our executive compensation program and the 2025 awards to our NEOs.

Base Salary

We use base salary to provide fixed compensation that is meant to be competitive with our peers. For 2025, the Compensation & HR Committee approved the following salaries and adjustments for the NEOs other than Mr. Goyal and Mr. Hattersley, whose salaries in turn were approved by our Board based upon the Compensation & HR Committee’s recommendation.

	Base Salary as of	Base Salary as of	Base Salary
NEO	December 31, 2024 ($)	December 31, 2025 ($)	Total % Change in 2025
Rahul Goyal(1)	469,800	1,100,000	134.1%
Gavin D.K. Hattersley	1,300,000	1,350,000	3.8%
Tracey I. Joubert	879,813	906,208	3.0%
Michelle St. Jacques	734,850	750,282	2.1%
Natalie Maciolek(2)	600,300	675,000	12.4%
Darrin Vohs	463,500	477,405	3.0%
Philip M. Whitehead(3)	397,351	494,625	24.5%

(1)	Mr. Goyal was appointed President and CEO effective October 1, 2025 at which time his base salary increased from $493,290 to $1,100,000.
(2)	Ms. Maciolek received a base salary adjustment effective September 24, 2025 to position her at market median.
(3)	The increase in Mr. Whitehead’s base salary reflects his appointment as President and CEO Molson Coors EMEA&APAC effective January 1, 2025. Value is in USD. A GBP to USD average 2024 exchange rate of 1.278 was used to convert Mr. Whitehead’s December 31, 2024 base salary, A GBP to USD full year 2025 average exchange rate of 1.319 was used to convert Mr. Whitehead’s December 31, 2025 base salary.

Annual Incentives

●	The MCIP provides a variable annual pay opportunity, which is consistent with peer companies’ practices to reward participants for achievement against short-term objectives that can have a long-term impact on our Company’s value.
●	The MCIP rewards many employees for performance against pre-established annual goals at the Company, business unit and individual levels. The MCIP award for the CEO is based entirely on the achievement of Company financial targets. MCIP awards for the other NEOs are based primarily on the performance of the enterprise or business units whose results they can influence the most, but final awards may be adjusted based on performance against individual goals.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2025 MCIP Target Awards

Target awards for the NEOs are expressed as a percentage of base salary. The following table shows, for each NEO, the target award, which business unit results are considered, and whether individual performance is considered and, at what proportion.

	Target award
NEO	(as a % of base salary)	Basis of MCIP award
Rahul Goyal(1)	65%/150%	75% Enterprise 25% Individual / 100% Enterprise
Gavin D.K. Hattersley(2)	150%/160%	100% Enterprise
Tracey I. Joubert	90%	75% Enterprise 25% Individual
Michelle St. Jacques	90%	75% Americas 25% Individual
Natalie Maciolek(3)	75%/80%	75% Enterprise 25% Individual
Darrin Vohs	55%	75% Americas 25% Individual
Philip M. Whitehead	90%	75% EMEA&APAC 25% Individual

(1)	Mr. Goyal was appointed President and CEO effective October 1, 2025 at which time his MCIP target changed from 65% to 150% and the basis of his bonus changed from including an individual component to being fully based on Enterprise results. Mr. Goyal’s payment reflects these changes pro-rated for time in each target percentage during the year.
(2)	Mr. Hattersley’s MCIP target was increased effective April 1, 2025 in line with market.
(3)	Ms. Maciolek received an MCIP Enterprise target adjustment effective September 24, 2025 from 75% to 80% to position her at market median. Ms. Maciolek’s payment reflects these changes pro-rated for time in each role during the year.

For NEOs other than the CEO, individual goals measure performance against specific job initiatives and carry a 25% weight of their respective total MCIP targets. For 2025, individual goals for NEOs were consistent with our business strategy and its focus on driving sustainable top- and bottom-line growth while evolving from a beer to a beverage company, which included, but were not limited to:

●	advancing the culture of the Company and the growth of our people;
●	growing core power brand revenue;
●	aggressively premiumizing our portfolio and scale and expanding in beyond beer;
●	delivering on our financial plan; and
●	investing in our capabilities.

To help ensure that NEOs maintain a focus on the organization as a whole, there are no payouts under the MCIP for achievement of individual goals unless threshold performance is achieved at the Company or applicable business unit level. The individual result is a modifier on the calculated financial performance. In other words, if the Company or business unit component does not pay out for a particular NEO, that executive’s individual component will not pay out either, regardless of individual achievements. Conversely, if there is a payout on an NEO’s Company or business unit component, that payout will also affect the NEO’s individual payout, if any.

The individual goal multiplier for each NEO other than the CEO is recommended by the CEO to, and then approved by, the Compensation & HR Committee

For 2025, most Americas based employees were not given formal performance ratings and therefore there is no differentiation in the individual goal multiplier for each NEO. For EMEA&APAC based employees, performance ratings were used and are reflected in the individual goal multiplier.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2025 MCIP Performance Metrics

The NEOs’ 2025 MCIP awards were based on the following Company or business unit metrics (as applied to the enterprise or the relevant business unit):

Metric (weight %)	Definition(1)
Underlying Income Before Income Taxes (50%)

The Company’s or business unit’s/segment’s income (loss) before income taxes from continuing operations, adjusted for certain items, including goodwill and other intangible and tangible asset impairments, restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results (non-GAAP adjustment items), subject to a constant currency adjustment, as described in footnote (1) below

Underlying FCF (20%)

The Company’s or business unit’s/segment’s cash provided by (used in) operating activities, less additions to property, plant and equipment, net and excluding the pre-tax cash flow impact of the non-GAAP adjustment items, subject to a constant currency adjustment, as described in footnote (1) below

Underlying NSR (30%)

The Company’s or business unit’s/segment’s total revenue from sales after excise taxes, adjusted for the non-GAAP adjustment items, subject to a constant currency adjustment, as described in footnote (1) below

(1)	Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR are non-GAAP financial measures, as defined above. In addition, our MCIP results for these metrics are presented in constant currency in relation to the established targets as we believe these targets should measure the underlying results of the business and that business leaders should be encouraged to make decisions that help drive long-term sustainable growth rather than those which address short-term currency fluctuations. As such, the actual 2025 MCIP results are presented in constant currency in relation to the target with the impact of foreign exchange calculated by translating our current period local currency results at the average exchange rates during 2025 used to translate the financial statements when establishing the program targets. As a result of the foregoing constant currency adjustments, in this context, each of Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR is not comparable to Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR used by us for other purposes.

The adjustments to arrive at these metrics are determined in accordance with the Company’s written policies regarding such matters. These metrics are further adjusted at the discretion of, and subject to approval by, the Compensation & HR Committee in accordance with our MCIP plan. The Compensation & HR Committee did not make any such adjustments in 2025.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2025 MCIP RESULTS(1)

Enterprise

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes ($USD millions)	50%	1,490	1,655	1,903	1,364	0%
Underlying FCF ($USD millions)	20%	1,092	1,285	1,671	1,105	29%
Underlying NSR ($USD millions)	30%	11,221	11,688	12,156	10,930	0%
TOTAL PAYOUT						6%

Business Unit — Americas

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes ($USD millions)	50%	1,300	1,444	1,661	1,190	0%
Underlying FCF ($USD millions)	20%	917	1,079	1,402	1,034	78%
Underlying NSR ($USD millions)	30%	8,924	9,296	9,667	8,674	0%
TOTAL PAYOUT						16%

Business Unit — EMEA&APAC

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes (€ EUR millions)	50%	163	204	265	170	39%
Underlying FCF (€ EUR millions)	20%	169	199	259	69	0%
Underlying NSR (€ EUR millions)	30%	2,240	2,334	2,427	2,201	0%
TOTAL PAYOUT						19%

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Final 2025 MCIP Awards

The following table summarizes the calculation of final 2025 MCIP awards for our NEOs after review by the Compensation & HR Committee (and our Board in the case of the CEO) based on the payout percentages noted above. The individual goal multiplier for each NEO (with the exception of the CEO) is recommended by the CEO to, and then approved by, the Compensation & HR Committee, based on a 2025 performance assessment assumed at 100%. The “Grants of Plan Based Awards” table provides information on each NEO’s threshold, target and maximum MCIP award.

					MCIP Award for
	2025 MCIP Target				2025 ($)
NEO	(as a % of Salary)	Component	Weight	MCIP Multiplier	(Paid in 2026)
Rahul Goyal(1)		Enterprise	75%	6%
		Individual	25%	100%
		Enterprise	100%	6%
	65%/150%	TOTAL			39,122
Gavin D.K. Hattersley(2)		Enterprise	100%	6%
	150%/160%	TOTAL			126,493
Tracey I. Joubert		Enterprise	75%	6%
		Individual	25%	100%
	90%	TOTAL			48,584
Michelle St. Jacques(3)		Americas	75%	16%
		Individual	25%	100%
	90%	TOTAL			93,588
Natalie Maciolek(4)		Enterprise	75%	6%
		Individual	25%	100%
	75%/80%	TOTAL			29,064
Darrin Vohs		Americas	75%	16%
		Individual	25%	100%
	55%	TOTAL			41,710
Philip M. Whitehead(5)		EMEA&APAC	75%	19%
		Individual	25%	100%
	90%	TOTAL			67,665

(1)	Mr. Goyal’s 2025 incentive payment reflects 75% Enterprise and 25% individual for his time as Chief Strategy Officer and then 100% Enterprise for his time as President and CEO.
(2)	Mr. Hattersley’s MCIP target was increased effective April 1, 2025 in line with market.
(3)	Ms. St. Jacques, whose 2025 MCIP award was forfeited in connection with her termination of employment, received a prorated payment in lieu of the award pursuant to the Company’s U.S. Severance Pay Plan. See “Potential Payments Upon Termination or Change in Control” for a description of the severance benefits Ms. St. Jacques received in connection with her termination of employment.
(4)	Ms. Maciolek received a base salary and MCIP target adjustment effective September 24, 2025 to position her at market median.
(5)	A 2025 full year average GBP to USD exchange rate of 1.319 was used to convert Mr. Whitehead’s MCIP Award for 2025.

The Compensation & HR Committee maintains discretion and control over MCIP award payouts to ensure the final awards are reasonable relative to performance.

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Long-Term Incentives

We use our LTIP to provide variable compensation in the form of equity to reward executives for achieving long-term results that align with our stockholders’ interests.

Under our LTIP, we grant executives three types of awards: PSUs, RSUs and stock options. Each NEO is awarded an aggregate LTIP value, which is allocated among the three types of awards as shown below. For 2025, we kept our mix of awards consistent with 2024. This mix of awards is designed to tie executive compensation to stockholder returns, balance performance focus with retention value, and mitigate the risk of over-focus on a single metric.

LTIP Allocation

Award Type	2025 Allocation	Alignment with Shareholders
PSUs	50%	Value of award depends on our performance on Cumulative Underlying Earnings Per Share with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies
RSUs	25%	Value of award depends on our stock price at time of vesting
Stock Options	25%	Value is realized only if our stock price increases from the grant date

The number of PSUs and RSUs awarded to each NEO is determined at the date of grant by dividing the target value of the award by the closing price of our Class B common stock on that date and rounded up to the next whole share. The number of stock options is determined at the date of grant by dividing the target value of the award by the Black-Scholes value of the award on that date and rounded up to the next whole share.

The total target value of these LTIP awards granted to the NEOs in 2025 is shown below. The number of PSUs, RSUs and stock options making up those awards are detailed in the “Grants of Plan Based Awards” table.

Total 2025 Annual
LTIP Awards
Name	($)
Rahul Goyal	804,000
Gavin D.K. Hattersley(1)	9,000,000
Tracey I. Joubert	2,400,000
Michelle St. Jacques(2)	1,800,000
Natalie Maciolek	1,500,000
Darrin Vohs	400,000
Philip M. Whitehead	1,500,000

(1)	Mr. Hattersley’s 2025 LTIP awards continued to vest on their normal vesting schedule upon his retirement from the Company on December 31, 2025 in accordance with the terms of his awards.
(2)	Ms. St. Jacques’ 2025 LTIP awards generally prorated and vesting of RSUs and Options accelerated, while PSUs continue on their regular vesting schedule in accordance with her LTIP award agreements and her termination agreement with the Company. See “Potential Payments Upon Termination or Change in Control” for a description of the severance benefits Ms. St. Jacques received in connection with her termination of employment.

To encourage retention of the Company’s executive team through the leadership transition, the Compensation & HR Committee on April 14, 2025 granted special retention awards of time-based RSUs to Mr. Goyal, Ms. Joubert, Ms. St. Jacques, Ms. Maciolek and Mr. Whitehead, and to certain other executives who are not named executive officers. The retention awards had a grant date value of $493,312 for Mr. Goyal, $4,000,059 for Ms. Joubert, $750,282 for Ms. St. Jacques, $627,371 for Ms. Maciolek, and $490,727 for Mr. Whitehead. Subject to continued employment, the retention awards fully vest on the second anniversary of the grant date, except that Ms. Joubert’s award vests 37.5% on the first anniversary of the grant date and the remaining 62.5% on the second anniversary of the grant date. The retention

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

awards may accelerate in the event of involuntary termination without cause. Ms. St. Jacques’s award fully vested in connection with her termination of employment. See “Potential Payments Upon Termination or Change in Control.”

In connection with his appointment as President and CEO effective October 1, 2025, Mr. Goyal received a one-time award of RSUs with a value of $2.0 million that will vest three years from the date of grant.

The key components of our LTIP are summarized below. Unlike our short-term incentive awards, LTIP awards are based entirely on performance at the enterprise level.

PSUs or Performance Equity

PSUs reward executives for our achievements on our long-term goals. For PSUs granted in 2025 these metrics were: Cumulative Underlying Earnings Per Share with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies.

Metric	Weight	Definition
Cumulative Underlying Earnings Per Share (1)	100%

Cumulative Underlying Earnings Per Share for the three-year performance period, calculated as the sum of the Underlying Earnings Per Share metric computed for each annual period within the three-year performance period (FY2025 – FY2027)

Relative TSR	Modifier

Stock price appreciation plus dividends paid during the performance period, divided by starting stock price, compared relative to the same measure for each of the companies in the S&P 500 Index at the end of the performance period

(1)	Cumulative Underlying Earnings Per Share is a non-GAAP financial measure. Underlying Earnings Per Share is defined as Underlying Net Income (Loss) Attributable to Molson Coors Beverage Company, minus preferred dividends, divided by the total number of weighted average outstanding diluted shares for each fiscal period. Underlying Net Income (Loss) Attributable to Molson Coors Beverage Company is defined as net income (loss) attributable to Molson Coors Beverage Company as presented in our U.S. GAAP financial statements for each fiscal year, adjusted to exclude the impact of non-GAAP adjustment items, adjustments to the carrying value of redeemable noncontrolling interests resulting from subsequent changes in the redemption value of such interests, the related tax effects of non-GAAP adjustment items, and certain other discrete tax items. Weighted average diluted shares are calculated based on the treasury stock method under U.S. GAAP.

A preliminary award amount is determined based on the level of achievement of the Cumulative Underlying Earnings Per Share goal, subject to maximum limits approved by the Compensation & HR Committee for each NEO in connection with the grant of PSUs. At maximum performance, the preliminary award amount is 200% of the target number of shares. The preliminary award amount is then adjusted by applying the Relative TSR modifier ranging from 80% for a Relative TSR ranking of the 25th percentile or below to 120% for a Relative TSR ranking of the 75th percentile or above.

In order to achieve a 240% maximum payout for the 2025 to 2027 PSU awards, our Company must exceed its Cumulative Underlying Earnings Per Share target by more than $2.54 and achieve a Relative TSR ranking of at least the 75th percentile. To achieve a minimum payout (beginning at 0% of the target award), our Company must achieve Cumulative Underlying Earnings Per Share within $2.54 of target .

●	To the extent earned, PSUs are settled on the third anniversary of the date of grant, subject to continuing employment. Earned PSUs can be settled in cash or shares of our Class B common stock, or partly in cash and partly in shares, at the discretion of the Compensation & HR Committee. Historically, performance awards have been settled nearly exclusively in shares.
●	PSUs will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability, and are paid out after the performance period ends based on actual results, except that in the event of retirement the PSU award with a grant date closest to the retirement date (all PSUs for the CEO) will continue to vest through the end of the performance period if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the settlement date of the award. Upon a change in control, performance is calculated at 100% of target. For any other termination of employment before the end of the performance period, PSUs are forfeited.

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●	Dividend equivalents are accrued on unvested PSUs, from grant date to vesting date to the same extent dividends are paid on Class B shares. Dividend equivalents accrue on unvested PSUs and are paid in cash at vesting, if any, subject to the same performance multiplier as the underlying PSUs.

RSUs

●	We believe that providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance stock options and PSUs.
●	RSUs generally vest in full on the third anniversary of the date of grant, subject to continuing employment.
●	Vested RSUs are settled in shares of Class B common stock.
●	Dividend equivalents are accrued on unvested RSUs, from the grant date to the vesting date, to the same extent dividends are paid on Class B shares. Dividend equivalents accrue on unvested RSUs and are paid in cash at vesting, if any.
●	RSUs will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability, except that in the event of retirement the RSU award with a grant date closest to the retirement date (all RSUs for the CEO) will continue to vest in accordance with its terms if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the vesting date. In the event of a change in control, all unvested RSUs will vest, except to the extent a replacement award is provided. For any other termination of employment before the end of the vesting period, RSUs are forfeited.

Stock Options

●	Stock options align the interests of our executives with those of stockholders because stock options have no value unless there is an increase in the value of our shares after the grant date.
●	Stock options vest in full on the third anniversary of the date of grant. Prior to 2024, stock options vested in equal installments over a three-year period. Vested options remain exercisable until the tenth anniversary of the grant date. We believe the ten-year term of our stock options provides an effective long-term retention tool because the options retain potential value for executives even in the face of a prolonged downturn in the equity markets. We also believe stock options provide an appropriate balance to PSU grants, which may lose all value if we miss the threshold performance criteria for the awards to pay out.
●	Unvested stock options will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability and remain exercisable for three years (or the earlier end of the option term), except that in the event of retirement the stock option award with a grant date closest to the retirement date (all stock options for the CEO) will continue to vest in accordance with its terms if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the vesting date. If a recipient’s employment ends for any other reason, unvested options are forfeited. In the event of a change in control, all unvested stock options vest, except to the extent a substitute award is provided.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Long-Term Incentive (LTIP) Results

2023 to 2025 PSU Payout Results

For the 2023-2025 PSUs, performance was measured 50% based on Relative TSR relative to the companies in the S&P 500 Consumer Staples Index, 25% on Cumulative Underlying Income before Income Tax, and 25% on Cumulative Underlying NSR over the three-year period. Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 200% based on linear interpolation. If Relative TSR is at or above the 50th percentile but absolute TSR is negative, the payout on the relative TSR metric is capped at target (100)%.

Company performance with respect to each metric for the three-year performance period and the resulting Company performance score are set forth in the table below.

						Company
						Performance
Performance Metric(1)	Weighting	Threshold	Target	Maximum	Results	Score
Relative TSR Performance	50%	25th Percentile	50th Percentile	75th Percentile	60th Percentile (negative absolute TSR)	100%
Cumulative Underlying Income Before Income Taxes (USD millions)(2)	25%	$3,157	$3,508	$4,210	$4,497	200%
Cumulative Underlying NSR(3) (USD millions)	25%	$32,484	$34,194	$35,904	$34,295	106%

(1)

Our results for these metrics, with the exception of Relative TSR Performance, are presented in constant currency in relation to the to the initial target set at time of grant as we believe these targets should measure the underlying results of the business and that business leaders should be encouraged to make decisions that help drive long-term sustainable growth rather than those which address short-term currency fluctuations. As such, the actual 2023-2025 PSUs results are presented in constant currency in relation to the initial target set at time of grant with the impact of foreign exchange calculated by translating our current period local currency results at the average exchange rates during 2025 used to translate the financial statements when establishing the program targets. As a result of the foregoing constant currency adjustments, in this context, each of Cumulative Underlying Income Before Income Taxes and Cumulative Underlying NSR is not comparable to Cumulative Underlying Income Before Income Taxes and Cumulative Underlying NSR used by us for other purposes.

(2)

Cumulative Underlying Income Before Income Taxes is a non-GAAP financial measure and calculated as the sum of Underlying Income Before Income Taxes (as defined above) computed for each annual period within the three-year performance period.

(3)	Cumulative Underlying NSR is a non-GAAP financial measure and calculated as the sum of Underlying NSR (as defined above) computed for each annual period within the three-year performance period.

Perquisites

We provide certain limited perquisites to our executives, which we believe are appropriate and competitive. These perquisites are described in the narrative following the “Summary Compensation Table”. The Compensation & HR Committee periodically reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

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Retirement and Other Post-termination Benefits

Retirement

Generally, executive officers participate in the same retirement, savings and pension plans as do other salaried employees in their home country. In addition to our 401(k) plans in the U.S., we provide supplemental defined contribution plans to highly-compensated U.S. employees to address the Internal Revenue Service (IRS) income and benefit limits placed on retirement plans.

Mr. Goyal, Mr. Hattersley, Ms. Joubert, Mr. Vohs and Mr. Whitehead also participate in various Company pension plans where benefits were frozen prior to 2010.

Details regarding the operation of our retirement and pension plans are provided in the narrative following the “Pension Benefits” table.

Deferred Compensation

●	The Molson Coors Deferred Compensation Plan (DCP) is substantially similar in structure and operation to our tax-qualified 401(k) plan and is intended to make employees whole on Company contributions that would otherwise be made to our 401(k) plan were it not for certain IRS limits. Additionally, the DCP allows certain highly-compensated executives to defer up to 75% of their base pay and up to 100% of MCIP award payments. All U.S.-based NEOs participate in these plans.
●	We believe these benefits to be competitive with those offered to similarly situated executives and consistent with market practices.
●	Details regarding the operation of our deferred compensation plans are contained in the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

Change in Control and Severance

●	Through the combination of our change in control program (as amended, CIC Program) and our U.S. Severance Pay Plan, we provide protection to executives in situations involving termination “not for cause” including following a change in control. All U.S. NEOs participate in the CIC Program and U.S. Severance Pay Plan. Mr. Whitehead has a directors services agreement in the United Kingdom which entitles him to severance in the event the Company terminates his employment without notice. See “Potential Payments Upon Termination or Change in Control” for a description of the severance benefits Ms. St. Jacques received in connection with her termination of employment.
●	As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect us regardless of whether a change in control occurs.
●	Under the CIC Program, a participant is entitled to certain benefits subject to “double-trigger” conditions following a change in control. Specifically, CIC Program benefits are payable if both (a) a change in control occurs and (b) if the participant is terminated by the Company other than for cause, death or disability or the participant resigns for good reason, in each case, on or within a certain period of time (for NEOs, two years) after the change in control. Benefits are also payable if a qualifying termination occurs up to six months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company. The CIC Program does not provide for any excise tax gross-ups. Each of the benefits is also conditioned on the participant executing a release of claims in favor of the Company following termination. The CIC Program also contains certain non-solicitation covenants.
●	Additional information about the CIC Program, the U.S. Severance Pay Plan and Mr. Whitehead’s Director Services Agreement is provided in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

2026 Proxy Statement	| 63

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Additional Information Regarding Executive Pay

Compensation and Risk Assessment

Our Compensation & HR Committee believes that we have no compensation policies or programs that give rise to risks reasonably likely to have a material adverse effect on our Company.

Governance of Equity Grant Process

The Compensation & HR Committee generally evaluates and approves annual equity grants at or about the same time as it determines and approves annual salary adjustments and annual incentive payouts. Annual equity grants typically are made in late February or early March at a special meeting of the Compensation & HR Committee (for the NEOs other than the CEO) and a special meeting of the Board (in the case of the CEO).

Individual recognition equity awards may be granted at other times during the year, typically on the first trading day of a month, related to special circumstances, such as acquisitions, establishment of joint ventures, promotions, extraordinary performance, retention and other events. Awards of stock options, RSUs or other equity incentives to new executive officers typically occur at the time the individual joins the organization or first becomes an officer. Off-cycle retention RSU awards were granted to certain executive officers in connection with the leadership transition in 2025. See “Long-Term Incentives.”

We do not grant stock option awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on stock option award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our Class B common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our Class B common stock on the NYSE on the last trading day preceding the date of grant.

No off-cycle stock option awards were granted to NEOs in fiscal year 2025. During fiscal year 2025, we did not grant stock option awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material non-public information.

We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Equity awards made to NEOs during 2025 are further described under the header “Long-Term Incentive (LTIP) Results”. These awards are also reflected in the relevant compensation tables.

Stock Ownership Guidelines

We have stock ownership guidelines for our executives because we believe it is important for the leadership team to have a meaningful stake in the Company to further align management’s interests with those of our stockholders. Under the guidelines, executives must accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary shown below.

Position	Requirement Met?	Ownership Requirement as a Multiple of Annual Salary	Additional Details
CEO	Yes	6 x
•
Each NEO has five years from the time they assumed their current level to reach the required ownership target.
•
Shares owned outright, the value of shares in deferred compensation plans, the projected value of unvested RSUs, and shares held in trust for estate planning purposes count toward the ownership requirement. Vested and unvested stock options and unvested PSUs are excluded.

Other NEOs	Yes	3 x
Other Senior Executives	Yes	3 x

64 |	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Recovery of Awards (Clawback)

In 2023, the Compensation & HR Committee adopted a Global Incentive Compensation Clawback Policy in accordance with Rule 10D-1 of the Securities and Exchange Act and NYSE listing standards. The policy requires, subject to limited exceptions, the Compensation & HR Committee to pursue recovery of excess incentive-based compensation received by any current or former executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements.

In addition, in 2025, the Compensation & HR Committee adopted the Global Incentive Compensation Clawback Policy for Misconduct, which covers all of our current and former employees. Under this policy, in the event of certain misconduct that is materially injurious to the Company we may recover from any current or former employee (including our executive officers), any cash or equity incentive compensation received by the employee that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, or that vests solely based on the passage of time. Any such recovery is at the discretion of the Compensation & HR Committee for any current or former executive officer, and the Company for all other employees.

We also negotiate payback terms for certain items in executive offer letters, such as sign-on bonuses and relocation expenses.

Response to Advisory Say-on-Pay Vote

The Compensation & HR Committee has taken into consideration the results of the 2025 stockholder advisory vote to approve executive compensation. That vote demonstrated that stockholders approve of our compensation practices; the advisory resolution received approximately 94.3% of votes cast in favor. The Compensation & HR Committee followed a similar approach to compensation in 2025. The Compensation & HR Committee will continue to consider the result of say-on-pay votes when making future compensation decisions for the NEOs, including as discussed above under “Stockholder Engagement”.

2026 Proxy Statement	| 65

The Compensation & HR Committee, comprised of independent directors, reviewed and discussed the above CD&A with management. Based on the review and discussion, the Compensation & HR Committee recommended to our Board that this CD&A be included in this Proxy Statement.

Submitted by the Compensation & HR Committee

Mary Lynn Ferguson-McHugh (Chair)	Christian “Chris” P. Cocks
H. Sanford Riley	James “Sandy” A. Winnefeld, Jr.

66 |	2026 Proxy Statement

Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2025 and, where applicable, 2024 and 2023 for each of our 2025 named executive officers.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Rahul Goyal(1),(2)	2025	640,422	—	3,121,212	200,986	39,122	1,829	(4)	131,330	4,134,901
President and CEO
Gavin D.K. Hattersley	2025	1,337,671	—	7,027,803	2,249,802	126,493	—	(4)	395,779	11,137,547
Former President and CEO	2024	1,287,568	—	5,774,784	1,875,008	1,873,414	—	(4)	526,487	11,337,261
	2023	1,237,671	—	5,874,071	1,335,003	3,434,535	—	(4)	329,278	12,210,558
Tracey I. Joubert(2)	2025	899,700	—	5,874,238	599,958	48,584	14,791	(4)	217,316	7,654,587
CFO	2024	872,212	—	1,463,040	475,009	761,442	—	(4)	304,276	3,875,979
	2023	843,142	—	1,320,081	300,006	1,403,830	18,115		159,456	4,044,630
Michelle St. Jacques(2)	2025	649,865	—	2,155,943	449,960	—	—		3,004,155	6,259,922
Former Chief Commercial Officer	2024	728,671	—	1,155,007	375,008	593,340	—		208,342	3,060,390
	2023	704,346	—	1,320,081	300,006	1,096,924	—		146,978	3,568,335
Natalie Maciolek(2)	2025	633,587	—	1,798,702	374,977	29,064	—		144,050	2,980,380
Chief Legal & Government Affairs Officer	2024	595,253	—	924,031	300,003	454,699	—		128,200	2,402,156
	2023	187,507	200,000	1,200,046	—	260,176	—		8,877	1,856,606
Darrin Vohs	2025	473,977	—	312,403	99,998	41,710	—	(4)	68,669	996,757
Chief Information Officer
Philip M. Whitehead(2),(3)	2025	494,625	—	1,662,058	374,977	67,665	5,508		154,378	2,759,211
President and CEO of Molson Coors EMEA&APAC

(1)	Mr. Goyal was appointed President and CEO effective October 1, 2025.
(2)	Stock awards for Mr. Goyal, Ms. Joubert, Ms. St. Jacques, Ms. Maciolek and Mr. Whitehead include retention awards of 8,206 RSUs ($493,312 at grant), 66,539 RSUs ($4,000,059 at grant), 12,481 RSUs ($750,308 at grant), 10,436 RSUs ($627,371 at grant), and 8,163 RSU units ($490,727 at grant) respectively, granted on April 14, 2025. Mr. Goyal, Ms. Maciolek, and Mr. Whitehead’s retention awards fully vest on the second anniversary of the grant date. Ms. Joubert’s retention award vests on a schedule with 37.5% of the shares vesting on April 14, 2026 and the remaining 62.5% of the shares vesting on April 14, 2027.
(3)	For Mr. Whitehead, a GBP to USD full year 2025 average exchange rate of 1.319 was used to convert his 2025 Salary, Non-Equity Incentive Plan Compensation and All Other Compensation where applicable.
(4)	For 2025, Mr. Hattersley and Mr. Vohs had a decrease in Change in Pension Value of $35,462 and $19,979 respectively. For 2024, Mr. Hattersley and Ms. Joubert had a decrease in Change in Pension Value of $27,666 and $3,959 respectively. For 2023, Mr. Hattersley had a decrease in Change in Pension Value of $8,341. These negative amounts are not reflected in the table pursuant to applicable SEC rules.
(5)	For 2025, the amounts reported in the “All Other Compensation” column reflect the sum of: (i) the incremental cost to the Company of perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Employees’ Retirement and Savings Plan, and DCP (collectively, the Plans); and (iv) the dollar value of life insurance premiums paid by the Company. The amounts contributed to the Plans are calculated on the same basis for all participants in the relevant plan. The provisions of the Plans are described in the “Non-Qualified Deferred Compensation” section of this Proxy Statement. For Mr. Whitehead, the Company provides a salary supplement in lieu of employer pension contributions. For Ms. St. Jacques, “All Other Compensation” also includes an aggregate of $2,837,182 in cash severance payments made in connection with her termination of employment with the Company. See “Potential Payments Upon Termination or Change in Control” for a description of these payments.

For 2025, the perquisites and other personal benefits provided to one or more of our NEOs consisted of financial planning, sports tickets, parking allowance, cell phone allowance, executive physical, electricity allowance, vehicle allowance, and product allotment.

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EXECUTIVE COMPENSATION

A description of the additional “All Other Compensation” received by the NEOs in 2025 is set forth below:

	Contributions to the 401(k) and DCP Plans
	Total Contributions	Components of	Life Insurance
Name	($)(1)	Total Contributions	Premiums ($)(2)
Rahul Goyal	82,129	$31,250 to the 401(k) Plan and $50,879 to the DCP	3,376
Gavin D.K. Hattersley	288,628	$31,250 to the 401(k) Plan and $257,378 to the DCP	51,587
Tracey I. Joubert	149,190	$31,250 to the 401(k) Plan and $117,940 to the DCP	24,017
Michelle St. Jacques	114,929	$31,250 to the 401(k) Plan and $83,679 to the DCP	4,298
Natalie Maciolek	97,507	$31,250 to the 401(k) Plan and $66,257 to the DCP	3,667
Darrin Vohs	63,785	$31,250 to the 401(k) Plan and $32,535 to the DCP	4,104
Philip M. Whitehead(3)	137,011	$13,602 to the Retirement Savings Plan and $123,409 in salary supplement	2,041

(1)	We make direct and matching contributions for all of the NEOs under the 401(k) and DCP as applicable, on the same terms and using the same formula as other participating employees.
(2)	We provide life insurance to all U.S. employees. For all of the U.S. based NEOs, the total coverage is equal to eight times their salary. Mr. Whitehead is also provided with life insurance, the total coverage is equal to four times his basic salary up to £1.250,000. None of the NEOs are eligible for tax reimbursement related to this benefit. Amounts above are converted from GBP to USD using a full year average exchange rate of 1.319.
(3)	Mr. Whitehead participates in the Molson Coors Retirement Savings Plan in the U.K. Mr. Whitehead has elected to receive part of the employer contribution as a salary supplement in lieu of contributions made directly into the plan. Amounts above are converted from GBP to USD using 1.319 2025 YTD average.

Stock Awards

The amount in the “Stock Awards” column reflects the aggregate grant date fair value of RSU awards and PSU awards (at target) granted to each NEO, calculated in accordance with the provisions of the FASB Topic 718. Details regarding the 2025 stock awards can be found in the “Grants of Plan-Based Awards” table, including the threshold, target and maximum levels for the PSU awards. Further details regarding the stock awards program are described in the “Long-Term Incentives” section of this Proxy Statement.

The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to our consolidated financial statements in our Annual Report on Form 10-K. The PSUs and RSUs were granted under the Incentive Compensation Plan. The grant date fair value of the PSUs granted in 2025 set forth in the Stock Awards column is: $426,869 for Mr. Goyal, $4,777,783 for Mr. Hattersley, $1,274,122 for Ms. Joubert, $955,607 for Ms. St. Jacques, $796,318 for Ms. Maciolek and Mr. Whitehead, and $212,364 for Mr. Vohs. Assuming the maximum level of performance is achieved, the grant date fair value of those PSUs would be: $1,024,486 for Mr. Goyal, $11,466,679 for Mr. Hattersley, $3,057,893 for Ms. Joubert, $2,293,457 for Ms. St. Jacques, $1,911,163 for Ms. Maciolek and Mr. Whitehead, and $509,674 for Mr. Vohs.

We caution that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value is dependent on a number of factors including our performance, stock price, Relative TSR, Cumulative NSR, Cumulative Underlying Income Before Income Taxes, and the NEO’s continued employment.

Option Awards

The amount in the “Option Awards” column is the grant date fair value of stock option awards granted to each NEO, calculated in accordance with FASB Topic 718. Further details regarding the option awards program are described in the “Long-Term Incentives” section of this Proxy Statement.

The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to the Company’s consolidated financial statements in our Annual Report on Form 10-K. The stock options were granted under the Incentive Compensation Plan.

68 |	2026 Proxy Statement

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan Compensation

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash amounts earned by the NEOs for performance in the calendar year. Further details regarding Non-Equity Incentive Plan Compensation are described under the “Annual Incentives” section of this Proxy Statement.

Change In Pension Value and Non-Qualified Deferred Compensation Earnings

The amounts shown in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column include changes in pension values under the tax qualified pension plans for Molson Coors, LLC and the Benefit Equalization Plan (BEP) (which supplements the Molson Coors Pension Plan).

Grants of Plan Based Awards

The following table provides information for each of our NEOs regarding MCIP and LTIP award opportunities, including the range of potential payouts, made under our stockholder approved Incentive Compensation Plans during 2025.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
			Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Options(4)	Awards	Awards(5)
Name	Date	Description	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Rahul Goyal	3/5/2025	RSUs							3,390			201,027
	4/14/2025	RSUs							8,206			493,312
	10/1/2025	RSUs							43,450			2,000,004
	3/5/2025	PSUs				0	6,780	16,272				426,869
	3/5/2025	Stock Options								12,992	59.30	200,986
	—	MCIP	163,009	652,037	1,304,075
Gavin D.K. Hattersley	3/5/2025	RSUs							37,943			2,250,020
	3/5/2025	PSUs				0	75,886	182,126				4,777,783
	3/5/2025	Stock Options								145,430	59.30	2,249,802
	—	MCIP	527,053	2,108,214	4,216,428
Tracey I. Joubert	3/5/2025	RSUs							10,119			600,057
	4/14/2025	RSUs							66,539			4,000,059
	3/5/2025	PSUs				0	20,237	48,569				1,274,122
	3/5/2025	Stock Options								38,782	59.30	599,958
	—	MCIP	202,432	809,729	1,619,458
Michelle St. Jacques(6)	3/5/2025	RSUs							7,589			450,028
	4/14/2025	RSUs							12,481			750,308
	3/5/2025	PSUs				0	15,178	36,427				955,607
	3/5/2025	Stock Options								29,086	59.30	449,960
	—	MCIP	146,231	584,924	1,169,847
Natalie Maciolek	3/5/2025	RSUs							6,324			375,013
	4/14/2025	RSUs							10,436			627,371
	3/5/2025	PSUs				0	12,648	30,355				796,318
	3/5/2025	Stock Options								24,239	59.30	374,977
	—	MCIP	121,085	484,342	968,683
Darrin Vohs	3/5/2025	RSUs							1,687			100,039
	3/5/2025	PSUs				0	3,373	8,095				212,364
	3/5/2025	Stock Options								6,464	59.30	99,998
	—	MCIP	65,172	260,687	521,374
Philip M. Whitehead(7)	3/5/2025	RSUs							6,324			375,013
	4/14/2025	RSUs							8,163			490,727
	3/5/2025	PSUs				0	12,648	30,355				796,318
	3/5/2025	Stock Options								24,239	59.30	374,977
	—	MCIP	111,291	445,163	890,325

(1)	The amounts represent a range of possible MCIP awards made under the Incentive Compensation Plan to each of the NEOs as described in the “2025 MCIP Underlying Results” section of this Proxy Statement. Actual payments under MCIP have already been determined and were paid to NEOs in March 2026 and are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Actual MCIP amounts are lower than threshold amounts shown above due to the achievement of the above threshold performance in one of the three financial components of the plan, which work independently of one another.
(2)	The awards represent PSUs granted in 2025 under the Incentive Compensation Plan. The performance period for the PSUs is the beginning of the 2025 fiscal year through the end of the 2027 fiscal year.

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EXECUTIVE COMPENSATION

(3)	The awards represent RSUs granted in 2025 under the Incentive Compensation Plan for all NEOs. These RSUs vest on the third anniversary of the grant date, with the exception of the April 14, 2025 retention awards, which vest as follows: Mr. Goyal, Ms. Maciolek, and Mr. Whitehead’s retention awards fully vest on the second anniversary of the grant date; Ms. Joubert’s retention award vests 37.5% on April 14, 2026 and the remaining 62.5% on April 14, 2027; and Ms. St. Jacques’ retention award vested in full in connection with her termination of employment with the Company. See “Potential Payments Upon Termination or Change in Control.”
(4)	The awards represent stock options granted in 2025 to NEOs under the Incentive Compensation Plan. These options have a term of ten years from the grant date and vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)	The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to our consolidated financial statements in our Annual Report on Form 10-K. Assuming the maximum level of performance is achieved, the grant date fair value of those PSUs would be: $1,024,486 for Mr. Goyal, $11,466,679 for Mr. Hattersley, $3,057,893 for Ms. Joubert, $1,911,163 for Ms. Maciolek and Mr. Whitehead, $2,293,457 for Ms. St. Jacques, and $509,674 for Mr. Vohs.
(6)	Ms. St. Jacques, whose 2025 non-equity incentive plan award was forfeited in connection with her termination of employment, received a prorated payment of $93,588 in lieu of the award pursuant to the Company’s U.S. Severance Pay Plan. A prorated portion of her 2025 options and RSUs vested immediately upon her termination of employment and a pro rata portion of her 2025-2027 PSUs will vest in 2027 based on actual Company performance. See “Potential Payments Upon Termination or Change in Control” for a description of the severance benefits Ms. St. Jacques received in connection with her departure from the Company.
(7)	For Mr. Whitehead, a GBP to USD full year 2025 average exchange rate of 1.319 was used to convert his MCIP payment.

Stock Options

●	We have outstanding options under the Incentive Compensation Plan. The Incentive Compensation Plan provides that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.
●	Further details regarding stock options are described in the “Long-Term Incentives” section of this Proxy Statement.

RSUs

●	We have outstanding RSUs under the Incentive Compensation Plan. We may impose such conditions or restrictions on RSUs granted pursuant to the Incentive Compensation Plan as the Compensation & HR Committee may deem advisable.
●	A participant has no voting rights with respect to any RSUs granted.
●	Further details regarding RSUs are described in the “Long-Term Incentives” section of this Proxy Statement.

PSUs or Performance Equity

●	We have outstanding PSUs under the Incentive Compensation Plan. In connection with the grant of PSUs, the Compensation & HR Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the amount paid to the participant.
●	The form and timing of payment of earned PSUs is determined by the Compensation & HR Committee. The Compensation & HR Committee, in its sole discretion, may pay earned PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PSUs at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Compensation & HR Committee.
●	Further details regarding PSUs or Performance Equity are described in the “Long-Term Incentives” section of this Proxy Statement.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 31, 2025. The year-end values set forth in the table are based on the $46.68 per share closing price for the Class B common stock on December 31, 2025, the last trading day of the fiscal year.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
								Market	Number of	Payout Value of
							Number of	Value of	Unearned	Unearned
		Number of	Number of				Shares or	Shares of	Shares, Units,	Shares, Units
		Securities	Securities				Units of	Stock or	or Other	or Other
		Underlying	Underlying	Option			Stock That	Units that	Rights that	Rights that
		Unexercised	Unexercised	Exercise	Option	Grant Date	Have Not	have not	have not	have not
	Grant Date	Options (#)	Options (#)	Price	Expiration	for Stock	Vested	vested	vested	vested
Name	for Options	Exercisable(a)	Unexercisable(b)	($)(c)	Date(d)	Awards	(#)(e)	($)(f)	(#)(g)	($)(h)
Rahul Goyal	3/2/2020	11,941	—	51.48	3/2/2030	—	—	—	—	—
	3/2/2021	10,935	—	44.97	3/2/2031	—	—	—	—	—
	2/28/2022	6,579	—	52.18	2/28/2032	—	—	—	—	—
	2/27/2023	5,979	2,990	53.75	2/27/2033	2/27/2023	3,349	174,014	5,582	290,041
	3/4/2024	—	9,086	62.34	3/4/2034	3/4/2024	2,407	121,120	4,813	242,190
	3/5/2025	—	12,992	59.30	3/5/2035	3/5/2025	3,390	164,618	6,780	329,237
	—	—	—	—	—	4/14/2025	8,206	394,627	—	—
	—	—	—	—	—	10/1/2025	43,450	2,048,668	—	—
Gavin D.K. Hattersley	2/12/2016	18,460	—	84.14	2/12/2026	—	—	—	—	—
	3/8/2017	26,056	—	96.77	3/8/2027	—	—	—	—	—
	3/6/2018	32,638	—	78.79	3/6/2028	—	—	—	—	—
	3/5/2019	54,526	—	61.09	1/1/2029	—	—	—	—	—
	10/1/2019	23,392	—	57.50	1/1/2029	—	—	—	—	—
	3/2/2020	134,329	—	51.48	1/1/2029	—	—	—	—	—
	3/2/2021	103,380	—	44.97	1/1/2029	—	—	—	—	—
	2/28/2022	92,106	—	52.18	1/1/2029	—	—	—	—	—
	2/27/2023	66,517	33,259	53.75	1/1/2029	2/27/2023	37,256	1,935,822	62,094	3,226,404
	3/4/2024	—	113,568	62.34	1/1/2029	3/4/2024	30,077	1,513,475	60,154	3,026,949
	3/5/2025	—	145,430	59.30	1/1/2029	3/5/2025	37,943	1,842,512	75,886	3,685,024
Tracey I. Joubert	2/12/2016	5,907	—	84.14	2/12/2026	—	—	—	—	—
	3/8/2017	10,423	—	96.77	3/8/2027	—	—	—	—	—
	3/6/2018	13,055	—	78.79	3/6/2028	—	—	—	—	—
	3/28/2018	2,707	—	75.41	3/28/2028	—	—	—	—	—
	3/5/2019	32,716	—	61.09	3/5/2029	—	—	—	—	—
	3/2/2020	44,777	—	51.48	3/2/2030	—	—	—	—	—
	3/2/2021	39,762	—	44.97	3/2/2031	—	—	—	—	—
	2/28/2022	24,672	—	52.18	2/28/2032	—	—	—	—	—
	2/27/2023	14,948	7,474	53.75	2/27/2033	2/27/2023	8,373	435,061	13,954	725,050
	3/4/2024	—	28,771	62.34	3/4/2034	3/4/2024	7,620	383,438	15,240	766,877
	3/5/2025	—	38,782	59.30	3/5/2035	3/5/2025	10,119	491,379	20,237	982,709
	—	—	—	—	—	4/14/2025	66,539	3,199,861	—	—
Michelle St. Jacques	3/2/2020	26,866	—	51.48	11/15/2026	—	—	—	—	—
	3/2/2021	15,905	—	44.97	11/15/2026	—	—	—	—	—
	2/28/2022	13,158	—	52.18	11/15/2026	—	—	—	—	—
	2/27/2023	14,948	—	53.75	11/15/2026	—	—	—	—	—
	3/4/2024	13,250	—	62.34	11/15/2028	3/4/2024	—	—	7,018	353,146
	3/5/2025	7,272	—	59.30	11/15/2028	3/5/2025	—	—	3,794	184,237
Natalie Maciolek	3/4/2024	—	18,171	62.34	3/4/2034	3/4/2024	4,813	242,190	9,625	484,330
	3/5/2025	—	24,239	59.30	3/5/2035	3/5/2025	6,324	307,093	12,648	614,187
	—	—	—	—	—	4/14/2025	10,436	501,867	—	—
Darrin Vohs	2/27/2023	3,987	1,993	53.75	2/27/2033	2/27/2023	2,233	116,027	3,721	193,343
	3/4/2024	—	6,057	62.34	3/4/2034	3/4/2024	1,605	80,764	3,209	161,477
	3/5/2025	—	6,464	59.30	3/5/2035	3/5/2025	1,687	81,921	3,373	163,793
Philip M. Whitehead	—	—	—	—	—	2/27/2023	2,326	120,859	2,326	120,859
	3/4/2024	—	3,786	62.34	3/4/2034	3/4/2024	1,003	50,471	2,006	100,942
	3/5/2025	—	24,239	59.30	3/5/2035	3/5/2025	6,324	307,093	12,648	614,187
	—	—	—	—	—	4/14/2025	8,163	392,559	—	—

(a)	This column includes stock options that have vested and have not been exercised. Prior to 2024 awards, stock options generally vested in equal annual installments over a three-year period, subject to acceleration of vesting in the event of a change in control or certain termination events. Starting in 2024, Stock Options grants vest fully on the third anniversary of the grant date, subject to acceleration of vesting in the event of a change in control or certain termination events.
(b)	This column includes stock options that have not vested. Mr. Hattersley’s unvested options continue to vest on their 3-year vesting schedule and remain exercisable for up to 3 years following his retirement with the Company. Ms. St. Jacques outstanding options

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pro-rated and vested upon her termination of employment with the Company as described under “Potential Payments Upon Termination of Change in Control.”
(c)	This column indicates the stock option strike price.
(d)	This column indicates the expiration date for stock options which is ten years from the date of grant, unless otherwise outlined. Mr. Hattersley’s vested options remain exercisable for up to 3 years following his retirement from the Company. Ms. St. Jacques’ vested options remain exercisable for 1 year or 3 years following her termination from the Company as described under “Potential Payments Upon Termination or Change in Control.”
(e)	This column includes unvested RSUs, which generally vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events. Mr. Goyal, Ms. Maciolek, and Mr. Whitehead’s April 14, 2025 retention awards fully vest on the second anniversary of the grant date. Ms. Joubert’s April 14, 2025 retention award vests 37.5% on April 14, 2026 and the remaining 62.5% on April 14, 2027.
(f)	Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $46.68 for Class B common stock on December 31, 2025. Values shown above include dividend equivalents accrued on awards through December 31, 2025.
(g)	This column represents unvested PSUs at the value the awards will pay assuming target performance for awards granted on February 27, 2023, March 4, 2024, and March 5, 2025. These awards will vest upon achievement of at least the threshold performance level at the conclusion of the performance period upon Compensation & HR Committee certification of performance, subject to acceleration in the event of a change in control. Typically, the performance period is three years, beginning with the fiscal year in which the award was granted. The final payout for the 2023 awards will be between 0% - 200% and for 2024 and 2025 awards between 0% - 240% depending on final performance. Mr. Hattersley’s PSU awards will continue to vest on their normal vesting schedule in accordance with their terms. Ms. St. Jacques’ 2024 and 2025 PSU awards pro-rated and will continue to vest on their normal vesting schedule in accordance with her termination agreement with the Company. See “Potential Payments Upon Termination or Change in Control.”
(h)	The value of PSUs is calculated by multiplying the number of unvested PSUs by the closing market price of $46.68 for Class B common stock on December 31, 2025. The final payout may be more or less depending on final performance. Values shown above include dividend equivalents accrued on awards through December 31, 2025.

Option Exercises and Stock Vested

The following table sets forth information for each of our NEOs regarding stock options exercised and stock awards vested during fiscal year 2025.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized On
	Acquired on Exercise	Upon Exercise	Acquired on Vesting	Vesting
Name of Executive Officer	(#)	($)(1)	(#)	($)(1)
Rahul Goyal	—	—	9,008	552,100
Gavin D.K. Hattersley	—	—	126,104	7,728,914
Tracey I. Joubert	—	—	33,779	2,070,315
Michelle St. Jacques	—	—	35,905	1,934,966
Natalie Maciolek	—	—	9,583	442,543
Darrin Vohs	—	—	6,589	403,840
Philip M. Whitehead	—	—	6,589	403,840

(1)	For stock awards vested, the values were calculated using the closing market price of the Class B common stock on the date of vesting. No stock options were exercised in fiscal year 2025.

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Pension Benefits

The following table sets forth the present value of accumulated benefits payable to each of the NEOs under our tax-qualified retirement plans as well as our non-qualified supplemental plan and their years of service.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefits	Fiscal Year
Name	Plan Name(1)	(#)(1)	($)	($)
Rahul Goyal	Molson Coors Pension Plan	5	77,487	—
	—	—	—	—
Gavin D.K. Hattersley	Molson Coors Pension Plan	5	226,802	—
	Molson Coors Benefit Equalization Plan	5	294,972	—
Tracey I. Joubert	Molson Coors Pension Plan	5	211,340	—
	Molson Coors Benefit Equalization Plan	5	66,175	—
Michelle St. Jacques(2)	—	—	—	—
Natalie Maciolek(2)	—	—	—	—
Darrin Vohs	Molson Coors Pension Plan	5	373,892	—
Philip M. Whitehead(3)	Molson Coors UK Pension Plan	4	208,654	—

(1)	Actual years of service differ as follows: Mr. Goyal (25 years), Mr. Hattersley (29 years), Ms. Joubert (28 years), Mr. Whitehead (20 years), and Mr. Vohs (31 years).
(2)	Ms. St. Jacques and Ms. Maciolek are not participants in any defined benefit pension plan.
(3)	Mr. Whitehead’s Accumulated Benefits were converted from GBP to USD using a 2025 average of 1.319.

U.S. Pension

We froze our U.S. qualified defined benefit pension plan in 2008, and the assets and liabilities of the plan were transferred to MillerCoors and are now sponsored by Molson Coors. The qualified balances for Ms. Joubert, Mr. Hattersley, Mr. Goyal and Mr. Vohs are displayed in the table above. The present value of accumulated benefits for the U.S. qualified pension plan is shown (through December 31, 2025) using an assumed retirement age of 60 or current age for Ms. Joubert, Mr. Hattersley, Mr. Goyal and Mr. Vohs and a discount rate of 5.10%.

Ms. Joubert and Mr. Hattersley participate in the Molson Coors Benefit Equalization Plan (BEP), which is a non-qualified supplemental defined benefit retirement plan designed to make legacy Miller employees whole when their accrued benefit under the Molson Coors Pension Plan is limited due to Section 401(a) of the Internal Revenue Code which limits the total amount of compensation that can be considered when determining an employee’s benefit accrual. The BEP determines an employee’s accrued pension benefit without regard to the compensation limit and then subtracts the accrued benefit from the qualified retirement plan from this amount. The resulting difference is the benefit earned under the BEP. The benefit accruals were frozen under this plan as of December 31, 2007, the same date benefit accruals were frozen under the Molson Coors Pension Plan. Ms. Joubert and Mr. Hattersley were impacted in a similar fashion to other participants by the plan freeze.

U.K. Pension

We froze our U.K. qualified defined benefit pension plan in 2009, and the assets and liabilities of the plan were transferred to Molson Coors Brewing Company (UK) and are now sponsored by Molson Coors. The qualified balance for Mr. Whithead is displayed in the table above. The present value of accumulated benefits for the U.K. qualified pension plan is shown (through December 31, 2025) using an assumed retirement age of 60 for Mr. Whitehead and a discount rate of 5.50%.

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Non-Qualified Deferred Compensation

The following table sets forth information for each of the NEOs regarding executive and Company contributions, aggregate earnings (on the entire account balance) accrued during 2025, and aggregate withdrawals/distributions, as well as year-end account balances under the deferred compensation plans.

			Company	Aggregate			Aggregate
		Executive	Contributions in	Earnings in	Aggregate		Balance at
		Contributions in	Last Fiscal	Last Fiscal	Withdrawals/		Last Fiscal
		Last Fiscal Year(1)	Year(2)	Year	Distributions		Year-End
Name	Plan	(a) ($)	(b) ($)	(c) ($)	(d) ($)		(e) ($)
Rahul Goyal	Molson Coors Deferred Compensation Plan (DCP)	—	50,879	61,964	—		413,244
Gavin D.K. Hattersley	DCP	—	257,378	606,715	—		4,491,130
Tracey I. Joubert	DCP	—	117,940	476,751	85,008	(3)	3,376,238
Michelle St. Jacques	DCP	—	83,679	18,077	—		593,678
Natalie Maciolek	DCP	—	66,257	1,485	—		113,643
Darrin Vohs	DCP	4,736	32,535	118,504	—		887,417
Philip M. Whitehead	—	—	—	—	—		—

(1)	Executive Contributions in the Last Fiscal Year to the DCP are reflected in the “Summary Compensation Table” in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Company Contributions in the Last Fiscal Year to the DCP are reflected in the “Summary Compensation Table” in the “All Other Compensation” column.
(3)	Represents an in-service distribution.

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The Molson Coors Deferred Compensation Plan (DCP) for U.S. Participants

The DCP is substantially similar in structure and operation to our qualified 401(k) plan and is intended to make employees whole on Company contributions which would otherwise be made to our 401(k) plans were it not for certain IRS limits. Additionally, the DCP allows certain highly compensated executives of the Company the ability to defer up to 75% of their base pay and up to 100% of MCIP award payments.

Additional Deferred Compensation Plans

Of the amounts in the “Aggregate Balance at Last Fiscal Year-End” column of the “Non-Qualified Deferred Compensation” table, the following amounts were also included in the “Total” column of the “Summary Compensation Table” for 2025, 2024 and 2023 (these amounts consisted of “Executive Contributions in Last Fiscal Year” and “Company Contributions in Last Fiscal Year” for each year).

				Previously
		Reported	Previously	Reported
		for 2025	Reported for 2024	for 2023	Total
Name	Plan	($)	($)	($)	($)
Rahul Goyal	DCP	50,879	—	—	50,879
Gavin D.K. Hattersley	DCP	257,378	393,847	205,047	856,272
Tracey I. Joubert	DCP	117,940	173,737	98,513	390,190
Michelle St. Jacques	DCP	83,679	133,208	69,857	286,744
Natalie Maciolek	DCP	66,257	45,901	—	112,158
Darrin Vohs	DCP	32,535	—	—	32,535
Philip M. Whitehead	—	—	—	—	—

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Potential Payments Upon Termination or Change in Control

The following table reflects the incremental amount of compensation payable to each NEO in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2025, and the value of the Class B common stock was the December 31, 2025 closing market price of $46.68 per share, and the PSUs are at target attainment. The amounts do not include benefits earned or vested on or before December 31, 2025, or benefits provided under insurance or regular programs generally available to salaried employees.

	Voluntary	Involuntary			Change in
	Separation Or	Termination	Termination	Disability/	Control(5)
	Retirement(1)	Without Cause(2)	for Cause(3)	Death(4)	($)
Name	($)	($)	($)	($)
Rahul Goyal
Severance Payments	—	2,750,000	—	—	8,250,000
Benefits and Perquisites	—	20,119	—	—	37,228
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	—	1,045,964	—	1,295,323	3,639,966
Tracey I. Joubert
Severance Payments	—	1,721,795	—	—	3,443,590
Benefits and Perquisites	—	20,419	—	—	37,678
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	3,082,514	4,162,663	—	5,165,189	6,632,388
Natalie Maciolek
Severance Payments	—	1,215,000	—	—	2,430,000
Benefits and Perquisites	—	12,535	—	—	25,852
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	—	1,145,107	—	1,145,107	2,046,731
Darrin Vohs
Severance Payments	—	739,978	—	—	1,479,956
Benefits and Perquisites	—	12,535	—	—	25,852
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	731,149	205,899	—	473,242	738,851
Philip M. Whitehead
Severance Payments	—	939,788	—	—	1,879,576
Benefits and Perquisites	—	—	—	—	4,793
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	—	821,265	—	924,124	1,624,277

(1)	Ms. Joubert is retirement eligible (based on age and years of service) for purposes of the Incentive Compensation Plan and is entitled to: full accelerated vesting of her 2023 stock options; accelerated vesting on a pro-rata portion of 2024 stock options; full vesting on their regular schedule for 2025 stock options; pro-rata accelerated vesting on her 2023 and 2024 RSUs; and full vesting on regular schedule for 2025 RSUs. Further, Ms. Joubert’s 2023 and 2024 PSUs both prorate and continue to vest on regular schedule, and she is entitled to full vesting on her 2025 PSUs on regular vest date. Her April 14, 2025 retention grant will cancel if retires prior to vest date. Mr. Vohs is retirement eligible (based on age and years of service) for purposes of the Incentive Compensation Plan and is entitled to: full accelerated vesting of his 2023 stock options; pro-rata accelerated vesting of his 2024 stock options and full vesting on regular schedule of his 2025 stock options; pro-rata accelerated vesting of his 2023 and 2024 RSUs; full vesting on their regular schedule of his 2025 RSUs; pro-rata vesting of his 2023 and 2024 PSUs during the regular vesting period; and full vesting of his 2025 PSUs, with regular vesting periods. The amounts in the table reflect the: (i) intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $46.68, the closing price of the Class B common stock on December 31, 2025):all were currently under water however; and (ii) the value of the applicable vesting PSUs and RSUs calculated using the closing price of the Class B common stock on December 31, 2025 which was $46.68. PSUs are still subject to the Company meeting the applicable performance requirements. The table assumes performance at target. Mr. Goyal and Ms. Maciolek were not retirement eligible as of December 31, 2025 and would receive no benefits on equity awards.
(2)	For Mr. Goyal, Mses. Joubert and Maciolek and Mr. Vohs, the amounts are pursuant to the Molson Coors U.S. Severance Pay Plan and assume the involuntary termination is eligible for payments under the definitions in that Plan. Ms. Joubert and Mr. Vohs are retirement eligible and therefore the amount reflects the retirement treatment outlined above, plus a cash payment for 2023 outstanding RSUs only with an original vest date within one year of the separation date. For Mr. Goyal, Ms. Maciolek and Mr. Whitehead, none are retirement eligible and the amounts reflect any outstanding RSUs with an original vest date within one year of the separation date and will be paid in cash for 2023 RSU awards only, plus pro-rata vesting on their 2024 and 2025 annual RSUs, PSUs, and stock options

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and full vesting on their April 2025 RSU awards. For 2023 RSUs that are paid in cash, the value would be the average of the Class B common stock closing price for the prior 30 days, or $46.57 for the purposes of this table.
(3)	No payments are made to any NEO if terminated for cause, and all options and unvested RSUs and PSUs are forfeited, regardless of whether the options are vested.
(4)	The amounts in the table reflect the pro-rata value of all RSUs and PSUs. Despite the retirement status of the NEOs no value is shown for the intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $46.68, the closing price of the Class B common stock on December 31, 2025) because the exercise price exceeded $46.68.
(5)	For Mses. Joubert and Maciolek, Mr. Goyal and Mr. Vohs, the amounts in the table, under Severance Payments and Benefits and Perquisites, reflect the payments under the CIC Program. The amounts shown reflect the value of PSUs and RSUs using $46.68 the closing price of the Class B common stock on December 31, 2025. The value of the RSUs and PSUs reflect immediate full vesting. The value of the PSUs is calculated assuming performance at 100% of target for PSUs issued in 2025, 2024 and 2023. No value is shown for the intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $46.68, the closing price of the Class B common stock on December 31, 2025) because the exercise price exceeded $46.68.

Mr. Hattersley was retirement eligible (based on age and years of service) for the purposes of the Incentive Compensation Plan at the time of his retirement from the Company effective December 31, 2025, and received full vesting of his RSUs, PSUs, and Options on their normal vesting schedule. The Company and Mr. Hattersley entered into an advisory letter agreement on September 15, 2025 pursuant to which he agreed to serve as Special Advisor beginning October 1, 2025 through the end of the calendar year with a salary equal to his current base salary, continued eligibility to participate in the 2025 MCIP and continued eligibility for existing employee benefits.

In connection with Ms. St. Jacques’ departure from the Company effective November 14, 2025 with a severance start date of November 15, 2025 (the “severance date”), the Company and Ms. St. Jacques entered into a termination agreement. Pursuant to the termination agreement Ms. St. Jacques, in exchange for a customary release of claims against the Company, received the following: (i) a cash severance payment in the amount of $750,282 (the “severance payment”), payable in equal installments over a 52-week period (the “severance period”), except that pursuant to the terms of the agreement she received a lump sum payout as of February 23, 2026 for her remaining installments because she commenced work with a new employer on that date; (ii) a cash payment of $93,588 equivalent to a prorated 2025 MCIP bonus based on actual Company performance and her individual performance component paid at 100% of target; and (iii) a cash payment equivalent to her target 2025 MCIP bonus in the amount of $675,254 (the” target bonus amount”) to be paid on November 14, 2026. If Ms. St. Jacques commences work with a new employer that is a competitor, she will forfeit the target bonus amount and any remaining installments of the severance payment (or if she received the severance payment in a lump sum she will be required to repay the portion she would have been paid through the end of the severance period). Ms. St. Jacques will have one year following the severance date to exercise her stock options that were already vested as of the severance date. Her 2023 RSUs, PSUs and unvested stock options were cancelled according to their terms, but in accordance with the Company’s U.S. Severance Pay Plan, she received a cash payment of $1,318,058, which is equivalent to the value of her unvested 2023 RSUs and unvested 2023-2025 PSUs which would otherwise have vested in February 2026. A pro rata portion of her 2024 and 2025 options vested on the severance date, with a three-year post-termination exercise period. A pro rata portion of her 2024 and 2025 RSUs vested on the severance date. Her 2024 and 2025 PSUs were prorated and will vest in 2027 and 2028, respectively, based on actual company performance. Her 2025 retention grant of RSUs vested in full on the severance date. In addition, Ms. St. Jacques will receive certain benefits and remains subject to certain customary provisions relating to continued cooperation with the Company as well as certain customary non-disparagement and confidentiality covenants.

Change in Control and Severance Program

The CIC Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control of the Company. In the event of termination due to a change in control the benefits for participants under the CIC Program are:

●	A lump sum payment of the sum of salary and annual bonus at target times the applicable multiplier (2-3x for the NEOs);
●	For executives participating in a U.S. health plan, the ability to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), for a period of 18 months, at the same cost sharing level as active employees;
●	Up to 12 months of outplacement services;

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●	Accelerated vesting of stock options, restricted stock, RSUs, and other stock-based awards, including PSUs (which would be valued at 100% of target for PSUs), with stock options remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the stock option; and
●	No currently serving NEOs or future NEOs are eligible to receive an excise tax gross-up under our CIC Program.

Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of the Company following termination. The CIC Program also contains certain confidentiality, non-solicitation, and non-competition covenants.

Under the CIC Program, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct or willful failure to perform duties. “Good reason” for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant’s position, responsibilities or authority or requires relocation outside a 50-mile radius of the participant’s location of employment.

For purposes of the CIC Program, a change in control will occur if:

(i)	an individual or group acquires voting stock of the Company sufficient to have more voting power than the voting trust established under the Class A Common Stock Voting Trust Agreement, as further described below;
(ii)	Molson/Coors family nominees cease to constitute at least 50% of a majority of our Board elected by the voting securities held by the Class A Common Stock Voting Trust; or
(iii)	a merger or other business combination occurs, unless following such merger or combination:
(a)	the Class A Common Stock Voting Trust continues to hold voting securities entitled to elect a majority of our Board; and
(b)	at least 50% of a majority of our Board is Molson/Coors family nominees.

The holders of Class A common stock and Class A exchangeable shares (through our Class A Special voting stock) are entitled to one vote for each share held. The Coors Trust, Pentland and 4280661 Canada Inc. (Pentland’s subsidiary) are parties to voting trust arrangements combining their voting power over the Class A common stock and Class A exchangeable shares they own, which is referred to as the “Class A Common Stock Voting Trust Agreement”. The shares subject to the Class A Common Stock Voting Trust Agreement, together with any other shares deposited into the trust, are voted as a block by the trustees in the manner described in the Class A Common Stock Voting Trust Agreement.

The CIC Program supersedes any change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

Under the U.S. Severance Pay Plan, participants who are terminated without cause are generally eligible to receive a cash payment based on specified periods of service up to 52 weeks and a prorated award of the MCIP for the year of termination based actual performance.

Material Terms of Employment Agreements and Letters

Our arrangements with our NEOs are generally at-will, subject to certain potential severance and change in control payments described above under “Potential Payments Upon Termination or Change in Control”.

Effective as of October 1, 2025, we entered into an offer letter with Mr. Goyal when he became our President and CEO. The material terms of the offer letter included (i) a starting gross annual base salary of $1,100,000; (ii) eligibility to earn an annual cash bonus targeted at 150% of base salary; (iii) annual long-term incentive awards with a target value of $7,000,000 for 2026; and (iv) a one-time equity award in the amount of approximately $2,000,000 in RSUs. Mr. Goyal is also eligible to participate in the CIC Program and to continue to participate in the Company’s benefit plans, including the U.S. Severance Pay Plan. The offer letter also provided for vacation, life insurance and executive financial planning benefits. Mr. Goyal was also required to sign a non-compete and confidentiality agreement.

We entered into a director services agreement with Mr. Whitehead on January 1, 2025 when he became President and CEO of our EMEA&APAC business segment. Mr. Whitehead’s directors services agreement may generally be terminated by us upon 12 months’ notice. Under the terms of his agreement, Mr. Whitehead is entitled to a minimum base salary of £375,000 and is eligible to continue participation in the MCIP and LTIP programs and the U.K. pension program. He is also eligible to participate in the U.K. Senior Severance policy.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

Under the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the compensation of the median employee to the annual total compensation of our CEO (the CEO Pay Ratio).

2025 CEO Pay Ratio

Annual total compensation of our CEO in 2025	$9,402,624
Annual total compensation of our estimated median employee in 2025	$97,029
RESULTING CEO PAY RATIO	97 to 1

Methodology

As a company with global operations, we utilize compensation programs that vary region to region. We identified our median employee as of December 31, 2025 (a) utilizing our internal records of annual salary as of December 31, 2025 and (b) for employees who are paid on an hourly basis, by applying such employee’s hourly rate to the applicable standard working schedules as of December 31, 2025, which takes into account whether each such employee worked on a full-time or part-time basis. If compensation data for an employee was not available in our internal records, we utilized such employee’s actual wages, not including overtime. We have included all employees who worked for us as of December 31, 2025, whether employed on a full-time, part-time, or seasonal basis in our analysis. We annualized our compensation measure for those of our full-time and part-time employees as of December 31, 2025, who were hired in 2025, but did not work for us for the entire year. For non-U.S. employees, we converted such employees’ pay to a U.S. dollar equivalent by applying applicable spot rates as of the close of business on December 31, 2025. Using this methodology, we determined that our estimated median employee as of December 31, 2025 was a full-time hourly employee located in North America. We calculated annual total compensation for our median employee using the same methodology we use for our NEOs as set forth in the “Summary Compensation Table” section of this Proxy Statement. For annual total compensation for our CEO in 2025 we utilized a combined number reflecting the total annual compensation provided to each of Mr. Hattersley and Mr. Goyal for the time they served as CEO during 2025.

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In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO named executive officers (Non-PEO NEOs) and company performance for the fiscal years listed below. The Compensation & HR Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement.

							Value of Initial Fixed $100
					Average		Investment Based On:
	Summary		Summary		Summary	Average		Peer Group		Adjusted
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total	Net Income	Net Sales
	Table Total	Actually Paid	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	(loss)	Revenue
	for Former PEO	To Former PEO	for Current PEO	To Current PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	(millions)	(millions)
Year	($)(1)	($)(2)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)
2025	11,137,548	(1,028,805)	4,134,901	3,014,774	4,130,171	1,609,804	122.07	100.87	(2,180.20)	10,930
2024	11,337,261	9,147,024	—	—	3,369,218	2,968,198	144.25	91.55	1,157.70	11,693
2023	12,210,558	22,572,330	—	—	3,080,070	4,765,744	151.48	109.72	956.40	10,552
2022	9,071,398	8,996,041	—	—	2,475,380	2,460,264	119.05	102.59	(186.5)	9,892
2021	8,234,680	7,453,975	—	—	2,493,751	2,137,489	104.07	102.29	1,008.5	9,407

(1)	The dollar amounts reported are the amounts of total compensation reported for Mr. Hattersley (our former Chief Executive Officer until his retirement) and for Mr. Goyal (our current Chief Executive Officer as of October 1, 2025) for each corresponding year in the “Total” column of the Summary Compensation Table (SCT) in this Proxy Statement. For further information, please refer to the “Executive Compensation – Summary Compensation Table” section of this Proxy Statement.
(2)	The dollar amounts reported represent the amount of “compensation actually paid” (CAP) to Mr. Hattersley and Mr. Goyal, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amount of compensation earned, realized or received by Mr. Hattersley or Mr. Goyal during the applicable year. In accordance with the requirements of Item 402(v), the following amounts were deducted from and added to Mr. Hattersley’s or Mr. Goyal’s SCT total compensation for 2025 to determine CAP:

Reported Change in
	Reported Summary	Reported		the Actuarial		Compensation
	Compensation Table	Value of	Equity Award	Present Value of	Pension Benefit	Actually Paid to
	Total for Former PEO	Equity Awards	Adjustments	Pension Benefits	Adjustments	Former PEO
Year	($)	($)(a)	($)(b)	($)(c)	($)	($)
2025	11,137,548	(9,277,605)	(2,888,748)	—	—	(1,028,805)

Reported Change in
	Reported Summary	Reported		the Actuarial		Compensation
	Compensation Table	Value of	Equity Award	Present Value of	Pension Benefit	Actually Paid to
	Total for Current PEO	Equity Awards	Adjustments	Pension Benefits	Adjustments	Current PEO
Year	($)	($)(a)	($)(b)	($)(d)	($)	($)
2025	4,134,901	(3,322,198)	2,203,900	(1,829)	—	3,014,774

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT.

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PAY VERSUS PERFORMANCE

(b)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added (or deducted, as applicable) in calculating the Equity Award Adjustments in accordance with Rule 402(v) promulgated under Regulation S-K of the Securities Act of 1933 are as follows below.

				Former PEO	Former PEO	Former PEO Value of
	Former PEO	Former PEO		Change in Fair	Fair Value at	Dividends or
	Year End Fair	Change in Fair	Former PEO	Value from Prior	the End of the	other Earnings
	Value of Equity	Value from Prior	Fair Value as of	Year and through	Prior Year of	Paid on Stock or
	Awards Granted	Year End of	Vesting Date of	the Vesting Date	Equity Awards	Option Awards
	in the Year and	Outstanding and	Equity Awards	of Equity Awards	that Failed to	not Otherwise
	Outstanding and	Unvested Equity	Granted and	Granted in Prior	Meet Vesting	Reflected in Fair	Total Equity
	Unvested as of	Awards Granted	Vested in the	Years that Vested	Conditions in	Value or Total	Award
	Year End	in Prior Years	Year	in the Year	the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	2,971,253	(7,946,807)	—	1,191,424	—	895,382	(2,888,748)

(c)	The amount included in this column is the amount reported in "Change in Pension and Nonqualified Deferred Compensation" column of the SCT. For 2025, the change in pension value was negative and accordingly was not reflected in the table pursuant to applicable SEC rules.

				Current PEO	Current PEO	Current PEO Value of
	Current PEO	Current PEO		Change in Fair	Fair Value at	Dividends or
	Year End Fair	Change in Fair	Current PEO	Value from Prior	the End of the	other Earnings
	Value of Equity	Value from Prior	Fair Value as of	Year and through	Prior Year of	Paid on Stock or
	Awards Granted	Year End of	Vesting Date of	the Vesting Date	Equity Awards	Option Awards
	in the Year and	Outstanding and	Equity Awards	of Equity Awards	that Failed to	not Otherwise
	Outstanding and	Unvested Equity	Granted and	Granted in Prior	Meet Vesting	Reflected in Fair	Total Equity
	Unvested as of	Awards Granted	Vested in the	Years that Vested	Conditions in	Value or Total	Award
	Year End	in Prior Years	Year	in the Year	the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	2,676,756	(664,191)	—	86,457	—	104,878	2,203,900

(d)	The amount included in this column is the amount reported in "Change in Pension and Nonqualified Deferred Compensation" column of the SCT. For 2025, the change in pension value was negative and accordingly was not reflected in the table pursuant to applicable SEC rules.

(3)	The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Hattersley) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Tracey I. Joubert, Michelle St. Jacques, Natalie Maciolek, Darrin Vohs, and Philip Whitehead, for 2023 and 2024, Tracey I. Joubert, Michelle St. Jacques, Natalie Maciolek, and Sergey Yeskov; (ii) for 2022, Tracey I. Joubert, Michelle St. Jacques, Anne-Marie D’Angelo, and Sergey Yeskov; (iii) for 2021, Tracey I. Joubert, Michelle St. Jacques, Peter J. Marino, Simon J. Cox, and E. Lee Reichert; and (iv) for 2020, Tracey I. Joubert, Michelle St. Jacques, Simon J. Cox and E. Lee Reichert.
(4)	The dollar amounts reported represent the average amount of CAP for the NEOs as a group, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned, realized or received by the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the NEOs as a group for 2024 to determine the CAP:

	Average Reported			Average
	Summary			Reported Change		Average
	Compensation Table	Average Reported		in the Actuarial	Average Pension	Compensation
	Total for Non-PEO	Value of Equity	Average Equity	Present Value of	Benefit	Actually Paid to
	NEOs	Awards	Award Adjustments	Pension Benefits	Adjustments	Non-PEO NEOs
Year	($)	($)(a)	($)(b)	($)(c)	($)	($)
2025	4,130,171	(2,740,643)	224,335	(4,060)	0	1,609,804
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT.

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PAY VERSUS PERFORMANCE

(b)	The amounts deducted or added in calculating the total average Equity Award Adjustments are as follows:

				Average Change		Average Value of
	Average Year End			in Fair Value from	Average Fair	Dividends or
	Fair Value of	Average Change	Average Fair	Prior Year and	Value at the End	other Earnings
	Equity Awards	in Fair Value from	Value as of	through the	of the Prior Year	Paid on Stock or
	Granted in the	Prior Year End of	Vesting Date of	Vesting Date of	of Equity Awards	Option Awards
	Year and	Outstanding and	Equity Awards	Equity Awards	that Failed to	not Otherwise
	Outstanding and	Unvested Equity	Granted and	Granted in Prior	Meet Vesting	Reflected in Fair	Total Average
	Unvested as of	Awards Granted	Vested in	Years that Vested	Conditions in	Value or Total	Equity Award
	Year End	in Prior Years	the Year	in the Year	the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	1,177,831	(786,733)	138,977	58,499	(501,135)	136,897	224,335

(c)	For 2025, the change in pension value was negative for all except for Ms. Joubert and accordingly was not reflected in the table pursuant to applicable SEC rules.

(5)	Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. As permitted by SEC rules, the peer group used for this purpose consists of the following companies: MCBC, Anheuser-Busch Inbev, Carlsberg, Heineken and Asahi, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Committee as a modifier metric for our PSU grants consists of the companies in the S&P 500 Index, as described in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement under “PSUs or Performance Equity.” TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited consolidated statement of operations for the applicable year as included in our Annual Report on Form 10-K.
(8)	Adjusted Net Sales Revenue is a non-GAAP measure and defined as total revenue from sales after excise taxes, adjusted for the non-GAAP adjustment items. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that this is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive CAP paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Relative Total Shareholder Return
●	Underlying Earnings Per Share
●	Underlying Net Sales Revenue
●	Underlying Income Before Income Taxes
●	Underlying Free Cash Flow

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PAY VERSUS PERFORMANCE

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Total Shareholder Return

Changes in our share price have a direct impact on the value of equity-based compensation issued to our NEOs, which makes up a significant portion of the value of compensation received – approximately 72% for our PEO and 56% for other NEOs. As shown below, both PEO and non-PEO CAP are highly aligned with cumulative Company TSR and TSR performance relative to the peer group included in the pay versus performance tabular disclosure above.

Compensation Actually Paid and Other Measures

We do not use GAAP Net Income as a metric within either our short- or long-term incentive plans. The relationship between this measure and CAP is shown below:

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PAY VERSUS PERFORMANCE

Underlying NSR is a significant metric included in both our annual incentives on a single year basis and in our PSUs on a cumulative basis (weighted 30% for annual incentives and 25% for PSU grants made prior to 2024). The Underlying NSR alignment with CAP for our executives is shown below:

84 |	2026 Proxy Statement

Our Board is asking Class A Holders to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC is considered by the Audit Committee to be well qualified and was our independent registered public accounting firm for the fiscal year ended December 31, 2025. PwC has served as our independent registered public accounting firm since 1974.

Our Audit Committee and Board believe the continued retention of PwC as our independent registered public accounting firm is in the best interest of our Company and stockholders. In order to assure continuing auditor independence, the Audit Committee discusses with management the timing and process for rotation of our lead audit partner, the concurring partner and any other active audit engagement partner and considers whether there should be a regular rotation of the audit firm itself. Our current lead audit partner is in the first year of his rotation.

Representatives of PwC are expected to attend the Annual Meeting to respond to appropriate questions and may make a statement if they so desire.

If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

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Proposal No. 3 — Ratify Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

Fees

The following table sets forth the aggregate fees billed by PwC for professional services rendered to us related to fiscal years 2025 and 2024. Certain fees related to the 2025 fiscal year reflect estimates; however, we do not anticipate final billings to differ significantly from amounts presented below.

	Fiscal Year
	2025	2024
	(In thousands $)
Audit Fees(1)	6,900	6,461
Audit-Related Fees(2)	75	241
Tax Fees(3)	—	—
All Other Fees(4)	9	9
TOTAL FEES	6,984	6,711

(1)	Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2025 and 2024 included in the Annual Report and the quarterly reviews of our financial statements included in Forms 10-Q, together with statutory audits and implementation costs related to IT systems during 2025 and 2024.
(2)	Includes amounts for procedures related to royalty audits performed in the United States and Canada during both 2025 and 2024, as well as for procedures related to registration statements in 2025 and 2024, and a debt issuance in 2024.
(3)	There were no tax fees in 2025 or 2024.
(4)	Fees incurred for subscriptions provided by PwC in 2025 and 2024.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

Duties of our Audit Committee are described under “Board Committees — Audit Committee” and include appointing, retaining, compensating, evaluating and terminating the independent auditors, including sole authority to approve all audit engagement fees and terms. Accordingly, the Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services. The chair of the Audit Committee (Audit Chair) has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Audit Chair must report all such pre-approvals to the entire Audit Committee at the next committee meeting. In 2025 and 2024, the Audit Committee (or the Audit Chair pursuant to the authority delegated) pre-approved all the services performed by PwC.

86 |	2026 Proxy Statement

Primary Responsibilities

The Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised of directors who satisfy applicable independence and other requirements of applicable securities laws including “audit committee financial experts” as defined by SEC rules and regulations.

The role of the Audit Committee is to prepare this report and to represent and assist our Board in its oversight of: (1) the conduct and integrity of our financial reporting processes to any governmental or regulatory body, the public or other users thereof, and our financial statements; (2) our compliance with legal and regulatory requirements, and our ethics and compliance program, including our Code of Business Conduct; (3) our systems of internal control over financial reporting and disclosure controls and procedures; (4) our internal audit function; (5) the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm, their conduct of the annual audit and their engagement for any lawful purposes or services; (6) certain of our sustainability programs, policies and practices, including those related to alcohol policy, environmental matters and Our Imprint Report, as well as reporting, controls, data assurance, and risks related to such matters; (7) our anti-hedging, anti-pledging and related party transaction policies; and (8) our cybersecurity, technology, and information security programs and related risks.

The Audit Committee reviews its written charter annually. The Audit Committee also reviews and discusses with our management, internal audit and independent auditors our policies and procedures with respect to risk assessment and risk management.

We have a full-time Internal Audit Department that reports regularly to the Audit Committee. The Internal Audit Department is responsible for objectively reviewing and evaluating the adequacy and effectiveness of our network of risk management, internal controls and governance processes relating, for example, to the reliability and integrity of our financial information and safeguarding our assets.

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AUDIT COMMITTEE REPORT

Audit Committee Report

Our management is responsible for the preparation, presentation and integrity of our financial statements and the effectiveness of internal control over financial reporting. Management is also responsible for maintaining our accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. PwC, our independent registered public accounting firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the U.S., as well as the effectiveness of our internal control over financial reporting. The Audit Committee itself does not prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. Members of the Audit Committee rely on the information provided to them by management and PwC.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report with management and PwC including the accounting principles utilized, the reasonableness of significant accounting estimates and judgments, and the critical audit matters identified by PwC during the audit. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of The Public Company Accounting Oversight Board (PCAOB), and the SEC, and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with PwC its independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace our independent registered public accounting firm. Any non-audit services performed by PwC were considered in the discussions of independence and were pre-approved by the Audit Committee.

Based upon the review and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to our Board that the audited financial statements be included in the Annual Report for the fiscal year ended December 31, 2025, as filed with the SEC on February 18, 2026. The Audit Committee also appointed PwC as the independent registered public accounting firm for our Company for the fiscal year ending December 31, 2026, subject to ratification by our stockholders.

Submitted by the Audit Committee

Nessa O’Sullivan (Chair)	Christian “Chris” P. Cocks	Roger G. Eaton
Charles M. Herington	Jill Timm	Leroy J. Williams, Jr.
James “Sandy” A. Winnefeld, Jr.

88 |	2026 Proxy Statement

The following table contains information about the beneficial ownership of our capital stock as of the Record Date (unless otherwise noted), for each of our current directors and nominees, each of our NEOs, all current directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or the exchangeable shares issued by Exchangeco. Unless otherwise indicated, and subject to any interests of the holder’s spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such holders. Shares of common stock subject to RSUs, DSUs, stock options or other rights currently exercisable or exercisable and vesting within 60 days following the Record Date, are deemed outstanding for computing the share ownership and percentage of the person holding such RSUs, DSUs, stock options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock, respectively.

	Number of		Percent of	Number of		Percent of
Name of Beneficial Owner	Class A Shares		class (%)(1)	Class B Shares(2)		class (%)(1)
5% Stockholders:
Adolph Coors Company LLC	5,044,534	(3)(4)	96.2%	21,522,798	(4)	11.8%
Adolph Coors Jr. Trust	5,044,534	(3)(4)	96.2%	5,830,000	(4)	3.2%
Pentland Securities (1981) Inc.	5,044,534	(3)	96.2%	3,449,600	(5)	1.9%
4280661 Canada Inc.	5,044,534	(3)	96.2%	—		—
The Vanguard Group	—		—	21,917,485	(6)	12.0%
Dodge & Cox	—		—	18,631,224	(7)	10.2%
BlackRock, Inc.	—		—	10,217,118	(8)	5.6%
Directors and Director Nominees:
Christian “Chris” P. Cocks	—		—	1,612		*
David S. Coors	—	(9)	—	77,452	(10)	*
Peter J. Coors	—	(9)	—	67,084	(11)	*
Roger G. Eaton	—		—	43,349	(12)	*
Mary Lynn Ferguson-McHugh	—		—	20,174		*
Rahul Goyal	—		—	57,567	(13)	*
Charles M. Herington	—		—	52,689	(14)	*
Andrew T. Molson	100		*	3,468,878	(15)	1.9%
Geoffrey E. Molson	1,632	(16)	*	21,929	(16)	*
Nessa O’Sullivan	—		—	15,089	(17)	*
H. Sanford Riley	—		—	54,064	(18)	*
Jill Timm	—		—	—		*
Leroy J. Williams, Jr.	—		—	2,856		*
James “Sandy” A. Winnefeld, Jr.	—		—	13,726		*
Management:
Tracey I. Joubert	—		—	316,034	(19)	*
Natalie Maciolek	—		—	31,789	(20)	*
Darrin Vohs				13,201	(21)	*
Phillip M. Whitehead	—		—	6,571	(22)	*
All current directors, director nominees and executive officers as a group (18 persons)	1,732	(23)	*	4,264,064	(23)	2.3%
Former Management:
Gavin D.K. Hattersley	—		—	702,567	(24)	*
Michelle St. Jacques	—		—	147,367	(25)	*

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BENEFICIAL OWNERSHIP

*	Denotes less than 1%
(1)	Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of the Record Date, greater than 5% of our outstanding Class A common stock or Class B common stock. Ownership percentage calculations are based on 5,241,997 shares of Class A common stock (which assumes the conversion on a one-to-one basis of 2,678,963 Class A exchangeable shares) and 182,733,290 shares of Class B common stock (which assumes the conversion on a one-to-one basis of 7,093,946 shares of Class B exchangeable shares), in each case, outstanding as of the Record Date.
(2)	Includes DSUs held by directors and shares underlying outstanding options currently exercisable or exercisable within 60 days following the Record Date (Current Options).
(3)	Shares of Class A common stock (or shares directly exchangeable for Class A common stock) consists of beneficial ownership of 1,857,476 shares owned by Pentland, 667,058 shares owned by 4280661 Canada Inc. (Subco), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Adolph Coors, Jr. Trust (Coors Trust), due to shared voting power resulting from a Voting Agreement, dated February 2, 2005, among Pentland, Subco and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the shares of Class A common stock (and shares directly exchangeable for Class A common stock) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements among the parties and certain trustees. Pentland is the sole owner of Subco. The address for each of the Coors Trust and ACC is 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001. The address for each of Pentland and Subco is 335 8th Avenue S.W., Suite 2300, Calgary, Alberta, Canada T2P 1C9.
(4)	This information is derived from the Schedule 13D/A filed by ACC and the Coors Trust with the SEC on March 17, 2020 and reflects subsequent technical updates provided by ACC and the Coors Trust. Shares of Class B common stock beneficially owned by ACC includes (i) 300,000 shares directly owned by ACC, (ii) 5,830,000 shares directly held by the Coors Trust or Adolph LLC, a Wyoming limited liability wholly owned and controlled by the Coors Trust, and (iii) 15,392,798 shares beneficially owned by ACC as Trustee of other Coors Family Trusts (as defined below) and Manager of Coors LLCs (defined below), all of which are included in the Class B shares beneficially owned by ACC. ACC is a Wyoming limited liability company which serves as trustee for the Coors Trust, the Bertha Coors Munroe Trust B, the Grover C. Coors Trust, the Herman F. Coors Trust, the Louise Coors Porter Trust and the May Kistler Coors Trust (collectively, the Coors Family Trusts), and as a Manager of Cotopaxi Capital, LLC and COTEX Descendants LLC, successors in interest to the Class B shares previously held by the Augusta Coors Collbran Trust (the Coors LLCs). The members of ACC are the various Coors Family Trusts. The Board of Directors of ACC consists of six members who are various members of the Coors family, including David S. Coors and Peter J. Coors. The Board of Directors of ACC has sole investment power with respect to each Coors Family Trust, and shared investment power with a Coors family member with respect to each Coors LLC. Each member of ACC’s Board of Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective Coors Family Trusts except to the extent of his or her pecuniary interest in each trust. An aggregate of 14,600,000 shares of Class B common stock beneficially owned by ACC are pledged as collateral by ACC for the guaranty of the repayment of a loan made by a bank to ACC Financing LLC. ACC Financing LLC is controlled by respective Coors Family Trusts and LLCs which are beneficially owned by ACC. These pledged shares represent approximately $636.7 million in total value, or approximately 7.7% of our total market capitalization, as of the Record Date. ACC has agreed to provide notice to us as soon as practicable upon becoming aware of any active steps to enforce the pledged collateral under the applicable pledge documents for the loans. Based on average daily trading volume in March 2026, it would take approximately five trading days to unwind the total shares pledged by ACC.
(5)	Consists of 3,449,600 Class B common stock (or shares exchangeable for Class B common stock) directly owned by Pentland, of which: (i) 437,000 shares of Class B exchangeable shares are pledged as collateral with an unaffiliated third party for a loan in aggregate principal amount of approximately USD $20.0 million; and (ii) 478,000 Class B exchangeable shares are pledged as collateral with an unaffiliated third party for a loan in the aggregate principal amount of approximately CAD $12.0 million. Pentland has agreed to provide notice to us as soon as practicable after Pentland is notified that active steps to enforce the pledged collateral under the applicable pledge documents for the loans. Based on average daily trading volume in March 2026, it would take approximately one trading day to unwind the total shares pledged by Pentland, assuming conversion of the Class B exchangeable shares into Class B common stock.
(6)	This information is derived solely from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting on beneficial ownership as of December 29, 2023. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(7)	This information is derived solely from the Schedule 13G/A filed by Dodge & Cox with the SEC on October 6, 2025, reporting on beneficial ownership as of September 30, 2025. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(8)	This information is derived solely from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 21, 2026, reporting on beneficial ownership as of December 31, 2025. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)	Beneficial ownership for each of David S. Coors and Peter J. Coors does not include 2,520,000 shares of Class A common stock held indirectly by ACC as trustee for the Coors Trust, nor any shares of Class B common stock held by ACC for itself or on behalf of the Coors Family Trusts or Coors LLCs. Each of Peter H. Coors, David S. Coors and Peter J. Coors disclaims beneficial ownership of all shares of Class A common stock and Class B common stock held by ACC except to the extent of his pecuniary interest therein. If David S. Coors or Peter J. Coors were to be attributed beneficial ownership of the shares of Class A common stock held by ACC, each would beneficially own approximately 48.1% of the Class A common stock, subject to the Voting Agreement.

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BENEFICIAL OWNERSHIP

(10)	Represents (i) 33,573 shares of Class B common stock held directly by David S. Coors and (ii) 44,879 shares of Class B common stock held indirectly as trustee for the David S Coors Descendant’s Trust U/A dated January 22, 2010.
(11)	Represents (i) 10,870 shares of Class B common stock held directly by Peter J. Coors and (ii) 44,879 shares of Class B common stock held indirectly as trustee for the Peter J. Coors Descendant’s Trust U/A dated January 22, 2010.
(12)	Includes 20,581 DSUs.
(13)	Includes 38,424 Current Options.
(14)	Includes 27,646 DSUs.
(15)	Represents (i) 186 shares of Class B exchangeable shares held directly by Andrew T. Molson, (ii) 5,259 shares of Class B common stock held directly by Andrew T. Molson, (iii) 3,000 shares of Class B common stock held indirectly by Molbros AT Inc., and (iv) 3,449,600 shares of Class B common stock (or shares exchangeable for Class B common stock) owned by Pentland. Andrew T. Molson is the President of Pentland and shares dispositive power of the Class B common stock beneficially owned by Pentland. The Class B common stock beneficially owned by Pentland are included in Andrew T. Molson’s beneficial ownership as a result of arrangements under the Amended and Restated Stockholders Agreement dated February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, Eric Molson and Stephen Molson with respect to the securities held by and governance of Pentland. Molbros AT Inc. is a holding company controlled by Andrew T. Molson.
(16)	Geoffrey E. Molson’s Class A holdings represent 1,260 shares of Class A common stock held directly and 372 shares of Class A common stock (or shares directly exchangeable for Class A common stock) indirectly held in a retirement savings plan. His shares of Class B common stock include (i) 1,198 shares held indirectly in a retirement savings plan, (ii) 1,006 shares (or shares directly exchangeable for Class B common stock) held directly, and (iii) 692 shares (or shares directly exchangeable for Class B common stock) indirectly held in a retirement savings plan.
(17)	Includes 7,320 DSUs.
(18)	Includes (ii) 15,668 DSUs and (ii) 16,560 shares directly exchangeable for Class B common stock.
(19)	Includes 196,441 Current Options.
(20)	Includes 20,194 Current Options.
(21)	Includes 5,980 Current Options.
(22)	Includes 3,786 Current Options.
(23)	The group’s beneficial ownership of Class B common stock includes (i) 71,215 DSUs, (ii) 264,825 Current Options, and (iii) 18,444 Class B exchangeable shares as described in the footnotes above. See footnotes above concerning the beneficial ownership of the Class A common stock (or shares exchangeable for Class A common stock).
(24)	Includes 584,663 Current Options.
(25)	Includes 91,399 Current Options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, certain officers and persons who own more than 10% of our common stock file reports of ownership and changes of ownership of our common stock with the SEC. Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) and written representations furnished to us during the most recent fiscal year, our officers, directors and beneficial owners of more than 10% of our common stock complied with all such filing requirements during our fiscal year ended December 31, 2025, except for one Form 4 filed on behalf of Christian “Chris” P. Cocks in November 2025 relating to an untimely notification of the transaction from the executing broker.

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Proxy Materials and Voting Information

What are the Company’s outstanding voting securities?

The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock) and our Class B common stock, par value $0.01 per share (Class B common stock). In addition, we have outstanding one share of our Special Class A voting stock, par value $0.01 per share (Special Class A voting stock) and one share of Special Class B voting stock, par value $0.01 per share (Special Class B voting stock) through which the holders of the Class A exchangeable shares (Class A exchangeable shares) issued by Molson Coors Canada Inc., a Canadian corporation and our wholly-owned indirect subsidiary (Exchangeco), and the holders of the Class B exchangeable shares (Class B exchangeable shares) issued by Exchangeco, respectively, may exercise their voting rights with respect to Molson Coors.

Through the voting rights of the special voting stock and a voting trust arrangement, the holders of the Class A exchangeable shares and the Class B exchangeable shares are effectively, subject to additional steps described below, entitled to vote at the Annual Meeting on an equivalent basis with holders of our Class A common stock and Class B common stock, respectively.

Each holder of record of our Class A common stock, our Class B common stock, the Class A exchangeable shares (through our Special Class A voting stock) and the Class B exchangeable shares (through our Special Class B voting stock) is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.

For more details regarding our various classes of stock, including the differences between our Class A common stock and Class B common stock and our Special Class A voting stock and Special Class B voting stock, and regarding the exchangeable shares issued by Exchangeco, please refer to the “Common Stock and Exchangeable Shares” section of this Proxy Statement.

What is the record date for the Annual Meeting and what does it mean?

The record date for the Annual Meeting is March 13, 2026 (Record Date). Owners of record of our Class A common stock, our Class B common stock, the Class A exchangeable shares (through our Special Class A voting stock) and the Class B exchangeable shares (through our Special Class B voting stock) at the close of business on the Record Date are entitled to:

●receive notice of the Annual Meeting; and
●vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

For additional information about how an owner or a beneficial owner of exchangeable shares issued by Exchangeco may vote at the Annual Meeting, please refer to the “How do I attend and vote at the Annual Meeting?” question.

How many shares are outstanding?

As of the close of business on the Record Date, there were outstanding 2,563,034 shares of Class A common stock, and 175,639,344 shares of Class B common stock, one share of Special Class A voting stock (representing 2,678,963 votes related to the then-outstanding Class A exchangeable shares) and one share of Special Class B voting stock (representing 7,093,946 votes related to the then-outstanding Class B exchangeable shares), each entitled to one vote per share.

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What is the quorum requirement of the Annual Meeting?

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on a matter at the Annual Meeting, present in person or represented by proxy as of the close of business on the Record Date will constitute a quorum for voting at the Annual Meeting. Further, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, will constitute a quorum to take action with respect to that vote on that matter. Abstentions and broker non-votes count as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner.

What are my voting choices for each of the proposals to be voted on at the Annual Meeting; Who is eligible to vote; and What are the voting standards?

Proposal	Eligible to Vote	Voting Choices and Board Recommendation	Voting Standard
Proposal 1: Election of Directors Election of 11 Class A Directors	Class A common stock Class A exchangeable shares(1)	•vote for all nominees •vote for specific nominees •vote withhold on all nominees •vote withhold on specific nominees Our Board recommends a vote FOR each of the nominees.	Plurality of votes present in person or represented by proxy and entitled to vote, voting together as a class; cumulative voting is not permitted
Proposal 1: Election of Directors Election of three Class B Directors	Class B common stock Class B exchangeable shares(1)	•vote for all nominees •vote for specific nominees •vote withhold on all nominees •vote withhold on specific nominees Our Board recommends a vote FOR each of the nominees.	Plurality of votes present in person or represented by proxy and entitled to vote, voting together as a class; cumulative voting is not permitted
Proposal 2: Advisory Vote to Approve NEO Compensation (the Advisory Say-on-Pay Vote)	Class A common stock Class B common stock Class A exchangeable shares(1) Class B exchangeable shares(1)	•vote for the proposal •vote against the proposal •abstain from voting on the proposal Our Board recommends a vote FOR the advisory say-on-pay vote.	Majority of votes cast, voting together as a single class
Proposal 3: Ratify Appointment of PwC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	Class A common stock Class A exchangeable shares(1)	•vote for the ratification •vote against the ratification •abstain from voting on the ratification Our Board recommends a vote FOR the ratification.	Majority of votes cast

(1)The voting rights for the exchangeable shares issued by Exchangeco are exercised through the share of our Special Class A voting stock and the share of our Special Class B voting stock, as applicable.

At the Annual Meeting, the Class A Holders may not cast votes for a greater number of director nominees than the 11 Class A nominees named in this Proxy Statement, and the Class B Holders may not cast votes for a greater number of director nominees than the three Class B nominees named in this Proxy Statement. The 11 Class A director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting or by proxy will be elected. The three Class B director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting or by proxy will be elected.

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What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

Stockholders of record

COMMON STOCK

●	If you own Class A common stock or Class B common stock registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are considered a stockholder of record with respect to those shares; and

EXCHANGEABLE SHARES

●	If you own Class A exchangeable shares or Class B exchangeable shares issued by Exchangeco, you are considered a stockholder of record with respect to those shares.

Beneficial owners

If your shares are held in a brokerage account or by a bank, you are considered a beneficial owner of those shares. In this case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account.

What different methods can I use to vote? If I hold exchangeable shares what is the deadline for submitting my voting instruction card?

IMPORTANT: If you are planning to attend the Annual Meeting in person and vote your shares, please follow the procedures described in the response to the “How do I attend and vote at the Annual Meeting?” question below for information on attending the Annual Meeting.

Written Proxy/Voting Instruction Card

All stockholders of record (including owners of record of exchangeable shares) can vote by written proxy/voting instruction card. If you own exchangeable shares, TSX Trust Company (TSX Trust), as trustee of our special voting stock, will vote your shares in accordance with your voting instruction card. If you are a beneficial owner of our common stock or the exchangeable shares, you will receive a written proxy/voting instruction card from your Broker relating to those shares.

By Telephone or via the Internet

All stockholders of record (including owners of record of exchangeable shares) may also submit a proxy/voting instruction card by touch-tone telephone from the U.S., Puerto Rico and Canada using the toll-free telephone number on the proxy/voting instruction card, or via the Internet, using the procedures and instructions described on the proxy/voting instruction card. Beneficial owners (including beneficial owners of exchangeable shares) may submit a proxy/voting instruction card by telephone or via the Internet if their Broker makes those methods available, in which case, the Broker will enclose the instructions with the proxy materials. The telephone and Internet proxy/voting instruction procedures are designed to authenticate stockholders’ identities, to allow stockholders to submit a proxy/voting instruction card for their shares and to confirm that their instructions have been properly recorded.

In Person at the Annual Meeting

All stockholders of record (including owners of record of exchangeable shares) may vote in person at the Annual Meeting. Owners of record of exchangeable shares and beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to the “How do I attend and vote at the Annual Meeting?” question.

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Deadline for Delivering Voting Instructions for Exchangeable Shares

If you own exchangeable shares, you must submit your proxy/voting instruction card via mail no later than 5:00 p.m. EDT on May 1, 2026 and by 7:00 a.m. EDT on May 4, 2026 by telephone or Internet.

How do I attend and vote at the Annual Meeting?

Stockholders of Record

COMMON STOCK

You will be asked to present photo identification, such as a driver’s license, in order for us to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card.

EXCHANGEABLE SHARES

You will be asked to present photo identification, such as a driver’s license, in order for us to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described below.

Beneficial Owners

Please bring the notice or voting instruction form you received from your Broker, as well as photo identification, for admission to the Annual Meeting. You also may bring your brokerage statement reflecting your ownership as of the Record Date. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

COMMON STOCK

If your shares are held in “street name,” you should contact your Broker to furnish you with a legal proxy or otherwise vote through the Broker. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures above to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

EXCHANGEABLE SHARES

You may exercise voting rights in person at the Annual Meeting by obtaining a proxy from TSX Trust, the trustee who holds the Special Class A voting stock and the Special Class B voting stock, to exercise such voting rights personally at the Annual Meeting. You must instruct your Broker to obtain such proxy from TSX Trust in order to be able to exercise voting rights in person at the meeting and you will not be able to vote your shares at the Annual Meeting without a legal proxy. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Important Note: Cameras, sound or video recording equipment or other similar equipment, electronic devices, large bags, briefcases, or packages will not be allowed into the Annual Meeting. We realize that many cellular

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phones have built-in digital cameras and sound recorders, and while you may bring these phones into the Annual Meeting, you may not use the camera or recording.

How do I vote if I hold shares in my Molson Coors Employees’ Retirement and Savings Plan (Molson Coors Plan)?

According to the trust agreement concerning the Molson Coors Plan, employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting. If you participate in the Molson Coors Plan, you may give voting instructions for the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the Record Date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge Financial Services Inc. (Broadridge), by completing and returning the proxy/voting instruction card accompanying your proxy materials. The trustee will vote your shares in accordance with your duly executed instructions that must be received via mail no later than 5:00 p.m. EDT on May 1, 2026 and by 7:00 a.m. EDT on May 4, 2026 by telephone or Internet.

If you do not send instructions to Broadridge, then the trustee will vote shares credited to your account in the same proportion on each issue as it votes those shares credited to the accounts of other employees holding Molson Coors shares in the Molson Coors Plan for which it has received voting instructions.

What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders of record should specify their choice for each matter on the enclosed proxy/voting instruction card. If no specific instructions are given, proxies which are signed and returned will be voted:

●FOR the election of all director nominees of the applicable class as set forth in this Proxy Statement
●FOR the advisory proposal to approve the advisory say-on-pay vote
●FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026

If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

What can I do if I change my mind after I submit a proxy/voting instruction card for my shares?

Holders of our Class A common stock and our Class B common stock may revoke their proxy at any time prior to the completion of voting at the Annual Meeting by:

●giving written notice to our Secretary at one of our Principal Executive Offices;
●delivering a later-dated proxy; or
●voting in person at the Annual Meeting.

Holders of Class A or Class B exchangeable shares may revoke their voting instructions by delivering subsequent voting instructions via mail no later than 5:00 p.m. EDT on May 1, 2026 and by 7:00 a.m. EDT on May 4, 2026 by telephone or Internet.

Holders of shares in the Molson Coors Plan may revoke their voting instructions by delivering subsequent voting instructions via mail no later than 5:00 p.m. EDT on May 1, 2026 and by 7:00 a.m. EDT on May 4, 2026 by telephone or Internet.

Beneficial owners of Class A or Class B common stock or exchangeable shares may revoke their proxy by following the instructions provided by their respective Broker.

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Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

What if I am a beneficial owner and do not timely give voting instructions to my broker, or if I am an owner of exchangeable shares and do not timely provide voting instructions?

Common Stock

If you are a beneficial owner, you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker in order for your Broker to vote your shares at the Annual Meeting. If you do not timely provide voting instructions to your Broker, whether your shares can be voted by such Broker depends on the type of item being considered for election. Your Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal.

Exchangeable Shares

If you are a holder of record of Class A exchangeable shares and/or Class B exchangeable shares, you must provide your voting instructions via mail no later than 5:00 p.m. EDT on May 1, 2026 and by 7:00 a.m. EDT on May 4, 2026 by telephone or Internet, in order for TSX Trust to vote your shares at the Annual Meeting. If you are a beneficial owner of exchangeable shares, you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker in order for your Broker to provide voting instructions no later than 7:00 a.m. EDT on May 4, 2026. If you do not or your Broker does not, as applicable, send instructions by this deadline, your exchangeable shares will not be voted on any matter.

The table below sets forth each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions.

Proposal	Class A and Class B common stock	Class A and Class B exchangeable shares	Can Brokers Vote Absent Instructions?
Proposal 1:	Election of Directors	No	No
Proposal 2:	Advisory Say-on-Pay Vote	No	No
Proposal 3:	Ratification of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	Yes*	Yes*

*	Only Class A common stock and Class A exchangeable shares are eligible to vote on Proposal 3

How are abstentions, broker non-votes, and withheld votes counted?

Abstentions and Broker non-votes are included in determining whether a quorum is present but will not affect the outcome of the vote on any proposal. Withhold votes for any director nominee will have no effect.

Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the internet?

The Notice of Annual Meeting, Proxy Statement and our Annual Report are available at www.proxyvote.com. Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will reduce the impact on the environment and save

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us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record (including Owners of Record of Exchangeable Shares)

If you submit proxy/voting instructions via the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners

If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your Broker regarding the availability of this service.

How are proxies solicited and what is the cost?

The Board is soliciting proxies for the Annual Meeting. We have engaged Georgeson Inc. to assist with the solicitation of proxies for a customary fee of $8,750, plus expenses. We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of record of common stock and/or exchangeable shares. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact; however, they will not receive any additional compensation for these activities.

What if I only received one copy of the proxy materials, even though multiple stockholders reside at my address?

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for our Company and reduce the environmental impact of the Annual Meeting. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless we have received contrary instructions from one or more of the stockholders at that address. Beneficial owners who desire to eliminate duplicate mailings, or request to receive multiple copies if a single copy is being received, should contact their Broker for more information. Stockholders of record of our common stock and the exchangeable shares should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call them at 866-540-7095.

Upon written or oral request at the address or telephone number above, a separate copy of the proxy materials will be promptly delivered to any beneficial holder at a shared address to which a single copy of the proxy materials was delivered. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to such stockholder.

Corporate Structure, Common Stock and Exchangeable Shares

What is the difference between our Class A common stock and Class B common stock?

Generally

Under the terms of our Restated Certificate of Incorporation, our Class A common stock and our Class B common stock are identical in all respects except for their voting rights and as otherwise provided in our

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Restated Certificate of Incorporation. The Class A common stock and Class B common stock are traded on the NYSE under the symbols TAP.A and TAP, respectively.

Voting Rights

The Class B Holders may vote with respect to the following: (i) any matter required by the Delaware General Corporation Law, as amended (DGCL); (ii) for the election of up to three Class B directors; and (iii) as provided in our Restated Certificate of Incorporation, including, with respect to our advisory say-on-pay vote and those items described below. In all other cases, the right to vote is vested exclusively with the Class A Holders.

Under our Restated Certificate of Incorporation, the Class A Holders and Class B Holders have the right to vote, as separate classes and not jointly, on:

●	any merger that requires stockholder approval under the DGCL;
●	any sale of all or substantially all of our assets, other than to a related party;
●	any proposal to dissolve our Company or any proposal to revoke the dissolution of our Company; or
●	any amendment to the Restated Certificate of Incorporation that requires stockholder approval under our Restated Certificate of Incorporation or the DGCL and that would:
–	increase or decrease the aggregate number of the authorized shares of Class B common stock;
–	change the rights of any shares of Class B common stock;
–	change the shares of all or part of Class B common stock into a different number of shares of the same class;
–	increase the rights of any other class that is equal or superior to Class B common stock with respect to distribution or dissolution rights (a co-equal class);
–	create any new co-equal class of stock;
–	other than pursuant to our Restated Certificate of Incorporation, exchange or reclassify any shares of Class B common stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B common stock; or
–	limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B common stock.

Director Elections

●	The Class A Holders, voting together as a single class, are entitled to elect 12 of our directors, although there is one vacancy, which our Board does not currently plan to fill; and
●	The Class B Holders, voting together as a single class, are entitled to elect three of our directors.

Annual Advisory Say-On-Pay Vote

The Class A Holders and Class B Holders, voting together as a single class, are entitled to vote to approve on a non-binding, advisory basis, the compensation of our NEOs.

Ratification of Independent Registered Public Accounting Firm

The Class A Holders, voting together as a single class, are entitled to vote to ratify the appointment of our independent registered public accounting firm. The Class B Holders are not entitled to vote on this matter.

2026 Proxy Statement	| 99

QUESTIONS AND ANSWERS

What are the Class A exchangeable shares and Class B exchangeable shares? How do they vote? How are they different from the Class A common stock and Class B common stock?

The Class A exchangeable shares and Class B exchangeable shares are publicly traded on the TSX under the symbols TPX.A and TPX.B, respectively, and were issued by Exchangeco in connection with the February 2005 merger of Molson Inc. with and into Adolph Coors Company. The Class A exchangeable shares and Class B exchangeable shares were issued to certain shareholders of Molson Inc. by Exchangeco in lieu of receiving our Class A common stock and/or our Class B common stock, respectively. These shares may, subject to certain terms and conditions, be exchanged for our shares of Class A common stock or our Class B common stock, respectively. Until exchanged, the exchangeable shares are intended to be provided with substantially the same economic and voting rights as our Class A common stock and our Class B common stock into which each may respectively be exchanged.

Generally, our Special Class A voting stock and our Special Class B voting stock vote together with the Class A common stock and Class B common stock, respectively, on all matters on which such class of our common stock is entitled to vote. Furthermore, the outstanding share of our Special Class A voting stock is entitled to one vote for each outstanding Class A exchangeable share, and the outstanding share of our Special Class B voting stock is entitled to one vote for each outstanding Class B exchangeable share, in each case, excluding shares held by our Company or our subsidiaries.

Through a voting trust arrangement, owners of record of exchangeable shares, other than our Company or our subsidiaries, as of the Record Date are entitled to vote at the annual meetings of holders of the corresponding classes of our common stock. Specifically, such owners of record may provide voting instructions in respect of their exchangeable shares to TSX Trust, as trustee and registered stockholder of the Special Class A voting stock and Special Class B voting stock. TSX Trust, as trustee, is entitled to cast the number of votes equal to the number of then-outstanding Class A exchangeable shares and/or Class B exchangeable shares, as the case may be, but will only cast the number of votes equal to the number of corresponding exchangeable shares as to which it has received voting instructions from the owners of those exchangeable shares on the Record Date, and will cast its votes in accordance with such instructions so received.

I am a holder of exchangeable shares, will I receive additional materials?

No, you will not receive a notice of an annual meeting of the shareholders of Exchangeco, and you will not receive an information circular or proxy for an annual meeting of the shareholders of Exchangeco. The exchangeable shares are non-voting with respect to Exchangeco, except as required by the provisions attached to the exchangeable shares or by applicable law; however, the exchangeable shares (through our special voting stock) may generally vote together with our common stock into which such exchangeable shares may be exchanged. Therefore, this Proxy Statement and the proxy solicitation materials relate solely to our Company, and there will not be a separate annual meeting of Exchangeco.

The holders of exchangeable shares effectively have a participating interest in our Company rather than Exchangeco. It is, therefore, the information relating to the Company that is directly relevant to the voting rights of holders of exchangeable shares in connection with the matters to be transacted at the Annual Meeting. The value of the exchangeable shares is derived from dividend and dissolution entitlements as well as capital appreciation corresponding to our common stock into which such shares may be exchanged. Accordingly, the value of the exchangeable shares may be determined by reference to the consolidated financial performance and condition of our Company, and we believe the information regarding Exchangeco (other than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares when exercising their voting rights on the matters to be transacted at the Annual Meeting.

100 |	2026 Proxy Statement

QUESTIONS AND ANSWERS

Board Communications, Stockholder Proposals and Company Documents

How do I communicate with the Board?

Stockholders and other interested parties may communicate directly with our Chair, our Audit Chair, any individual director or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Beverage Company, c/o Secretary, P.O. Box 4030, BC555, Golden, Colorado 80401. At the direction of our Board, all mail received may be opened and screened for security purposes. All mail, other than items deemed unsuitable by our Secretary (such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys), will be forwarded to the addressee as follows: mail addressed to a particular director will be forwarded or delivered to that director; mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to our chair of the Compensation & HR Committee; and mail addressed to the “Board” will be forwarded or delivered to our Chair.

How do I submit a proposal for action at the 2027 Annual Meeting of Stockholders?

To be eligible for inclusion in our Proxy Statement for the 2027 Annual Meeting of Stockholders proposals must meet the requirements of Rule 14a-8 of the Exchange Act and, must be received by us at one of our Principal Executive Offices by November 25, 2026, unless the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or after May 6, 2027, in which case the proposal must be received within a reasonable time before we begin to print and send our proxy materials.

Stockholders who intend to submit proposals not intended to be included in the Proxy Statement or nominations of persons to stand for election to our Board must provide written notice to the Secretary of our Company in compliance with the requirements of our Bylaws. To be timely, notice of a director nomination or any other business for consideration at the stockholders’ meeting must be delivered to our Secretary at one of our Principal Executive Offices no earlier than the close of business on January 6, 2027, and no later than the close of business on February 5, 2027. However, if the date of our 2027 Annual Meeting of Stockholders is more than 20 days before or more than 90 days after the first anniversary of the date of the Annual Meeting, then such notice must be delivered no earlier than the close of business on the 120th calendar day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th calendar day prior to the date of the 2027 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of 2027 Annual Meeting of Stockholders is first made by us.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than our nominees and that if any change occurs with respect to such stockholder’s intent to solicit the holders of the Company’s stockholders representing at least 67% of such voting power, such stockholder must notify us promptly). Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 8, 2027.

Where can I get copies of your corporate governance documents?

Our current Governance Guidelines, Code of Business Conduct, Restated Certificate of Incorporation, Bylaws and written charters for the Audit (and its Technology Subcommittee), Governance, Compensation & HR, and Finance Committees are posted on our website at www.molsoncoors.com.

2026 Proxy Statement	| 101

QUESTIONS AND ANSWERS

Stockholders may also request a free copy of these documents from: Molson Coors Beverage Company, c/o Secretary, P.O. Box 4030, BC555, Golden, Colorado 80401.

Where can I get a copy of the Company’s Annual Report?

You can request to receive a copy of our Annual Report at no charge. Send your written requests to our Secretary at P.O. Box 4030, BC555, Golden, Colorado, 80401. The exhibits to the Annual Report are available upon payment of charges associated with our cost of reproduction.

You can also obtain copies of the Annual Report and exhibits, as well as other filings we make with the SEC, on our website at www.molsoncoors.com, at www.proxyvote.com or on the SEC’s website at www.sec.gov.

102 |	2026 Proxy Statement

As of the date of this Proxy Statement, our Company received no proposal, nomination for directors or other business submitted in accordance with its Bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of our Board, Molson Coors Beverage Company

Natalie Maciolek
Chief Legal & Government Affairs Officer and Secretary

March 25, 2026

2026 Proxy Statement	| 103

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of U.S. GAAP, we also use non-GAAP financial measures, as listed and defined below, for operational and financial decision making and to assess Company and segment business performance. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We have provided reconciliations of all historical non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure.

Our management uses these metrics to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe these measures are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance.

●	Underlying Free Cash Flow (Closest GAAP Metric: Net Cash Provided by (Used in) Operating Activities) – Measure of the Company’s operating cash flow calculated as Net Cash Provided by (Used In) Operating Activities less Additions to property, plant and equipment, net and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items (as defined below). We consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-GAAP adjustment items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure.
●	Net Debt and Net Debt to Underlying Earnings before Interest, Taxes, Depreciation, and Amortization ("underlying EBITDA") (Closest GAAP Metrics: Cash, Debt, & Net Income (Loss)) – Measure of the Company’s leverage calculated as net debt (defined as current portion of long-term debt and short-term borrowings plus long-term debt less cash and cash equivalents) divided by the trailing twelve month underlying EBITDA. Underlying EBITDA is calculated as Net income (loss) excluding Interest expense (income), net Income tax expense (benefit), depreciation and amortization, and the impact of non-GAAP adjustment items (as defined above). Effective January 1, 2025, on a prospective basis, Underlying EBITDA excludes amortization of cloud-based software implementation costs. This measure is not the same as the Company’s maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA.

104 |	2026 Proxy Statement

ANNEX A

●	Underlying Income (Loss) before Income Taxes (Closest GAAP Metric: Income (Loss) Before Income Taxes) – Measure of the Company’s or segment's income (loss) before income taxes excluding the impact of certain non-GAAP adjustment items from our U.S. GAAP financial statements. Non-GAAP adjustment items include goodwill and other intangible and tangible asset impairments, certain restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective, involve significant management judgment and can vary substantially from company to company.
●	Underlying Net Interest Income (Expense) (Closest GAAP Metric: Interest income (expense), net) – Measure of the Company's net interest expense adjusted to exclude adjustments to the redemption value of mandatorily redeemable noncontrolling interests.
●	Underlying Depreciation and Amortization (Closest GAAP Metric: Depreciation & Amortization) – Measure of the Company’s depreciation and amortization excluding the impact of non-GAAP adjustment items (as defined above). These adjustments primarily consist of accelerated depreciation or amortization taken related to the Company’s strategic exit or restructuring activities.

Our long-term targets for any of the measures noted above are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide long-term targets for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

2026 Proxy Statement	| 105

ANNEX A

Reconciliations to Nearest U.S. GAAP Measures

Underlying Free Cash Flow

For the year ended
($ in millions)	December 31, 2025
(U.S. GAAP) Net Cash Provided By (Used In) Operating Activities	1,784.4
Less: Additions to properties(1)	(716.6)
Add/Less: Cash impact of non-GAAP adjustment items(2)	73.6
(Non-GAAP) Underlying Free Cash Flow	1,141.4

(1)	Included in net cash provided by (used in) investing activities.
(2)	Included in net cash provided by (used in) operating activities and reflects the $60.6 million payment as final resolution of the Keystone litigation case paid in the first quarter of 2025. Additionally, this includes costs paid for restructuring activities for the year ended December 31, 2025.

Net Debt and Net Debt to Underlying EBITDA Ratio

For the year ended
($ in millions (except net debt to underlying EBITDA))	December 31, 2025
Current portion of long-term debt and short-term borrowings	2,434.1
Add: Long-term debt	3,865.4
Less: Cash and cash equivalents	896.5
Net Debt	5,403.0
(Non-GAAP) Underlying EBITDA(1)	2,315.3
(Non-GAAP) Net debt to underlying EBITDA	2.33

(1)	Represents underlying EBITDA on a trailing twelve month basis.

Underlying EBITDA

As of
($ in millions)	December 31, 2025
(U.S. GAAP) Net income (loss) attributable to MCBC	(2,139.6)
Add: Net income (loss) attributable to noncontrolling interests	(40.6)
Net income (loss)	(2,180.2)
Add: Interest expense (income), net	227.3
Add: Income tax expense (benefit)	(337.8)
Add: Depreciation and amortization	711.3
Add: Amortization of cloud computing arrangements	14.4
Non-GAAP adjustments to arrive at underlying EBITDA(1)	3,880.3
(Non-GAAP) Underlying EBITDA	2,315.3

(1)	Includes pre-tax non-GAAP adjustments to Net income (loss) as described in other non-GAAP reconciliation tables below excluding non-GAAP adjustments to interest expense (income), net, depreciation and amortization, and amortization of cloud computing arrangements. See the (i) Income (Loss) Before Income Taxes Reconciliation, (ii) Underlying Depreciation and Amortization Reconciliation and (iii) Underlying Net Interest Income (Expense) Reconciliation tables for further information on our non-GAAP adjustments.

106 |	2026 Proxy Statement

ANNEX A

Underlying Income (Loss) Before Income Taxes Reconciliation

For the year ended
(In millions, except per share data) (Unaudited)	December 31, 2025
Reported (U.S. GAAP)	$(2,518.0)
Non-GAAP adjustments (pre-tax)
Goodwill impairment(1)	3,645.7
Intangible and tangible asset impairments, excluding goodwill(2)	273.9
Restructuring(3)	64.3
(Gains) and losses on disposals	0.6
Unrealized mark-to-market (gains) losses	(48.4)
Other items(4)	(32.7)
Underlying (Non-GAAP)	$1,385.4

(1)	During the third quarter of 2025, we identified a triggering event that indicated it was more likely than not that the carrying value of the Americas reporting unit exceeded its fair value. As a result, we recorded a partial goodwill impairment loss of $3,645.7 million, of which $77.5 million was attributable to NCI.
(2)	During the third quarter 2025, we identified a triggering event for the Blue Run Spirits asset group in the Americas segment and the Staropramen family of brands in the EMEA&APAC segment. As a result, we recorded intangible impairment losses totaling $273.9 million, of which $18.9 million was attributable to a NCI.
(3)	On October 20, 2025, we announced an Americas Restructuring Plan designed to create a leaner, more agile Americas segment while advancing our ability to reinvest in the business and position our Company for future growth. The plan resulted in charges of $28.7 million, primarily related to severance payments and post-employment benefits, recorded to other operating income (expense), net in our consolidated statements of operations during the year ended December 31, 2025. The remaining charges, predominantly employee-related charges, for the Americas Restructuring Plan are expected to be recorded during the year ended December 31, 2026 and total restructuring charges are expected to be at the low end of the previously communicated range of $35 million to $50 million at approximately $35 million.
(4)	During the first quarter of 2025, we made an investment in Fevertree Drinks plc and hold a minority interest. During the year ended December 31, 2025, we recorded an unrealized gain of $31.7 million resulting from the change in the fair value of the investment.

Underlying (Non-GAAP) Net Interest Income (Expense) Reconciliation

For the year ended
(In millions) (Unaudited)	December 31, 2025
U.S. GAAP Interest income (expense), net	$(227.3)
Adjustment to the redemption value of mandatorily redeemable noncontrolling interest(1)	—
Underlying (Non-GAAP) net interest income (expense)	$(227.3)

Underlying (Non-GAAP) Depreciation and Amortization Reconciliation

For the year ended
(In millions) (Unaudited)	December 31, 2025
U.S. GAAP depreciation and amortization	$(711.3)
Accelerated depreciation(1)	23.1
Underlying (Non-GAAP) depreciation and amortization	$(688.2)

(1)	Primarily a result of a third quarter of 2024 decision to wind down or sell certain of our U.S. craft businesses and related facilities within the Americas segment. As a result, we recorded accelerated depreciation in excess of normal depreciation of $17.9 million for the year ended December 31, 2025.

2026 Proxy Statement	| 107

108 |	2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V88041-P47764-Z92217 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MOLSON COORS BEVERAGE COMPANY P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card). MOLSON COORS BEVERAGE COMPANY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as Molson Coors Beverage Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. VOTE ON DIRECTORS: VOTE ON PROPOSALS: NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please indicate if you plan to attend this meeting. 01) David S. Coors 02) Peter J. Coors 03) Mary Lynn Ferguson-McHugh 04) Rahul Goyal 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Nessa O'Sullivan 08) H. Sanford Riley 09) Jill Timm 10) Leroy J. Williams, Jr. 11) James “Sandy” A. Winnefeld, Jr. ! ! Yes No SCAN TO VIEW MATERIALS & VOTEw

V88042-P47764-Z92217 MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Beverage Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026 Golden Brewery, 300 12th Street, Golden, CO 80401 Cut-off Date For Holders of Class A Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 5, 2026. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Rahul Goyal and Natalie G. Maciolek, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 13, 2026, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V88043-P47764-Z92217 ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MOLSON COORS BEVERAGE COMPANY P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card). ! ! Yes No MOLSON COORS BEVERAGE COMPANY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. VOTE ON DIRECTORS: 01) Christian P. Cocks 02) Roger G. Eaton 03) Charles M. Herington VOTE ON PROPOSAL: 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V88044-P47764-Z92217 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Rahul Goyal and Natalie G. Maciolek, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 13, 2026, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. Participants in the Molson Coors Employees' Retirement and Savings Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the shares of Molson Coors Beverage Company attributed to the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2 AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Beverage Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the Molson Coors Employees' Retirement and Savings Plan For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026 Golden Brewery 300 12th Street Golden, CO 80401 Cut-off Date For Holders of Class B Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 5, 2026. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet. Cut-off Date For Participants in the Molson Coors Employees' Retirement and Savings Plan Voting instructions from participants in the Molson Coors Employees’ Retirement and Savings Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V88045-P47765 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! MOLSON COORS BEVERAGE COMPANY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as Molson Coors Beverage Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please indicate if you plan to attend this meeting. VOTE ON DIRECTORS: 01) David S. Coors 02) Peter J. Coors 03) Mary Lynn Ferguson-McHugh 04) Rahul Goyal 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Nessa O'Sullivan 08) H. Sanford Riley 09) Jill Timm 10) Leroy J. Williams, Jr. 11) James "Sandy" A. Winnefeld, Jr. The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2 and 3. VOTE ON PROPOSALS: Yes No SCAN TO VIEW MATERIALS & VOTEw MOLSON COORS CANADA INC. P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card).

V88046-P47765 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Beverage Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026 Golden Brewery, 300 12th Street, Golden, CO 80401 Cut-off Date For Holders of Class A Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 5, 2026. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Rahul Goyal and Natalie G. Maciolek, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 13, 2026, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V88047-P47765 ! ! ! For All Withhold All For All Except MOLSON COORS BEVERAGE COMPANY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Christian P. Cocks 02) Roger G. Eaton 03) Charles M. Herington Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. 1. Election of Directors VOTE ON DIRECTORS: Yes No VOTE ON PROPOSAL: ! ! ! ! ! For Against Abstain SCAN TO VIEW MATERIALS & VOTEw MOLSON COORS CANADA INC. P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card).

V88048-P47765 MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Beverage Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the Molson Coors Employees' Retirement and Savings Plan For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026 Golden Brewery, 300 12th Street, Golden, CO 80401 Cut-off Date For Holders of Class B Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 5, 2026. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet. Cut-off Date For Participants in the Molson Coors Employees' Retirement and Savings Plan Voting instructions from participants in the Molson Coors Employees’ Retirement and Savings Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 1, 2026 for mailed in ballots and by 7:00 A.M. EDT on May 4, 2026 if voting by telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Rahul Goyal and Natalie G. Maciolek, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 13, 2026, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. Participants in the Molson Coors Employees' Retirement and Savings Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 6, 2026, all the voting rights related to the shares of Molson Coors Beverage Company attributed to the individual at the close of business on March 13, 2026, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2 AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.